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As filed with the Securities and Exchange Commission on March 27, 2007

Registration No. 333-140586

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KKR FINANCIAL HOLDINGS LLC
(Exact Name of Registrant as Specified in its Governing Instrument)

Delaware (State or Other Jurisdiction of incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	11-3801844 (I.R.S. Employer Identification No.)

        555 California Street, 50th Floor
San Francisco, CA 94104
(415) 315-3620
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

        Andrew J. Sossen, Esq.
General Counsel and Secretary
KKR Financial Corp.
555 California Street, 50th Floor, San Francisco, CA 94104, (415) 315-3620
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Michael A. Gordon, Esq. Sidley Austin LLP 1 South Dearborn Street Chicago, IL 60603 (312) 853-2217	Paul C. Pringle, Esq. Sharon R. Flanagan, Esq. Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 (415) 772-1200

        Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. KKR Financial Holdings LLC may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to distribute these securities and we are not soliciting offers to receive these securities in any jurisdiction where such offer or distribution is not permitted.

Subject To Completion, dated March 27, 2007

Proxy Statement/Prospectus

Annual Meeting—Your Vote is Important

Dear KKR Financial Corp. Stockholder:

        The directors and officers of KKR Financial Corp. join me in extending to you a cordial invitation to attend the 2007 annual meeting of our stockholders, or the annual meeting. The annual meeting will be held on Thursday, May 3, 2007, at 11:00 a.m., local time, in the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104.

        Enclosed you will find the notice of meeting, proxy statement/prospectus and proxy card. At the annual meeting, we are seeking to elect twelve directors, all of whom will be elected by the stockholders, voting as a single class. The stockholders will also be asked to ratify the appointment of Deloitte & Touche LLP, as KKR Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2007.

        I am also pleased to report that the KKR Financial Corp. board of directors has approved a restructuring plan to cause KKR Financial Corp., currently a publicly traded Maryland corporation, to become a subsidiary of a recently formed Delaware limited liability company that will become publicly traded as a result of the transactions described herein. We refer to this restructuring plan and certain related transactions as the conversion transaction. The Delaware limited liability company will not be a real estate investment trust, or REIT, but is intended to be a pass-through entity for U.S. federal income tax purposes and will maintain the existence of KKR Financial Corp. as a REIT subsidiary.

        The conversion transaction will be implemented through a series of steps including, among other things, the merger of KKR Financial Merger Corp., a recently formed Maryland corporation and indirect wholly-owned subsidiary of ours, with and into KKR Financial Corp. In the merger, you will receive one share representing a limited liability company interest in KKR Financial Holdings LLC, or share, for each share of KKR Financial Corp. common stock you own. Following the merger, KKR Financial Holdings LLC will hold, through its subsidiaries, including KKR Financial Corp., the assets currently held by KKR Financial Corp. We expect that KKR Financial Holdings LLC will issue approximately 80,464,713 shares in the merger, based on the number of outstanding shares of KKR Financial Corp. common stock as of March 26, 2007. We have applied to have the shares of KKR Financial Holdings LLC listed on the New York Stock Exchange under the symbol "KFN".

        At the annual meeting, KKR Financial Corp. will ask you to approve the merger under the agreement and plan of merger among KKR Financial Corp., KKR Financial Merger Corp. and KKR Financial Holdings LLC.

        The KKR Financial Corp. board of directors has determined that becoming a subsidiary of a limited liability company is in the best interests of KKR Financial Corp. and its stockholders. The KKR Financial Corp. board of directors believes that the conversion transaction is beneficial because, among other things, conversion to a limited liability company structure will provide us with additional flexibility to allocate our capital among asset classes, including reducing over time the level of exposure to mortgage assets that we are currently required to maintain to qualify as a REIT.

        We cannot complete the merger and the conversion transaction unless the holders of at least a majority of the issued and outstanding shares of KKR Financial Corp. common stock entitled to cast votes on the merger vote in favor of the merger. Your board of directors has approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of KKR Financial Corp. and its stockholders and recommends that you vote "FOR" the approval of the merger.

        In addition, your management and board of directors unanimously recommend that you vote "FOR" all nominees for directors and "FOR" ratification of the appointment of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the upcoming year.

        It is very important that your shares be represented at the annual meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the annual meeting.

        This proxy statement/prospectus provides you with detailed information about the conversion transaction and the annual meeting. We encourage you to read carefully this entire proxy statement/prospectus, including all its annexes, and we especially encourage you to read the section entitled "Risk Factors" beginning on page 19.

Sincerely,

Saturnino S. Fanlo Chief Executive Officer and Director

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the accuracy or adequacy of the disclosures contained in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is dated [    •    ], 2007, and is being first mailed to stockholders on or about [    •    ], 2007.

KKR Financial Corp.
555 California Street, 50th Floor
San Francisco, CA 94104

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         TO BE HELD ON MAY 3, 2007

        NOTICE IS HEREBY GIVEN that the annual meeting of KKR Financial Corp. will be held in the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104 on Thursday, May 3, 2007 at 11:00 a.m., local time, to consider and vote on the following matters:

          (1)   A proposal to approve the merger under the agreement and plan of merger dated February 9, 2007 among KKR Financial Corp., KKR Financial Merger Corp., a recently formed Maryland corporation, and KKR Financial Holdings LLC, a recently formed Delaware limited liability company;

          (2)   The election of twelve directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified, or the director proposal;

          (3)   The ratification of the appointment by the board of directors of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2007, or the auditor proposal; and

          (4)   To transact any other business that is properly brought before the annual meeting or at any adjournments or postponements thereof.

        The proposed merger is being undertaken in connection with our restructuring plan to cause KKR Financial Corp. to become a subsidiary of a Delaware limited liability company. KKR Financial Corp. reserves the right to cancel or defer the merger even if stockholders of KKR Financial Corp. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

        The KKR Financial Corp. board of directors has approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of KKR Financial Corp. and its stockholders and recommends that KKR Financial Corp. stockholders vote "FOR" the proposal to approve the merger. In addition, the KKR Financial Corp. board of directors recommends that you vote "FOR" the director proposal and "FOR" the auditor proposal.

        To ensure that your shares are represented at the annual meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope. Any executed but unmarked proxy cards will be voted "FOR" the proposal to approve the merger, the director proposal and the auditor proposal. Stockholders may revoke their proxy in the manner described in the accompanying proxy statement/prospectus before it has been voted at the annual meeting. If your broker holds your shares of KKR Financial Corp. common stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the annual meeting. Please check the voting form used by your broker for information on how to submit your instructions.

        WE CANNOT COMPLETE THE MERGER AND THE OTHER CONVERSION TRANSACTIONS UNLESS THE MERGER IS APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF KKR FINANCIAL CORP. COMMON STOCK ENTITLED TO VOTE ON THE MERGER.

        Details concerning those matters to come before the annual meeting are set forth in the accompanying proxy statement/prospectus for your inspection.

        Our board of directors has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to vote at the annual meeting or any meetings held upon adjournment or postponement of the annual meeting. Only the holders of record of KKR Financial Corp. common stock as of the close of business on March 26, 2007 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        Stockholders are cordially invited to attend the annual meeting in person. The presence at the annual meeting, in person or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street-name" or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

        Your vote is important, no matter how many or how few shares you own. With respect to the proposal to approve the merger, failure to vote will have the same effect as voting against the merger. With respect to the director proposal, the directors will be elected by a plurality of all the votes cast at the annual meeting. Accordingly, because abstentions and broker non-votes as to the election of directors will not be counted as votes cast, they will have no effect on the result of the vote. With respect to the auditor proposal, the affirmative vote of a majority of all the votes cast at the annual meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the fiscal year ending December 31, 2007. Accordingly, because abstentions and broker non-votes as to this proposal will not be counted as votes cast, they will have no effect on the result of the vote on the proposal.

By Order of the Board of Directors,

Andrew J. Sossen Corporate Secretary

[    •    ], 2007
San Francisco, California

ADDITIONAL INFORMATION

        This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of KKR Financial Corp. with respect to the solicitation of proxies by KKR Financial Corp. for the annual meeting described within and a prospectus of KKR Financial Holdings LLC for the shares representing limited liability company interests in KKR Financial Holdings LLC to be issued in the merger. As permitted under the rules of the Securities and Exchange Commission, or the SEC, this proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See "Where You Can Find Additional Information" beginning on page 150. You may also obtain copies of these documents, without charge, from KKR Financial Corp. by writing or calling:

KKR Financial Corp.
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

        You also may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the proxy solicitor for the merger at the following addresses and telephone number:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders Call Toll-free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

        To receive timely delivery of requested documents in advance of the annual meeting, you should make your request no later than April 30, 2007.

VOTING

        KKR Financial Corp. stockholders of record as of the close of business on the record date for the annual meeting may submit their proxies by completing the enclosed proxy card, signing and dating the proxy card and returning the proxy card in the enclosed, postage-paid envelope.

        If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder. Please note that stockholders who hold their shares in "street-name" (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of KKR Financial Corp. common stock represented by properly authorized proxies will be cast at the annual meeting as indicated or, if no instruction is given, in favor of the merger, the director proposal and the auditor proposal. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may come before the annual meeting. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must provide a legal proxy from the broker, bank or other nominee authorizing you to vote the shares.

i

Absence of Dissenters' Rights	67
Restrictions on Sales of KKR Financial Holdings LLC Shares Issued Pursuant to the Merger	67
Accounting Treatment of the Merger	68
OTHER RESTRUCTURING TRANSACTIONS	68
DIVIDEND AND DISTRIBUTION POLICY	69
UNAUDITED PRO FORMA BALANCE SHEET INFORMATION	71
OUR OFFICERS, OUR MANAGER AND THE MANAGEMENT AGREEMENT	73
General	73
Our Officers	73
Investment Committee	74
The Management Agreement	75
Management Fees and Incentive Compensation	78
The Collateral Management Agreements	80
2004 Stock Incentive Plan; Options and Restricted Stock Awards	81
OUR BOARD OF DIRECTORS	84
Our Directors	84
Biographical Information	84
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	86
DIRECTOR COMPENSATION	89
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	92
CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH OUR MANAGER	94
AFFILIATED TRANSACTIONS POLICY OF OUR MANAGER AND OUR AFFILIATED TRANSACTIONS COMMITTEE	95
DESCRIPTION OF SHARES OF KKR FINANCIAL HOLDINGS LLC	101
Distributions	101
COMPARISON OF RIGHTS OF STOCKHOLDERS OF KKR FINANCIAL CORP. AND HOLDERS OF SHARES OF KKR FINANCIAL HOLDINGS LLC	107
LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS	117
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	118
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	143
AUDIT COMMITTEE MATTERS	143
ADDITIONAL PROPOSALS FOR THE ANNUAL MEETING	145
PROPOSAL TWO: ELECTION OF DIRECTORS	145
PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	146
CORPORATE GOVERNANCE	147
LEGAL MATTERS	149
EXPERTS	149

ii

STOCKHOLDER PROPOSALS	149
OTHER MATTERS	149
WHERE YOU CAN FIND ADDITIONAL INFORMATION	150
Annex A—Merger Agreement
Annex B—Form of LLC Agreement
Annex C—Audit Committee Charter

iii

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE CONVERSION TRANSACTION

Q:
Why am I receiving this proxy statement/prospectus?

A:
The KKR Financial Corp. board of directors has approved a restructuring plan to convert from a publicly traded Maryland corporation to a publicly traded Delaware limited liability company. We refer to this restructuring plan and certain related transactions as the conversion transaction. The conversion transaction will be implemented through a series of steps including, among other things, the merger of KKR Financial Merger Corp., a recently formed Maryland corporation and indirect wholly-owned subsidiary of ours, with and into KKR Financial Corp. In the merger, you will receive one share representing a limited liability company interest, or share, in KKR Financial Holdings LLC for each share of KKR Financial Corp. common stock you own. KKR Financial Corp. is seeking stockholder approval necessary to approve the merger at the annual meeting. This document is a proxy statement because it is being used by the board of directors of KKR Financial Corp. to solicit proxies to approve the merger, the election of twelve directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified, or the director proposal, and the ratification and appointment by the board of directors of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2007, or the auditor proposal. It is a prospectus because KKR Financial Holdings LLC is offering shares in exchange for shares of KKR Financial Corp. common stock if the merger is completed.

Q:
Will investors continue to receive favorable tax treatment in the limited liability company structure?

A:
Yes. Under the limited liability company structure, you will generally continue to have substantially all of the advantages of single-layer taxation, and you will continue to benefit from the flow-through tax treatment of long-term capital gains. KKR Financial Holdings LLC, however, will be subject to significantly different requirements with respect to its tax status than KKR Financial Corp. is with respect to its real estate investment trust, or REIT, tax status, and you will be treated as owning an interest in a pass-through entity, rather than stock in a REIT, for U.S. federal income tax purposes. As a result, you will generally be required to take into account your share of KKR Financial Holdings LLC's items of income, gain, loss, deduction and credit on a current basis, without regard to whether you receive a corresponding cash distribution. Unlike our present REIT structure, moreover, we will not be subject to the same distribution requirements and the board of directors may determine in the future to distribute less than if KKR Financial Holdings LLC was taxed as a REIT. We currently anticipate that our aggregate annual distributions will be no less than historical amounts, although all future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors. You are urged to read the section titled "Material U.S. Federal Income Tax Considerations" beginning on page 118 and "Dividend and Distribution Policy" beginning on page 69 and to consult your tax advisor regarding the federal, state and local and foreign tax consequences to you of the conversion transaction and a continuing investment in our shares.

Q:
What will I receive in connection with the conversion transaction?

If
the merger is completed, you will receive one share of KKR Financial Holdings LLC in exchange for each of your currently outstanding shares of KKR Financial Corp. common stock.

Q:
When do you expect to complete the conversion transaction?

A:
We expect to complete the conversion transaction in the second quarter.

However, KKR Financial Corp. reserves the right to cancel or defer the merger even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

Q:
What am I being asked to vote on at the annual meeting?

A:
You are being asked to vote to approve the merger, the director proposal and the auditor proposal.

Q:
Will the Manager continue to manage the business following the transaction?

A:
Yes. In connection with the merger, the management agreement between KKR Financial Corp. and the Manager will be amended and restated and KKR Financial Holdings LLC will assume all obligations of KKR Financial Corp. under the management agreement. The economic terms of the amended and restated management agreement will not be changed.

Q:
Who can vote at the annual meeting and what vote is required to approve the merger?

A:
Holders of record of KKR Financial Corp. common stock at the close of business on March 26, 2007 may vote at the annual meeting. The approval of the merger by KKR Financial Corp. stockholders requires the affirmative vote of the holders of a majority of the issued and outstanding shares of KKR Financial Corp.'s common stock entitled to cast votes on the merger. As of March 26, 2007, the record date for the annual meeting, there were 80,464,713 shares of common stock of KKR Financial Corp. outstanding and entitled to vote.

Q:
How does the board of directors of KKR Financial Corp. recommend I vote on the proposals?

A:
Your board of directors believes that the merger is advisable and in the best interests of KKR Financial Corp. and its stockholders and recommends that you vote "FOR" the approval of the merger. In addition, your board of directors recommends that you vote "FOR" the director proposal and "FOR" the auditor proposal.

Q:
When and where is the annual meeting?

A:
The annual meeting will take place on May 3, 2007 at 11 a.m., local time, at the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104.

Q:
Can I attend the annual meeting and vote my shares in person?

A:
Yes. All stockholders of record on March 26, 2007 are invited to attend the annual meeting. If your shares are held through a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder.

Q:
How will my proxy be voted?

A:
If you complete, sign, date and return your proxy card(s), your proxy will be voted in accordance with your instructions.

If you submit your proxy but do not indicate how you want to vote, your shares will be voted "FOR" the proposal to approve the merger, "FOR" the director proposal and "FOR" the auditor proposal and in the discretion of the proxy holder on any other matters that are properly brought before the annual meeting, or any adjournment or postponement thereof.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder. Please note that stockholders who hold their shares in "street-name" (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of KKR Financial Corp. common stock represented by properly authorized proxies will be cast at the annual meeting as indicated or, if no instruction is given, in favor of the merger, the director proposal and the auditor proposal. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may come before the annual meeting.

Q:
What do I need to do now?

A:
You should carefully read and consider the information contained in this proxy statement/prospectus including its annexes. It contains important information about the annual meeting and what the board of directors of KKR Financial Corp. considered in evaluating the conversion transaction, the merger and the merger agreement.

You should then complete, sign and date your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting. If your shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this proxy statement/prospectus.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you can do this by giving written notice to our corporate secretary, by submitting another properly executed proxy with a later date, or by attending the meeting and voting in person. If you are a stockholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions. See "Voting and Proxies; Information About the Annual Meeting" beginning on page 49.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, we will send to you instructions for exchanging your stock certificates that currently represent your existing KKR Financial Corp. common stock for new certificates representing your KKR Financial Holdings LLC shares.

Q:
Whom should I call with questions?

A:
If you have any questions about the annual meeting or the merger, would like additional copies of the proxy statement/prospectus, or need assistance with voting your shares, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers in order to understand in greater detail the conversion transaction, the merger and the other proposals to be considered at the annual meeting. In particular, you should read the annexes attached to this proxy statement/prospectus, including the merger agreement, which is attached as Annex A. You also should read the form of limited liability company agreement of KKR Financial Holdings LLC, which is attached as Annex B, because this document governs your rights as a holder of shares following the merger.

        The information contained in this proxy statement/prospectus, unless otherwise indicated, assumes the conversion transaction and all the transactions related to the conversion transaction, including the merger, will occur. When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms "Company," "KKR Financial," "we," "our" and "us" refer to KKR Financial Corp. and its subsidiaries with respect to the period prior to the merger, and KKR Financial Holdings LLC and its subsidiaries, including KKR Financial Corp., with respect to the period after the merger.

The Companies

KKR Financial Corp.
555 California Street, 50th Floor
San Francisco, CA 94104
(415) 315-3620

        KKR Financial Corp. is a Maryland corporation that is taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage with the objective of generating competitive risk-adjusted returns. KKR Financial Corp. currently makes investments in the following asset classes:

  •
  residential mortgage loans and mortgage-backed securities;

  •
  corporate loans and debt securities;

  •
  commercial real estate loans and debt securities;

  •
  asset-backed securities; and

  •
  marketable and non-marketable equity securities.

        KKR Financial Corp. also makes opportunistic investments in other asset classes from time to time.

        KKR Financial Corp.'s objective is to provide competitive risk-adjusted returns to its investors through a combination of dividends and capital appreciation. As part of its multi-asset class strategy, it seeks to invest opportunistically in those asset classes that it believes can generate competitive leveraged risk-adjusted returns, subject to maintaining its status as a REIT and its exemption from regulation under the Investment Company Act of 1940, as amended, or the 1940 Act.

        KKR Financial Corp.'s income is generated primarily from the difference between the interest and dividend income earned on its investments and the cost of its borrowings, plus

  •
  realized and unrealized gains and losses on its derivatives that are not accounted for as hedges;

  •
  realized gains and losses from the sales of investments; and

  •
  fee income.

        KKR Financial Corp. is externally managed and advised by KKR Financial Advisors LLC, or the Manager, pursuant to a management agreement. The Manager is an affiliate of Kohlberg Kravis Roberts & Co. L.P., or KKR, a leading sponsor of private equity funds and other investment vehicles. Certain individuals associated with KKR serve on the KKR Financial Corp. board of directors and the Manager's investment committee and will serve on the board of directors of KKR Financial Holdings LLC after the completion of the conversion transaction.

        KKR Financial Corp. was organized in July 2004 and completed its initial private placement of shares of common stock in August 2004. On June 29, 2005, KKR Financial Corp. completed its initial public offering. KKR Financial Corp.'s common stock is listed on the NYSE under the symbol "KFN" and began trading on June 24, 2005.

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, CA 94104
(415) 315-3620

        KKR Financial Holdings LLC is a recently formed Delaware limited liability company. Upon completion of the merger of KKR Financial Merger Corp. with and into KKR Financial Corp., all outstanding shares of KKR Financial Corp. common stock will be converted into shares representing limited liability company interests, or shares, in KKR Financial Holdings LLC and KKR Financial Holdings LLC will become a publicly traded company. Prior to the merger, KKR Financial Holdings LLC will conduct no business other than that incident to the merger. KKR Financial Holdings LLC was organized in Delaware on January 17, 2007.

KKR Financial Merger Corp.
555 California Street, 50th Floor
San Francisco, CA 94104
(415) 315-3620

        KKR Financial Merger Corp. is a recently formed Maryland corporation organized on January 11, 2007 to merge with and into KKR Financial Corp. KKR Financial Holdings LLC is the sole stockholder of KKR Financial Merger Corp. Prior to the merger, KKR Financial Merger Corp. will conduct no business other than that incident to the merger.

General

        The board of directors of KKR Financial Corp. has approved a plan to cause KKR Financial Corp., currently a publicly traded Maryland corporation, to become a subsidiary of a recently formed Delaware limited liability company, KKR Financial Holdings LLC, that is intended to be a pass-through entity for U.S. federal income tax purposes and that will become publicly traded as a result of the transactions described herein. We refer to the merger and the related restructuring transactions described in this proxy statement/prospectus as the conversion transaction.

        KKR Financial Corp. reserves the right to cancel or defer the merger even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

        We estimate that one-time transaction costs incurred or to be incurred in connection with the conversion transaction will be approximately $2 million.

Conversion of Shares of KKR Financial Corp. into Shares of KKR Financial Holdings LLC (See page 65)

        If the merger is completed, you will receive one share of KKR Financial Holdings LLC in exchange for each of your currently outstanding shares of KKR Financial Corp. common stock.

Treatment of Outstanding Equity Awards (See page 65)

        KKR Financial Holdings LLC will assume all obligations under the Amended and Restated 2004 Stock Incentive Plan of KKR Financial Corp., or the stock incentive plan. All rights of participants to acquire shares of common stock of KKR Financial Corp. under the stock incentive plan will be converted into rights to acquire shares in KKR Financial Holdings LLC in accordance with the terms of the incentive plan.

Structure of the Merger

        In order to help you better understand the merger and how it will affect KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp., the charts below illustrate, in simplified form, the following:

  •
  Before: the organizational structure of KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp., excluding KKR Financial Corp.'s current operating subsidiaries, immediately before the merger;

  •
  Merger: the steps involved in, and the effects of, the merger of KKR Financial Merger Corp. with and into KKR Financial Corp., and the exchange of shares of KKR Financial Corp. common stock for shares in KKR Financial Holdings LLC; and

  •
  After: the organizational structure of KKR Financial Corp. and KKR Financial Holdings LLC, immediately after the completion of the merger and certain other related transactions.

Other Restructuring Transactions (See page 68)

        Immediately after the merger, KKR Financial Corp. intends to distribute a significant amount of its non-real estate assets to KKR Financial Holdings LLC, some of which will subsequently be contributed to newly formed, wholly-owned Delaware limited liability company subsidiaries or taxable corporate subsidiaries. The distribution of assets out of KKR Financial Corp. will trigger the recognition of unrealized built-in gains for U.S. federal income tax purposes to the extent the fair market value of these assets exceeds our tax basis on the date of transfer. Any assets distributed out of KKR Financial Corp. with a tax basis in excess of fair market value (which excess is known as an "unrealized built-in loss") will receive a reduction in tax basis, but we will not be able to recognize the unrealized built-in losses related thereto for U.S. federal income tax purposes. We will attempt to distribute assets in a tax efficient manner, which may ultimately restrict our ability to distribute certain investments out of KKR Financial Corp.

Board of Directors of KKR Financial Holdings LLC; Manager of KKR Financial Holdings LLC

        The existing board of directors of KKR Financial Corp. will be the board of directors of KKR Financial Holdings LLC after the conversion transaction. The Manager will manage KKR Financial Holdings LLC after the conversion transaction pursuant to the amended and restated management agreement.

Recommendation of the Board of Directors (See page 49)

        The KKR Financial Corp. board of directors has approved the merger, the conversion transaction and the merger agreement, and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of KKR Financial Corp. and its stockholders and recommends that you vote "FOR" the approval of the merger. In addition, the KKR Financial Corp. board of directors recommends that you vote "FOR" the director proposal and "FOR" the auditor proposal.

Interests of Certain Persons in the Conversion Transaction (See page 63)

        Certain of our directors and officers and our Manager have interests in the conversion transaction that are different from, and in addition to, the interests of other KKR Financial Corp. stockholders. As a result, certain of the directors and officers of KKR Financial Corp. and our Manager may be more likely to recommend that KKR Financial Corp.'s stockholders approve the merger than if they did not have these interests.

  •
  Incentive Plan.    KKR Financial Holdings LLC will assume all obligations under the stock incentive plan and all rights of participants to acquire shares of common stock of KKR Financial Corp. under the stock incentive plan will be converted into rights to acquire shares of KKR Financial Holdings LLC in accordance with the terms of the incentive plan.

  •
  Management Agreement.    In connection with the merger, the management agreement between KKR Financial Corp. and KKR Financial Advisors LLC will be amended and restated and KKR Financial Holdings LLC will assume all obligations of KKR Financial Corp. under the management agreement. The economic terms of the amended and restated management agreement will not be changed.

  •
  Ownership by Directors and Officers.    Saturnino S. Fanlo, our chief executive officer, and David A. Netjes, our chief operating officer, also serve in those capacities for our Manager and are expected to beneficially own approximately 5.0% and 4.9% of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of the conversion transaction. In addition, our chairman, Paul M. Hazen, who serves as a member of our Manager's investment committee, and one of our directors, Scott C. Nuttall, who serves as a member of our Manager's investment committee and is an executive at KKR, are expected to beneficially own approximately 4.7% and 4.4%, respectively, of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of our conversion transaction. For purposes of computing the percentage of shares of KKR Financial Holdings LLC to be beneficially owned by any person or persons on a fully diluted basis immediately following the consummation of the conversion transaction, we have based that calculation on the shares of KKR Financial Corp. outstanding as of February 28, 2007 and have assumed the exercise of all stock options beneficially owned by such person or persons, as the case may be. In addition, KKR and Messrs. Fanlo and Netjes own 65%, 21% and 14%, respectively, of the outstanding ownership interests in KKR Financial LLC, the parent of our Manager. Additionally, subject to certain vesting requirements that have not been fulfilled, Messrs. Fanlo and Netjes have agreed to transfer 6% of the outstanding ownership interests in KKR Financial LLC from their personal holdings to Messrs. Mark D. Lerdal and Ryan J. Marshall, both senior members of KKR Financial LLC.

  •
  Ownership by Manager and Its Affiliates.    Our Manager and its affiliates will own approximately 12.1% of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of the conversion transaction.

  •
  Investments.    After the conversion transaction is completed, it is expected that we will invest an increased amount in corporate leveraged loans, high-yield securities and equity securities. We expect that many of these investment opportunities will be in companies affiliated with KKR. A number of conflicts of interests arise when we invest in leveraged loans and securities of entities affiliated with KKR.

Distribution Policy Following the Conversion Transaction (See page 69)

        Provided the conversion transaction is completed, KKR Financial Holdings LLC currently intends to distribute approximately 75% to 95% of its taxable income to its shareholders subject to various considerations, including, but not limited to, liquidity requirements, distribution restrictions contained in our current or future financing facilities, KKR Financial Holdings LLC's distribution yield relative to its peers, and other relevant factors identified and considered by the board of directors of KKR Financial Holdings LLC. We currently anticipate that our aggregate annual distributions per share will be no less than historical amounts, although all future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors.

Material U.S. Federal Income Tax Consequences of the Merger and Conversion Transaction (See page 119)

        Although the merger is, for state law purposes, a merger of KKR Financial Merger Corp. with and into KKR Financial Corp., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your KKR Financial Corp. common stock to KKR Financial Holdings LLC in exchange for shares of KKR Financial Holdings LLC. As discussed in "Material U.S. Federal Income Tax Considerations" beginning on page 118, you will not recognize any taxable gain or loss with respect to the exchange of KKR Financial Corp. common stock for shares of KKR Financial Holdings LLC in the merger. However, you will be required to recognize your allocable share of any dividends and gains recognized by KKR Financial Holdings LLC upon the distribution of certain non-real estate assets by KKR Financial Corp. to KKR Financial Holdings LLC and the deemed liquidation of one of the wholly-owned CDOs as a part of the conversion transaction. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger and the Conversion Transaction—Federal Income Tax Consequences of Other Aspects of the Conversion Transaction." The

initial aggregate tax basis of the shares you receive in the merger will be the aggregate tax basis of the shares of KKR Financial Corp. common stock surrendered in exchange therefor. Your holding period in the shares received in the merger will include the holding period for the shares of KKR Financial Corp. common stock surrendered in exchange therefor. The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the conversion transaction and of holding our shares to any particular holder will depend on the holder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences, including the federal, state, local, and foreign tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our shares.

Taxation of KKR Financial Holdings LLC Following the Conversion Transaction (See page 118)

        KKR Financial Holdings LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. As a holder of shares, you will be required to take into account your allocable share of items of KKR Financial Holdings LLC's income, gain, loss, deduction and credit for the taxable year of KKR Financial Holdings LLC ending within or with your taxable year. As discussed in "Material U.S. Federal Income Tax Considerations" beginning on page 119, KKR Financial Holdings LLC's ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.

        You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of the conversion transaction and of acquiring, holding, exchanging or otherwise disposing of our shares.

Stockholders Entitled to Vote (See page 50)

        The KKR Financial Corp. board of directors has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting. As of March 26, 2007, there were 80,464,713 shares of KKR Financial Corp. common stock outstanding and entitled to vote and 21 holders of record. At the close of business on the record date, KKR Financial Corp. directors and executive officers as a group owned and were entitled to vote 1,404,984 shares of KKR Financial Corp. common stock, representing approximately 1.7% of the outstanding voting power of KKR Financial Corp. common stock. All of the directors and executive officers of KKR Financial Corp. that are entitled to vote at the KKR Financial Corp. annual meeting have indicated that they currently intend to vote their shares of KKR Financial Corp. common stock in favor of approving the merger, the director proposal and the auditor proposal.

Votes Required; No Dissenters' Rights (See pages 50 and 67)

        The affirmative vote of a majority of the outstanding shares of KKR Financial Corp. common stock entitled to cast votes on the merger is required to approve the merger. Under Maryland corporate law and KKR Financial Corp.'s amended and restated charter, you will not be entitled to dissenters' rights of appraisal as a result of the merger. With respect to the director proposal, the directors will be elected by a plurality of all the votes cast at the annual meeting. With respect to the auditor proposal, the affirmative vote of a majority of all the votes cast at the annual meeting is necessary for the ratification of the auditor proposal.

Regulatory Approvals (See page 67)

        We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of articles of merger as required under the Maryland General Corporation Law, or MGCL, and various state governmental authorizations.

Comparison of Rights of Stockholders of KKR Financial Corp. and of Holders of Shares of KKR Financial Holdings LLC (See page 107)

        The rights of KKR Financial Corp. stockholders under the MGCL will be different than the rights of holders of shares of KKR Financial Holdings LLC under the Delaware Limited Liability Company Act. There will be additional differences in the rights of KKR Financial Corp. stockholders and holders of shares of KKR Financial Holdings LLC under the provisions of the organizational documents of each company.

Historical Market Price of KKR Financial Corp. Common Stock

        KKR Financial Corp. common stock is listed on the NYSE under the symbol "KFN." On [    •    ], 2007, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price of KKR Financial Corp. common stock on the NYSE was $[    •    ] per share.

        The following table presents the reported high and low sale prices of KFN Financial Corp. common stock on the NYSE for the periods presented and as reported in the New York Stock Exchange Composite Transaction report. You should obtain a current stock price quotation for KKR Financial Corp. common stock.

Period From January 1, 2007 to March 23, 2007

	Sales Price
	High	Low
From January 1, 2007 to March 23, 2007	30.27	25.22

Year Ended December 31, 2006

	Sales Price
Quarter Ended
	High	Low
December 31, 2006	$27.43	$24.02
September 30, 2006	$25.24	$20.96
June 30, 2006	$23.50	$20.51
March 31, 2006	$24.25	$22.10

Year Ended December 31, 2005

	Sales Price
Quarter Ended
	High	Low
December 31, 2005	$24.18	$20.71
September 30, 2005	$25.01	$21.55
June 30, 2005 (from June 24, 2005)*	$25.07	$24.00

*
KKR Financial Corp. common stock began trading on the NYSE on June 24, 2005.

        It is expected that, upon completion of the merger, the KKR Financial Holdings LLC shares will be listed and traded on the NYSE under the symbol "KFN." The historical trading prices of KKR Financial Corp.'s common stock are not necessarily indicative of the future trading prices of KKR Financial Holdings LLC shares because, among other things, the current stock price of KKR Financial Corp. does not necessarily take into account the changes in KKR Financial Corp.'s business that will occur in connection with the conversion transaction.

        As of December 31, 2006, KKR Financial Corp. had 80,464,713 issued and outstanding shares of common stock that were held by 21 holders of record.

Historical Distributions on KKR Financial Corp. Common Stock

        KKR Financial Corp. generally needs to distribute at least 90% of its taxable income each year (subject to certain adjustments) to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

        The following table shows the distributions relating to KKR Financial Corp.'s 2006 and 2005 fiscal years:

Year Ended December 31, 2006

Record Date	Payment Date	Cash Distribution Declared per Share
February 15, 2007	February 28, 2007	$0.54
November 16, 2006	November 30, 2006	$0.52
August 16, 2006	August 30, 2006	$0.49
May 17, 2006	May 31, 2006	$0.45

Year Ended December 31, 2005

Record Date	Payment Date	Cash Distribution Declared per Share
February 15, 2006	February 28, 2006	$0.40
November 16, 2005	November 30, 2005	$0.32
June 21, 2005	August 2, 2005	$0.40
April 5, 2005	April 18, 2005	$0.25

        KKR Financial Holdings LLC is a newly formed entity and prior to the conversion transaction has not made any distributions. KKR Financial Holdings LLC will not be subject to the same distribution requirements that have been applicable to KKR Financial Corp. For a description of the distribution policy of KKR Financial Holdings LLC following the conversion transaction, see "Dividend and Distribution Policy" beginning on page 69.

SELECTED HISTORICAL FINANCIAL DATA

        We are providing the following selected historical consolidated financial data of KKR Financial Corp. to assist you in your analysis of the financial aspects of the merger. We derived the annual historical data from the audited consolidated financial statements of KKR Financial Corp. as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005 and the period from August 12, 2004 (inception) through December 31, 2004. The information is only a summary and should be read in conjunction with our historical audited consolidated financial statements and related notes contained in the KKR Financial Corp. annual reports on Form 10-K for the years ended December 31, 2006 and 2005, which have been incorporated by reference in the proxy statement/prospectus, as well as other information that has been filed with the SEC. See "Where You Can Find Additional Information" beginning on page 150 for information on where you can obtain copies of this information. The historical results included below and elsewhere in this document are not necessarily indicative of the future performance of KKR Financial Corp. or KKR Financial Holdings LLC. We have not presented historical financial information for KKR Financial Holdings LLC because it was formed on January 17, 2007 and has no operations, assets or liabilities other than those incident to completing the conversion transaction.

	Year ended December 31, 2006	Year ended December 31, 2005	Period from August 12, 2004 (inception) through December 31, 2004
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net investment income:
Total investment income	$950,037	$399,929	$8,122
Interest expense	(741,680)	(279,718)	(975)
Provision for loan losses	—	(1,500)	—

Net investment income	208,357	118,711	7,147
Other income (loss):
Total other income (loss)	20,755	7,560	(488)
Non-investment expenses:
Related party management compensation	65,298	50,791	11,222
Professional services	4,904	4,121	901
Loan servicing expense	14,750	5,143	—
Insurance expense	909	975	335
Directors expenses	1,486	1,071	341
General and administrative expenses	11,191	5,945	797

Total non-investment expenses	98,538	68,046	13,596

Income (loss) before equity in income of unconsolidated affiliate and income tax expense (benefit)	130,574	58,225	(6,937)
Equity in income of unconsolidated affiliate	5,722	—	—

Income (loss) before income tax expense (benefit)	136,296	58,225	(6,937)
Income tax expense (benefit)	964	3,144	(228)

Net income (loss)	$135,332	$55,081	$(6,709)

Net income (loss) per common share:
Basic	$1.73	$0.93	$(0.17)

Diluted	$1.71	$0.92	$(0.17)

Weighted-average number of common shares outstanding:
Basic	78,166	58,998	39,796

Diluted	78,948	60,087	39,796

Distributions declared per common share	$1.86	$0.97	$—

	As of December 31, 2006	As of December 31, 2005
	(in thousands, except per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$5,125	$16,110
Restricted cash and cash equivalents	138,065	80,223
Securities available-for-sale, $8,336,435 and $5,910,399 pledged as collateral as of December 31, 2006 and 2005, respectively	8,500,636	6,149,506
Loans, net of allowance for loan losses of $1,500 as of December 31, 2006 and 2005, respectively	8,442,021	8,846,341
Total assets	17,565,177	15,290,540
Total borrowings	15,749,301	13,363,838
Total liabilities	15,841,746	13,635,394
Total stockholders' equity	1,723,431	1,655,146
Book value per share	$21.42	$20.59

SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

        Under generally accepted accounting principles, the conversion transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of KKR Financial Holdings LLC will be recorded at the historical cost of KKR Financial Corp. as reflected on KKR Financial Corp.'s consolidated financial statements. Accordingly, the consolidated financial statements of KKR Financial Holdings LLC immediately following the conversion transactions will be substantially similar to the consolidated financial statements of KKR Financial Corp. immediately prior to the conversion transaction. The consolidated financial statements of KKR Financial Holdings LLC will not be the same as those of KKR Financial Corp. because promptly after the merger we will undertake a private offering of approximately 125 shares of preferred stock (which we estimate will raise approximately $625,000) of KKR Financial Corp. in order to maintain its status as a REIT. Since the consolidated financial statements of KKR Financial Holdings LLC are substantially similar to those of KKR Financial Corp., full pro forma and comparative financial information regarding KKR Financial Holdings LLC and its consolidated subsidiaries giving effect to the conversion transaction have not been included herein. We have included certain limited pro forma information below as well as certain pro forma consolidated balance sheet and capitalization information under "Pro Forma Balance Sheet and Capitalization Information."

Comparative Historical and Pro Forma Per Share Data

        The following tables set forth selected historical per share data for KKR Financial Corp. and selected unaudited pro forma per share data after giving effect to the conversion transaction. You should read this information in conjunction with the selected historical financial information and the information appearing under "Unaudited Pro Forma Balance Sheet Information" included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes that are incorporated in this proxy statement/prospectus by reference. The unaudited pro forma consolidated financial data are presented for informational purposes only and are subject to estimates, assumptions and uncertainties. You should not rely on the pro forma financial data as an indication of the financial position or results of operations of future periods or the results that actually would have been realized had the conversion transaction occurred prior to the periods presented.

Historical Data Per Share

        The historical book value per share data of KKR Financial Corp. presented below is computed by dividing total stockholders' equity of $756.7 million, $1,655.1 million and $1,723.4 million on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, by the number of shares outstanding on those dates.

	Period from August 12, 2004 (inception) through December 31, 2004	Year ended December 31, 2005	Year ended December 31, 2006
Net income (loss) per common share:
Basic	$(0.17)	$0.93	$1.73
Diluted	(0.17)	0.92	1.71
Distributions declared per common share	—	0.97	1.86
Book value per share	$18.46	$20.59	$21.42

Unaudited Pro Forma Per Share Data

        The pro forma book value per share data of KKR Financial Holdings LLC is computed by dividing pro forma total stockholders' equity of $1,655.0 million at December 31, 2005 and $1,723.3 million at December 31, 2006 by 80,374,061 shares outstanding at December 31, 2005 and 80,464,713 shares outstanding at December 31, 2006. For additional information with respect to certain assumptions used in the calculation of this pro forma financial data, see "Unaudited Pro Forma Balance Sheet Information" included elsewhere in this proxy statement/prospectus. The pro forma financial data does not reflect any adjustment for the costs that we will incur in connection with the conversion transaction, which we currently estimate will be approximately $2 million.

	Year ended December 31, 2005	Year ended December 31, 2006
	Pro forma	Pro forma
Net income (loss) per common share:
Basic	$0.93	$1.73
Diluted	0.92	1.71
Distributions declared per common share	0.97	1.86
Book value per share	$20.59	$21.42

RISK FACTORS

        In addition to the other information in this proxy statement/prospectus, you should carefully consider the following risk factors relating to the proposed conversion transaction in determining whether or not to vote for approval of the merger. You should carefully consider the additional risks described in KKR Financial Corp.'s annual, quarterly and current reports, including those identified in KKR Financial Corp.'s annual report on Form 10-K for the year ended December 31, 2006, or annual report. See the section titled "Where You Can Find Additional Information" beginning on page 150. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on these forward-looking statements under the section titled "Special Note About Forward-Looking Statements" on page 48.

        If any of the risks described below were to occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to occur, the price of our shares could decline, and you could lose all or part of your investment.

Risks Related to Conversion Transaction

After the conversion transaction we intend to allocate significantly more capital to non-real estate investments, which may result in a riskier investment portfolio and increased volatility in our earnings, and as a result may adversely affect the market price of our shares.

        A primary reason for undertaking the conversion transaction is so that we have additional flexibility to allocate capital among asset classes, including reducing the level of capital allocated to real estate investments. After the conversion transaction, we intend to allocate significantly more capital to non-real estate investments that we believe may have a higher return on equity, or ROE, but which we believe are riskier and more volatile than our existing real estate investments.

We may not be able to immediately reallocate our capital, which may adversely affect the market price of shares.

        The reallocation of the capital from real estate investments to non-real estate investments may occur over several years as we may not be able to immediately liquidate our real estate investments due to tax, 1940 Act and other considerations. In addition, we may experience delays in the redeployment of our capital to non-real estate investments based on our ability to source non-real estate investments which meet our risk and return criteria.

Under the limited liability company structure, our Manager may receive an increased incentive fee since it will be allocating more capital to investments with a higher ROE, which investments may be riskier and more volatile than other investments.

        In addition to its management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. Our Manager may have an incentive to support the conversion transaction since it may produce increased incentive compensation due to the allocation of additional capital to investments with a higher ROE. In addition, the allocation of additional capital to non-real estate investments that are riskier and more speculative increases the risk of your investment in shares.

The conversion transaction may not be completed, which may harm the market price of KKR Financial Corp.'s common stock.

        Although KKR Financial Corp.'s board of directors has approved the conversion transaction and has approved and adopted the merger agreement, which effects the conversion transaction, the completion of the merger and the conversion transaction is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger or the conversion transaction will be completed. In addition, we reserve the right to cancel or defer the merger or the conversion transaction even if stockholders of KKR Financial Corp. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. You will not have any right to vote or have any input on our board of directors' decision to delay or cancel the merger or the conversion transaction.

        While KKR Financial Corp. will continue its operations if the conversion transaction is not completed for any reason, it may be harmed in a number of ways, including the following:

  •
  the market price of KKR Financial Corp. common stock may decline to the extent that the current market price of such stock reflects a market assumption that the conversion transaction will be completed;

  •
  an adverse reaction from investors and potential investors in KKR Financial Corp. may reduce future debt or equity financing opportunities; and

  •
  KKR Financial Corp.'s costs related to the merger, including legal and accounting fees, must be paid even if the conversion transaction is not completed.

Because KKR Financial Holdings LLC is not taxed as a REIT, it will not be subject to the same distribution requirements to which KKR Financial Corp. is subject and therefore may distribute a lower percentage of its taxable income to the holders of its shares.

        As a REIT, KKR Financial Corp. is required to distribute at least 90% of its taxable income (subject to certain adjustments) to its stockholders each year in order to maintain its status as a REIT. As a result of the merger, your shares of common stock of KKR Financial Corp. will be converted into shares of KKR Financial Holdings LLC. Because it is not taxed as a REIT, KKR Financial Holdings LLC is not subject to the 90% distribution requirement and the board of directors may therefore determine in the future to distribute less than if KKR Financial Holdings LLC was taxed as a REIT.

Following completion of the conversion transaction, we may be able to engage in more transactions with companies that are controlled by or affiliated with KKR, which may result in or create the appearance of conflicts of interest.

        The conversion transaction will allow us to allocate more capital over time to non-real estate investments and therefore potentially to engage in more transactions involving companies controlled by or affiliated with KKR. Because KKR is an affiliate of our Manager, these transactions may result in or create the appearance of conflicts of interest. In connection with the conversion transaction, KKR Financial Corp.'s investment policies, which we refer to as the Investment Policies, are being amended, among other things, to provide additional flexibility to the Manager to engage in a higher percentage of affiliated transactions without seeking the prior approval of either the Affiliated Transactions Committee or the independent directors of our board of directors.

The current market price of our common stock may not be indicative of the market price of shares of KKR Financial Holdings LLC following the conversion transaction.

        KKR Financial Corp.'s current share price may not be indicative of how the market will value the shares of KKR Financial Holdings LLC following the conversion transaction because of the change in our legal structure, change in capital allocations and any potential change in our distribution policy, when implemented. KKR Financial Corp.'s current stock price does not necessarily take into account these effects and changes, and the share price of KKR Financial Holdings LLC after the conversion transaction could be lower than the current stock price of KKR Financial Corp.

Substantial sales of shares of KKR Financial Holdings LLC could occur in connection with the conversion transaction, which could cause our share price to decline.

        Shares of KKR Financial Holdings LLC received in the merger generally may be sold in the public markets immediately following the merger. Some KKR Financial Corp. stockholders may sell their shares of KKR Financial Holdings LLC shortly after the merger for any number of reasons. In particular, certain of KKR Financial Corp.'s stockholders may be subject to investment guidelines that require that a specified percentage of their portfolio be REIT investments or may simply not wish to hold shares of KKR Financial Holdings LLC. In addition, as described under "—Tax Risks—Tax-exempt holders of shares of KKR Financial Holdings LLC will likely recognize significant amounts of 'unrelated business taxable income,"' holders of the shares may sell their shares in the limited liability company because of the amount of "unrelated business taxable income," or UBTI, they may otherwise recognize as a holder of shares of KKR Financial Holdings LLC. The sale of significant amounts of shares of KKR Financial Holdings LLC or the perception in the market that this will occur, may lower the market price of shares of KKR Financial Holdings LLC.

Certain of our directors and our officers and our Manager have interests in the merger that are different from, and in addition to, the interests of other KKR Financial Corp. stockholders.

        Certain of our directors and our officers and our Manager have interests in the merger that are different from, and in addition to, the interests of other KKR Financial Corp. stockholders. These interests include those described under "Interests of Certain Persons in the Conversion Transaction" beginning on page 63. As a result, certain of the directors and officers of KKR Financial Corp. may be more likely to recommend that KKR Financial Corp.'s stockholders approve the merger than if they did not have these interests. The special committee of our board of directors that was established to review the proposed conversion was not comprised solely of independent directors. However, both the special committee, by a vote of the two independent directors on the committee, and the board of directors, including a majority vote of the independent directors, voted to approve the conversion transaction after a full consideration of the factors and interests.

Risks Related to Ownership of Shares of KKR Financial Holdings LLC

Certain provisions of the LLC agreement of KKR Financial Holdings LLC will make it difficult for third parties to acquire control of KKR Financial Holdings LLC and could deprive you of the opportunity to obtain a takeover premium for your shares.

        The LLC agreement of KKR Financial Holdings LLC, or the LLC agreement, will contain a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of KKR Financial Holdings LLC, certain of which provisions are currently applicable to KKR Financial Corp. as described under "Comparison of Rights of Stockholders of KKR Financial Corp. and Holders of Shares of KKR Financial Holdings LLC." These provisions include, among others:

  •
  restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitation contained in Section 203 of the Delaware General Corporation Law, or the DGCL;

  •
  allowing only the KKR Financial Holdings LLC board of directors to fill newly created directorships;

  •
  requiring that directors may be removed, with or without cause, only by a vote of at least 66 2/3% of the issued and outstanding shares of KKR Financial Holdings LLC;

  •
  requiring advance notice for nominations of candidates for election to KKR Financial Holdings LLC's board of directors or for proposing matters that can be acted upon by holders of our shares at a meeting of holders of our shares;

  •
  the ability of KKR Financial Holdings LLC to issue additional securities, including preferred securities;

  •
  the ability of the board of directors of KKR Financial Holdings LLC to amend the LLC agreement without approval by the holders of our shares under certain specified circumstances; and

  •
  limitations on the ability of holders of KKR Financial Holdings LLC shares to call special meetings of holders of our shares.

        These provisions, as well as other provisions in the LLC agreement, may delay, defer or prevent a transaction or a change in control that might otherwise result in you obtaining a takeover premium for your shares. See the section titled "Description of Shares of KKR Financial Holdings LLC" beginning on page 101 for more information about voting and consent rights and the anti-takeover provisions.

We may issue additional debt and equity securities which are senior to our shares as to distributions and in liquidation, which could materially adversely affect the market price of our shares.

        In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financings that are secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of secured liquidity notes, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to holders of our shares. Any preferred securities may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to holders of our shares. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Accordingly, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us. In addition, we can change our leverage strategy and investment policies from time to time without approval of holders of our shares, which could adversely affect the market price of our shares.

An increase in market interest rates may have an adverse effect on the market price of our shares.

        One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate on a tax adjusted basis as a percentage of our share price relative to market interest rates. If the market price of our shares is based primarily on the earnings and the return that we derive from our investments and income with respect to our properties and our related distributions to holders of our shares, and not from the market value or underlying appraised value of the properties or investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our shares. For instance, if market rates rise without an increase in our distribution rate, the market price of our shares could decrease as potential investors may seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions and may also adversely impact the value of our investment portfolio.

The board of directors of KKR Financial Holdings LLC will have the authority to change many of the terms of the shares of KKR Financial Holdings LLC in ways with which you may disagree without approval of holders of our shares.

        As an owner of shares of KKR Financial Holdings LLC, you may disagree with changes made to the terms of the shares, and you may disagree with the decision made by the KKR Financial Holdings LLC board of directors' that the changes made to the terms of the shares are not adverse to you as a holder of shares or that such changes do not alter the characterization of the limited liability company. Your recourse, if you disagree, will be limited because our LLC agreement gives broad authority and discretion to the board of directors of KKR Financial Holdings LLC.

While we intend to make regular cash distributions to holders of shares of KKR Financial Holdings LLC, the board of directors of KKR Financial Holdings LLC has full authority and discretion over the distributions and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price for our shares.

        Although we intend to pursue a policy of paying regular distributions, the board of directors of KKR Financial Holdings LLC will have full authority and discretion to determine whether or not a distribution by KKR Financial Holdings LLC should be declared and paid to holders of shares, as well as the amount and timing of any distribution. The board of directors of KKR Financial Holdings LLC may, based on its review of KKR Financial Holdings LLC's financial condition, liquidity and results of operations, determine to reduce or eliminate distributions, which may have a material adverse effect on the market price of our shares. In addition, in computing U.S. federal income tax liability for a taxable year, each holder of shares will be required to take into account its allocable share of items of KKR Financial Holdings LLC's income, gain, loss, deduction and credit for the taxable year of KKR Financial Holdings LLC ending within or with such holder's taxable year, regardless of whether such holder has received any distributions. As a result, it is possible that a holder's U.S. federal income tax liability with respect to its allocable share of the earnings of KKR Financial Holdings LLC in a particular taxable year could exceed the cash distributions to it, thus requiring an out-of-pocket tax payment by such holder. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC."

Risks Related to Our Management and Our Relationship with Our Manager

We are highly dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement.

        We have no employees. Our Manager, and its officers and employees, allocate a portion of their time to businesses and activities that are not related to, or affiliated with, us and, accordingly, do not spend all of their time managing our activities and our investment portfolio. We expect that the portion of our Manager's time that is allocated to other businesses and activities will increase in the future as the Manager and KKR expand their investment focus to include additional investment vehicles, including vehicles which compete more directly with us, which time allocations may be material. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation and execution of our business and investment strategies and our risk management practices. We are also subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found. We believe that our success depends to a significant extent upon the experience of our Manager's executive officers, whose continued service is not guaranteed.

The departure of any of the senior management of our Manager or the loss of our access to KKR's investment professionals and principals may adversely affect our ability to achieve our investment objectives.

        We depend on the diligence, skill and network of business contacts of the senior management of our Manager. We also depend on our Manager's access to the investment professionals and principals of KKR and the information and deal flow generated by the KKR investment professionals and principals during the normal course of their investment and portfolio management activities. The senior management of our Manager evaluates, negotiates, structures, closes and monitors our investments. Our future success will depend on the continued service of the senior management team of our Manager. The departure of any of the senior management of our Manager, or of a significant number of the investment professionals or principals of KKR, could have a material adverse effect on our ability to achieve our investment objectives. In addition, we can offer no assurance that our Manager will remain our Manager or that we will continue to have access to KKR's investment professionals or principals or its information and deal flow.

If our Manager ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

        The financial institutions that finance our investments pursuant to our repurchase agreements, warehouse facilities and our revolving credit facility may require that our Manager manage our operations pursuant to the management agreement as a condition to making continued advances to us under these credit facilities. Additionally, if our Manager ceases to be our Manager, each of these financial institutions under these credit facilities may terminate their facility and their obligation to advance funds to us in order to finance our future investments. If our Manager ceases to be our Manager for any reason and we are not able to obtain financing under these credit facilities, our growth may be limited or we may be forced to sell our investments at a loss.

Our Manager has limited experience in managing a specialty finance company, and our investment focus differs from those of most other KKR funds.

        Even though our Manager is affiliated with KKR, our investment focus as a specialty finance company differs from that of other entities that are or have been managed by KKR investment professionals. In particular, no entity managed by KKR has executed a business strategy that focuses primarily on investing in debt instruments. Our investors are not acquiring an interest in any of KKR's private equity funds and the returns that are realized by our investors may be materially different than the returns realized by investors in KKR's private equity funds.

Our board of directors has approved very broad Investment Guidelines for our Manager and does not approve individual investment decisions made by our Manager except in limited circumstances.

        Our Manager is authorized to follow very broad Investment Guidelines. In connection with the conversion, these Investment Guidelines are being revised to provide even greater latitude to our Manager with respect to certain matters relating to affiliated transactions. Our directors periodically review and approve our Investment Guidelines. Our board of directors does not approve any individual investments, other than approving a limited set of affiliated transactions that require the pre-approval of the Affiliated Transactions Committee of our board of directors. Furthermore, transactions entered into by our Manager may be difficult or impossible to unwind. Our Manager has great latitude within the broad parameters of the Investment Guidelines in determining the types of assets it may decide are proper investments for us.

The incentive fee provided for under the management agreement may induce our Manager to make certain investments, including speculative investments.

        The management compensation structure to which we have agreed with our Manager may cause our Manager to invest in high risk investments or take other risks. In addition to its management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. In addition, the Compensation Committee may make grants of options and restricted stock to our Manager in the future and the factors considered by the Compensation Committee in making these grants may include performance-related factors which may also induce our Manager to make investments that are riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

There are various potential conflicts of interest in our relationship with our Manager and its affiliates, including KKR, which could result in decisions that are not in the best interests of holders of our shares.

        We are subject to potential conflicts of interest arising out of our relationship with our Manager and its affiliates. As of February 28, 2007, our Manager and its affiliates, based on their holdings in KKR Financial Corp., are expected to collectively own approximately 12.1% of our shares on a fully diluted basis immediately following consummation of the conversion transaction and received their pro rata portion of the distributions we made to our stockholders and will receive their pro rata portion of future distributions, if any. Saturnino S. Fanlo, our chief executive officer, and David A. Netjes, our chief operating officer, also serve in those capacities for our Manager and as of February 28, 2007, based on their holdings in KKR Financial Corp., are expected to beneficially own approximately 5.0% and 4.9% of our shares on a fully diluted basis, respectively. In addition, as of February 28, 2007, our chairman, Paul M. Hazen, who serves as a member of our Manager's investment committee, and one of our directors, Scott C. Nuttall, who serves as a member of our Manager's investment committee and is an executive at KKR, based on their holdings in KKR Financial Corp., are expected to beneficially own approximately 4.7% and 4.4% of our shares on a fully diluted basis, respectively, immediately following consummation of the conversion transaction. For purposes of computing the percentage of shares of KKR Financial Holdings LLC to be beneficially owned by any person or persons on a fully diluted basis immediately following the consummation of the conversion transaction, we have based that calculation on the shares of KKR Financial Corp. outstanding as of February 28, 2007 and have assumed the exercise of all stock options beneficially owned by such person or persons, as the case may be. In addition, KKR and Messrs. Fanlo and Netjes own 65%, 21% and 14%, respectively, of KKR Financial LLC, the parent of our Manager. Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees will not be liable to us, our members, any subsidiary of ours, our directors, holders of our shares or any subsidiary's stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Affiliates of our Manager and KKR compete with us and there may be conflicts arising from allocation of investment opportunities.

        Our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities. While the management agreement generally restricts our Manager and its affiliates from raising, sponsoring or advising any new investment fund, company or other entity, including a real estate investment trust, that invests primarily in domestic mortgage-backed securities, this restriction will be of significantly lesser significance following the conversion transaction; provided, further that for purposes of the foregoing limitation, any portfolio company of any private equity fund controlled by KKR shall not be deemed to be an affiliate of our Manager. As a result, our Manager and its affiliates, including KKR, currently are engaged in and may in the future engage in management or investment opportunities that have overlapping objectives with us. In particular, affiliates of our Manager currently manage a separate investment fund that invests in the same non-mortgage-backed securities investments that we invest in, including other fixed income investments and KKR private equity investments. With respect to this entity and any other competing entities established in the future, our Manager and its affiliates will face conflicts in the allocation of investment opportunities. Such allocation is at the discretion of our Manager, and there is no guarantee that this allocation would be made in the best interests of holders of our shares.

Certain of our investments may create a conflict of interest with KKR and other affiliates.

        Subject to complying with our Investment Guidelines, it is a core element of our business strategy that our Manager will at times cause us to invest in corporate leveraged loans, high-yield securities and equity securities of companies affiliated with KKR. To the extent KKR is the owner of all or a majority of the outstanding equity securities of such companies, KKR may have the ability to elect all of the members of the board of directors of a company we invest in and thereby control its policies and operations, including the appointment of management, future issuances of shares or other securities, the payments of dividends, if any, on its shares, the incurrence of debt by it, amendments to its certificate of incorporation and bylaws and entering into extraordinary transactions, and KKR's interests may not in all cases be aligned with the interests of the holders of the securities which we own. In addition, KKR may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of indebtedness. For example, KKR could cause a company in which we invest to make acquisitions that increase its indebtedness or to sell revenue generating assets. In addition, with respect to companies in which we have an equity investment, to the extent that KKR is the controlling stockholder it may be able to determine the outcome of all matters requiring stockholder approval and will be able to cause or prevent a change of control of the company we invest in or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company regardless as to whether we agree with such determination. So long as KKR continues to own a significant amount of the voting power of a company we invest in, even if such amount is less than 50%, it will continue to influence strongly, or effectively control, that company's decisions. Our interests with respect to the management, investment decisions, or operations of those companies may at times be in conflict with those of KKR. In addition, to the extent that affiliates of our Manager or KKR invest in companies in which we have an investment, similar conflicts between our interests and theirs may arise.

We compete with other investment entities affiliated with KKR for access to KKR's investment professionals and principals.

        KKR and its affiliates manage several private equity funds, and we believe that KKR and its affiliates will establish and manage other investment entities in the future. Certain of these investment entities have, and any newly created entities may have, an investment focus similar to our focus, and as a result we compete with those entities and will compete with any such newly created entities for access to the benefits that our relationship with KKR provides to us. Since our formation, we have entered into several private equity investments pursuant to which we are co-investing alongside KKR private equity funds. Our ability to continue to engage in these types of opportunities in the future depends, to a significant extent, on the contractual obligations that KKR has to the limited partners of its private equity funds with respect to co-investment opportunities as well as on competing demands for these investment opportunities by other investment entities established by KKR and its affiliates. To the extent that we and other KKR affiliated entities or related parties compete for investment opportunities, there can be no assurances that we will get the best of those opportunities or that the performance of the investments allocated to us, even within the same asset classes, will perform as favorably, as those allocated to others.

Termination by us of the management agreement with our Manager without cause is difficult and costly.

        The management agreement provides that it may only be terminated by us annually after December 31, 2007 upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding shares, based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) a determination that the management fee payable to our Manager is not fair, subject to our Manager's right to prevent such a termination under this clause (ii) by accepting a mutually acceptable reduction of management fees. Our Manager will be provided 180 days' prior notice of any such termination and will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions would result in substantial cost to us if we terminate the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to holders of our shares.

        We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to make, dispose of, increase the amount of, or otherwise take action with respect to, an investment in those companies. Our relationship with KKR could create a conflict of interest to the extent our Manager becomes aware of inside information concerning investments or potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on our behalf. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. Conversely, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its members, Managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its members, Managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Risks Related to Our Operation and Business Strategy

If credit spreads widen before we obtain long-term financing for our assets, we may experience a material reduction in the economic value of the assets that we have acquired.

        We price our assets based on our assumptions about future levels of credit spreads (the risk premium for taking credit risk which is the difference between the risk free rate and the interest rate paid on the investment) for term financing of those assets. We expect to obtain longer term financing for these assets at a spread over a certain benchmark, such as the yield on United States Treasury bonds, swaps, or LIBOR. If the spread that investors will pay over the benchmark widens and the rates we charge on our loans or the income we generate from our other assets are not increased accordingly, we may experience a material adverse reduction in the economic value of the assets that we have acquired.

We have a limited operating history.

        We have a limited operating history. We are subject to all of the business risks and uncertainties associated with any business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make or sustain distributions to holders of our shares.

We operate in a highly competitive market for investment opportunities.

        A number of entities compete with us to make the types of investments that we plan to make. We compete with specialty finance companies, hedge funds, public and private funds, commercial and investment banks, and REITs. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other entities have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to financing sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Failure to obtain adequate capital and financing would adversely affect our results and may, in turn, negatively affect the market price of our shares and our ability to make distributions to holders of our shares.

        We depend upon the availability of adequate financing and capital for our operations. We cannot assure you that any, or sufficient, financing or capital will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient financing on acceptable terms, there may be a negative impact on the market price of our shares and our ability to make distributions to holders of our shares.

We leverage our portfolio investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

        We expect to leverage our portfolio investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, asset-backed secured liquidity notes, mortgage loans on real estate, securitizations, including the issuance of collateralized debt obligations, or CDOs, loans to entities in which we hold, directly or indirectly, interests in pools of properties or loans, and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lender's and rating agencies' estimate of the stability of the portfolio investments' cash flow. At the current time, the only contractual limitation on our ability to leverage our portfolio is a covenant contained in our credit facility, certain warehouse facilities and certain other loan agreements that the leverage ratio of the Company cannot exceed 12.5 to 1.0. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our debt service payments reduce cash flow available for distributions to holders of our shares. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We leverage certain of our investments through repurchase agreements, total rate of return swaps and asset-backed secured liquidity notes. A decrease in the value of the assets may lead to margin calls that we will have to satisfy. We may not have the funds available to satisfy any such margin calls.

If we are unable to continue to securitize our portfolio successfully, we may be unable to grow or fully execute our business strategy and our earnings may decrease.

        We intend to continue to structure our securitization transactions so that we must account for them as secured borrowings in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and as a result we are precluded from using sale accounting to recognize any gain or loss. To securitize our portfolio investments, we may create a wholly-owned subsidiary and contribute a pool of portfolio investments to the subsidiary. An inability to securitize our portfolio successfully could limit our ability to grow our business or fully execute our business strategy and could decrease our earnings, if any. Moreover, the successful securitization of our portfolio investments might expose us to losses as the residual portfolio investments in which we do not sell interests will tend to be those that are riskier and more likely to generate losses.

An increase in our borrowing costs relative to the interest we receive on our portfolio investments may adversely affect our profitability, which may negatively affect cash available for distribution to holders of our shares.

        As our repurchase agreements and other short-term borrowing instruments mature, we will be required either to enter into new repurchase agreements and other short-term borrowings or to sell certain of our portfolio investments. An increase in short-term interest rates at the time that we seek to enter into new repurchase agreements may reduce the spread between our returns on our portfolio investments and the cost of our borrowings. This change in interest rates would adversely affect our returns on our portfolio investments that are fixed rate and/or subject to prepayment or extension risk, including our mortgage loans and mortgage-backed securities investments, which might reduce earnings and, in turn, cash available for distribution to holders of shares.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

        Part of our investment strategy involves entering into derivative contracts that will require us to fund cash payments in certain circumstances. These payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could adversely affect cash available for distribution to holders of our shares.

        We enter into interest rate swap agreements and other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may be significantly different than the duration of the related liability or asset;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the party owing money in the hedging transaction may default on its obligation to pay.

        Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to holders of our shares. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We make investments in non-U.S. dollar denominated investments, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

        We purchase investments denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on any of these non-dollar denominated investments. Although we may choose to hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. Investments in foreign countries also subject us to risks of multiple and conflicting tax laws and regulations and political and economic instability abroad, which could adversely affect our receipt of interest income on these investments.

Risks Related to Our Investments

We may not realize gains or income from our investments.

        We seek to generate both current income and capital appreciation. The assets in which we invest may not appreciate in value, however, and, in fact, may decline in value, and the debt securities in which we invest may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to holders of our shares.

        A substantial portion of our assets are, and we believe are likely to continue to be, classified for accounting purposes as "available-for-sale" so long as it is management's intent not to sell such assets. Changes in the market values of those assets will be directly charged or credited to shareholders' equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is considered by our Manager to be other than temporary, such decline will reduce earnings.

        A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to holders of our shares.

        Further, credit facility providers may require us to maintain a certain amount of cash invested or to set aside unlevered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

        Market values of our investments may decline for a number of reasons, such as causes related to changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, and widening of credit spreads.

Some of our portfolio investments are recorded at fair value as determined by our Manager and, as a result, there is uncertainty as to the value of these investments.

        Some of our portfolio investments are, and we believe are likely to continue to be, in the form of loans and securities that have limited liquidity or are not publicly traded. The fair value of investments that have limited liquidity or are not publicly traded may not be readily determinable. We value these investments quarterly at fair value as determined by our Manager. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The value of our shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Changes in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to holders of our shares.

        We invest in fixed-rate loans and securities. Under a normal yield curve, an investment in these instruments will decline in value if interest rates increase. We also invest in floating rate debt investments, for which decreases in interest rates may have a negative effect on value. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to holders of our shares.

        In particular, a significant risk associated with fixed-rate investments is the risk that both long-term and short-term interest rates will increase significantly. If rates were to increase significantly, the market value of these securities would decline and, with respect to mortgage-backed securities, the duration of the investments would increase. We could realize a loss if these investments were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on short term borrowings we may enter into in order to finance the purchase of these fixed-rate investments.

Our assets include leveraged loans, high-yield securities and common and preferred equity securities, each of which has greater risks of loss than secured senior loans and, if those losses are realized, it could adversely affect our earnings, which could adversely affect our cash available for distribution to holders of our shares.

        Our assets include leveraged loans, high-yield securities and marketable and non-marketable common and preferred equity securities, each of which involves a higher degree of risk than senior secured loans. First, the leveraged loans and high-yield securities may not be secured by mortgages or liens on assets. Even if secured, these leveraged loans and high-yield securities may have higher loan-to-value ratios than senior secured loans. Furthermore, our right to payment and the security interest may be subordinated to the payment rights and security interests of a senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.

        Certain of these leveraged loans and high-yield securities may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower's ability to repay its loan may be dependent upon a refinancing or a liquidity event that will enable the repayment of the loan.

        In addition to the above, numerous other factors may affect a company's ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company's financial condition and prospects may be accompanied by deterioration in the collateral for the high-yield securities and leveraged loans. Losses on our high-yield securities and leveraged loans could adversely affect our earnings, which could adversely affect cash available for distribution to holders of our shares.

        In addition, marketable and non-marketable common and preferred equity securities may also have a greater risk of loss than senior secured loans since such equity investments are subordinate to debt of the issuer and are not secured by property underlying the investment.

Prepayments can adversely affect the yields on our investments.

        In the case of residential mortgage loans, there are seldom any restrictions on borrowers' abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage-backed securities portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to holders of our shares.

        The yield of our other assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recover fully our cost of acquisition of certain investments.

The mortgage loans we invest in and the mortgage loans underlying the mortgage and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

        Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans. Asset-backed securities are bonds or notes backed by loans and/or other financial assets. The ability of borrowers to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

        Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. Residential mortgage-backed securities, or RMBS, evidence interests in or are secured by pools of residential mortgage loans and commercial mortgage-backed securities, or CMBS, evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial real estate loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

In the future we may invest in RMBS backed by non-prime or sub-prime residential mortgage loans which are subject to higher delinquency, foreclosure and loss rates than prime residential mortgage loans which could result in losses to us.

        Non-prime and sub-prime residential mortgage loans are made to borrowers who have poor or limited credit histories and as a result they do not qualify for traditional mortgage products. Because of the poor, or lack of, credit history, non-prime and sub-prime borrowers have a materially higher rate of delinquencies and foreclosure and loss rates compared to prime credit quality borrowers. There is limited history with respect to the performance of RMBS backed by residential mortgage loans over various economic cycles. Investments in non-prime and sub-prime RMBS backed by sub-prime or non-prime residential mortgage loans have higher risk than investments in RMBS backed by prime residential mortgage loans. We may realize credit losses if we invest in RMBS backed by sub-prime and non-prime residential mortgage loans because such RMBS are subject to all of the risks of the underlying sub-prime and non-prime residential mortgage loans.

All, or a significant portion, of our investment portfolio is invested in non-agency RMBS and non-conforming residential mortgage loans.

        A significant portion of our investment portfolio consists of non-agency RMBS and non-conforming residential mortgage loans. Agency backed securities include RMBS which represent the entire ownership interest in pools of residential mortgage loans secured by residential real property and are guaranteed as to principal and interest by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, by the U.S. government. Non-agency RMBS are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae, or the U.S. government; rather their ratings are assigned by nationally recognized rating agencies such as Moody's Investors Service, or Moody's, and Standard & Poor's Ratings Service, or Standard & Poor's. Non-agency RMBS have a higher risk of loss than do agency RMBS. We may realize credit losses on our investment in non-agency RMBS.

        We expect that a material portion of our investment portfolio of residential mortgage loans and RMBS will consist of, or in the case of RMBS be backed by, non-conforming residential mortgage loans. We expect that the residential mortgage loans will be non-conforming due to non-credit factors including, but not limited to, the fact that the (i) mortgage loan amounts exceed the maximum amount for such mortgage loan to qualify as a conforming mortgage loan, and (ii) underwriting documentation for the mortgage loan does not meet the criteria for qualification as a conforming mortgage loan. Non-conforming residential mortgage loans may have higher risk of delinquency and foreclosure and losses than conforming mortgage loans. We may realize credit losses on our investment in non-conforming residential mortgage loans and RMBS backed by non-conforming residential mortgage loans.

Our investment portfolio of residential mortgage loans, residential mortgage-backed securities, commercial real estate loans, and commercial real estate mortgage-backed securities may have material geographic concentrations.

        We have material geographic concentrations related to investments in residential mortgage loans and RMBS. We have material geographic concentrations related to investments in commercial real estate loans and CMBS. The risk of foreclosure and losses are likely to be correlated between our residential and our commercial real estate investments and the correlation may be exacerbated by our geographic concentrations. We may realize credit losses on our residential and commercial real estate mortgage loan and mortgage-backed securities because of our geographic concentrations and the correlation of foreclosure and losses between our residential and commercial real estate investments.

Our investments in subordinated commercial mortgage-backed securities are generally in the "second loss" position and therefore subject to losses.

        In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder and then by the "second loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Our rights under corporate leveraged loans we invest in may be more restricted than investments in other loans.

        We may hold interests in corporate leveraged loans originated by banks and other financial institutions. We may acquire interests in corporate leveraged loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, nor any rights of set-off against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, we will assume the credit risk of both the borrower and the institution selling the participation.

The high yield bonds that we invest in have greater credit and liquidity risk than more highly rated bonds.

        We invest in high yield bonds which are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality, and have greater credit and liquidity risk than more highly rated bonds. High yield bonds may be unsecured, and may be subordinate to other obligations of the obligor. The lower rating, or lack of a rating, on high yield bonds reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield bonds are often less liquid than higher rated bonds.

        High yield bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield bonds have historically experienced greater default rates than has been the case for investment-grade bonds.

Asset-backed securities are subject to credit risks that may arise due to defaults by the borrowers in the underlying collateral or the issuer's or servicer's failure to perform and other risks.

        We invest in investment grade and non-investment grade asset-backed securities, or ABS. Investments in ABS bear various risks, including credit risk, interest rate risk, market risk, liquidity risk, operations risk, structural risk and legal risk. Credit risk arises from losses due to defaults by the borrowers in the underlying collateral and the issuer's or servicer's failure to perform. These two elements may be related, as, for example, in the case of a servicer that does not provide adequate credit-review scrutiny to the serviced portfolio, leading to higher incidence of defaults. Interest rate risk arises for the issuer from the relationship between the pricing terms on the underlying collateral and the terms of the rate paid to holders of the ABS and from the need to mark to market the excess servicing or spread account proceeds carried on the balance sheet. For the holder of the ABS, interest rate risk depends on the expected life of the ABS which may depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. Market risk arises from the cash flow characteristics of the security, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the purchaser in the event that credit losses in the portfolio rise well above expected levels.

        Liquidity risk may arise from an increase in perceived credit risk. Liquidity can also become a major concern for asset-backed commercial paper programs. For example, concerns about credit quality may lead buyers to avoid the commercial paper issued by the relevant special-purpose entity. For these cases, the securitization transaction may include a "liquidity facility," which requires the facility provider to advance funds to the relevant special-purpose entity should liquidity problems arise. To the extent that the bank originating the loans is also the provider of the liquidity facility, and that the bank is likely to experience similar market concerns if the loans it originates deteriorate, the ultimate practical value of the liquidity facility to the transaction may be questionable. Other risks arise through the potential for misrepresentation of loan quality or terms by the originating institution, misrepresentation of the nature and current value of the assets by the servicer and inadequate controls over disbursements and receipts by the servicer.

CDO debt securities are subject to the risk that the collateral underlying the CDOs are insufficient to make payments on the CDO securities.

        We invest in investment grade and non-investment grade collateralized debt obligations, or CDOs. CDO debt securities rely on distributions of the collateral underlying the CDO. Interest payments on CDO debt (other than the most senior tranche or tranches of a given issue) are generally subject to deferral without causing an event of default or permitting exercise of remedies by the holders thereof. If distributions on the collateral of the CDO or proceeds of such collateral are insufficient to make payments on the CDO debt securities we hold, no other assets will be available for payment of the deficiency. In addition, CDO securities are generally privately placed and offer less liquidity than other investment-grade or high-yield corporate debt.

Total return swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks.

        We enter into total return swaps, or TRS, to finance certain of our investments. TRS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks. A TRS agreement is a two-party contract under which an agreement is made to exchange returns from predetermined investments or instruments. TRS allow investors to gain exposure to an underlying credit instrument without actually owning the credit instrument. In these swaps, the total return (interest fixed fees and capital gains/losses on an underlying credit instrument) is paid to an investor in exchange for a floating rate payment. The investor pays a fraction of the value of the total amount of the credit instrument that is referenced in the swap as collateral posted with the swap counterparty. The TRS, therefore, is a leveraged investment in the underlying credit instrument. The gross returns to be exchanged or "swapped" between the parties are calculated based on a "notional amount," which is valued monthly to determine each party's obligation under the contract. We recognize all cash flows received (paid) or receivable (payable) from swap transactions on a net basis as realized or unrealized gains or losses in the consolidated statement of income. We are charged a finance cost by counterparties with respect to each agreement. The finance cost is reported as part of the realized or unrealized gains or losses. Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, we may wish to renew many of the swaps as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.

Credit default swaps are subject to risks related to changes, credit spreads, credit quality and expected recovery rates of the underlying credit instrument.

        CDS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument. A CDS is a contract in which the contract buyer pays, in the case of a short position, or receives, in the case of a long position, a periodic premium until the contract expires or a credit event occurs. In return for this premium, the contract seller receives, in the case of a short position, or makes a payment, in the case of a long position, to the buyer if there is a credit default or other specified credit event with respect to the issuer of the underlying credit instrument referenced in the CDS.

Our dependence on the management of other entities may adversely affect our business.

        We do not control the management, investment decisions or operations of the enterprises in which we have invested. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We typically have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Due diligence conducted by our Manager may not reveal all of the risks of the businesses in which we invest.

        Before making an investment in a business entity, our Manager assesses the strength and skills of the entity's management and other factors that it believes will determine the success of the investment. In making the assessment and otherwise conducting due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. Against this background, there can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful. In addition, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

        Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. If residential and/or commercial real estate property values decrease materially it may cause borrowers to default on their mortgages or negotiate more favorable terms and conditions on their mortgages. As a result, we may realize losses related to foreclosures or to the restructuring of our mortgage loans, and the mortgage loans we own that back the mortgage-backed securities, in our investment portfolio. Unfavorable economic conditions also could increase our financing costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

        The securities that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the mortgage-backed securities that we purchase are traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Furthermore, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity.

Risks Related to our Organization and Structure

The terms of our indebtedness may restrict our ability to make future distributions and impose limitations on our current and future operations.

        Our credit facility and certain other financing facilities contain, and any future indebtedness may also contain, a number of restrictive covenants that impose operating restrictions on us, including restrictions on our ability to make distributions to holders of our shares. In connection with the conversion transaction, we will amend our credit facility and certain other financing facilities to add KKR Financial Holdings LLC as a borrower and to permit the conversion transaction. We do not otherwise expect that any material modifications will be made to any of the covenants contained in our financing facilities.

        The credit facility includes covenants restricting our ability to:

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  incur or guarantee additional debt, other than debt incurred in the course of our business consistent with current operations;

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  create or incur liens, other than liens relating to secured debt permitted to be incurred;

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  engage in mergers, acquisitions and sales of substantially all of our assets;

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  make loans, acquisitions or investments, other than investments made in the course of our business consistent with current operations;

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  pay dividends, or make certain redemptions and repurchases, with respect to capital stock; and

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  engage in transactions with affiliates.

        In addition, the facility also includes financial covenants, including requirements that we:

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  maintain a consolidated tangible net worth of the greater of $1.425 billion and 85% of our consolidated tangible net worth at March 31, 2006 plus an amount equal to 85% of the net proceeds of subsequent equity issuances;

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  not permit our consolidated net income to be less than $1.00 for any quarter; and

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  not exceed a leverage ratio of 12.5 to 1.0.

        In addition, the operating and financial restrictions in our credit facility, other financing facilities and any future financing facilities may adversely affect our ability to engage in our current and future operations. Specifically, these restrictions may limit our ability to incur additional indebtedness, including indebtedness that may be required to meet our short-term liquidity needs such as for the payment of distributions.

Maintenance of our 1940 Act exemption imposes limits on our operations, which may adversely affect our results of operations.

        We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. Section 3(a)(1)(C) of the 1940 Act defines as an investment company any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of an investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

        After the conversion transaction, we will be organized as a holding company that conducts its businesses primarily through majority-owned subsidiaries. As a result, the securities issued to us by our subsidiaries that are excepted from the definition of an "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other "investment securities" we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries.

        The determination of whether an entity is a majority-owned subsidiary of ours is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies, including CDO issuers, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies, including CDO issuers, as majority-owned subsidiaries, we would need to adjust our investment strategy and invest our assets in order to continue to pass the 40% test. Any such adjustment in our investment strategy could have a material adverse effect on us.

        Most of our subsidiaries are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder with respect to the assets in which they can invest to avoid being regulated as an investment company. Our subsidiaries that issue CDOs generally will rely on Rule 3a-7, an exemption from the 1940 Act provided for certain structured financing vehicles. These structured financings may not engage in portfolio management practices resembling those employed by mutual funds. Accordingly, each of our CDO subsidiaries that will rely on Rule 3a-7 will be subject to an indenture that contains specific guidelines and restrictions limiting the discretion of the CDO issuer and our collateral manager. In particular, the indentures prohibit the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. The CDO issuer cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CDO. Certain sales and purchases of assets may be made so long as the CDOs do not violate the guidelines contained in the indentures and are not based primarily on changes in market value. The proceeds of permitted dispositions may be reinvested in collateral that is consistent with the credit profile of the CDO under specific and predetermined guidelines. As a result of these restrictions, our CDO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in our CDO subsidiaries.

        Our subsidiaries that hold mortgage loans and other real estate assets rely on the exemption from registration provided by Section 3(c)(5)(C) of the 1940 Act. In order to qualify for this exemption, at least 55% of a subsidiary's portfolio must be composed of mortgages and other liens on and interests in real estate (collectively, "qualifying assets") and at least 80% of the subsidiary's portfolio must be composed of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

        Some of our subsidiaries are currently relying on the exemption provided under Section 3(c)(7), and therefore, our ownership interests in these subsidiaries are deemed to be investment securities for purposes of the 40% test. We must monitor our holdings in these subsidiaries and any future subsidiaries relying on the exemptions provided under Section 3(c)(1) or 3(c)(7) to ensure that the value of our investment in such subsidiaries, together with any other investment securities we may own, does not exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

        If the combined value of the investment securities issued by our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, exceeds 40% of our total assets on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either (a) to change substantially the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on us and the market price of our shares. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters, and our Manager would have the right to terminate our management agreement.

        To the extent that the SEC provides more specific or different guidance regarding the application of Rule 3a-7 of the 1940 Act, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen, which could have a material adverse effect on our operations.

Tax Risks

If KKR Financial Holdings LLC fails to satisfy the "qualifying income exception," all of its income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of those shares.

        Under current law and assuming full compliance with the terms of the LLC agreement (and other relevant documents) and based upon factual representations that will be made by us, we expect to receive an opinion of Hunton & Williams LLP, or Hunton & Williams, to the effect that KKR Financial Holdings LLC will be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. The factual representations that will be made by us upon which Hunton & Williams will rely relate to our organization, operation, assets, activities, income, and present and future conduct of our operations. Opinions of counsel, however, are not binding on the Internal Revenue Service, or IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

        In general, if a partnership is "publicly traded" (as defined in the Code), it will be treated as a corporation for U.S. federal income purposes. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the Code. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the "conduct of a financial or insurance business" nor based, directly or indirectly, upon "income or profits" of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

        If KKR Financial Holdings LLC failed to satisfy the "qualifying income exception" described above, items of income, gain, loss, deduction and credit would not pass through to you and you would be treated for U.S. federal (and certain state and local) income tax purposes as a shareholder in a corporation. In such case, KKR Financial Holdings LLC would be required to pay income tax at regular corporate rates on all of its income. In addition, KKR Financial Holdings LLC would likely be liable for state and local income and/or franchise taxes on all of its income. Distributions to holders of shares would constitute ordinary dividend income taxable to such holders to the extent of KKR Financial Holdings LLC's earnings and profits, and these distributions would not be deductible by KKR Financial Holdings LLC. Taxation of KKR Financial Holdings LLC as a corporation could result in a material reduction in cash flow and after-tax return for holders of shares and thus could result in a substantial reduction in the value of those shares.

Complying with certain tax-related requirements may cause KKR Financial Holdings LLC and KKR Financial Corp. to forego otherwise attractive business or investment opportunities.

        In order for KKR Financial Holdings LLC to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, it must satisfy the qualifying income exception, which will require that at least 90% of its gross income each taxable year consist of interest, dividends, capital gains and other types of "qualifying income." Interest income will not be qualifying income for the qualifying income exception if it is derived from "the conduct of a financial or insurance business." This requirement will limit KKR Financial Holdings LLC's ability to originate loans or acquire loans originated by our Manager and its affiliates. In addition, it is intended that KKR Financial Holdings LLC will operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, KKR Financial Holdings LLC (or its subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business or investment opportunities. Thus, compliance with these requirements may adversely affect KKR Financial Holdings LLC's ability to maximize revenue or net income.

        In addition, to qualify as a REIT for U.S. federal income tax purposes, KKR Financial Corp. must continually satisfy tests concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock. In order to meet these tests, KKR Financial Corp. may be required to forego attractive business or investment opportunities. Thus, compliance with the REIT requirements may adversely affect KKR Financial Corp.'s ability to maximize revenue or net income.

The REIT tax rules may limit our ability to liquidate our mortgage assets and/or transfer our non-mortgage assets from KKR Financial Corp. to KKR Financial Holdings LLC.

        In order for KKR Financial Corp. to maintain its qualification as a REIT, it must meet certain requirements, including a requirement that at least 75% of its gross income must come from real estate sources. As part of the conversion transaction, KKR Financial Corp. intends to transfer certain of its non-real estate investments to KKR Financial Holdings LLC, which will result in KKR Financial Corp. recognizing gains with respect to certain of the assets and such gains will not count as income from real estate sources for purposes of the REIT 75% gross income test. We intend to limit the amount of gain recognized by KKR Financial Corp. from the sale of non-real estate investments in order to maintain KKR Financial Corp.'s status as a REIT. Accordingly, our ability to liquidate our mortgage assets and/or transfer our non-real estate investments to KKR Financial Holdings LLC may be limited. Furthermore, KKR Financial Corp.'s ability to liquidate its mortgage assets will be limited by the 100%

prohibited transaction tax on REITs with respect to the gains from the sale of inventory or property held for sale to customers in the ordinary course of business. The liquidation of all or a significant portion of KKR Financial Corp.'s mortgage assets could be subject to the 100% prohibited transaction tax. We intend that KKR Financial Corp. will not dispose of any mortgage assets in transactions that could be subject to the 100% prohibited transaction tax.

We could incur a significant tax liability if the IRS successfully asserts that the "anti-stapling" rules apply to KKR Financial Holdings LLC's investments in KKR Financial Corp. and certain of our foreign CDO issuers, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

        If KKR Financial Holdings LLC were subject to the "anti-stapling" rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary (such as a foreign CDO issuer), or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. If the "anti-stapling" rules applied following the conversion transaction, our foreign corporate subsidiaries, including foreign CDO issuers held by KKR Financial Holdings LLC that are treated as corporations for U.S. federal income tax purposes, would be treated as domestic corporations, which would cause those entities to be subject to U.S. federal corporate income taxation, and KKR Financial Corp. and the foreign CDO issuers would be treated as a single entity for purposes of the REIT qualification requirements, which likely would result in KKR Financial Corp. failing to qualify as a REIT and being subject to U.S. federal corporate income taxation. Because we intend that KKR Financial Holdings LLC will own, or be treated as owning, a substantial proportion of its assets directly for U.S. federal income tax purposes, we do not believe that the "anti-stapling" rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

The merger may be recharacterized as a taxable exchange.

        We expect to receive an opinion from Hunton & Williams that your exchange of KKR Financial Corp. common stock for shares of KKR Financial Holdings LLC as part of the merger will be treated as a tax-deferred contribution of your KKR Financial Corp. common stock to KKR Financial Holdings LLC pursuant to Section 721 of the Code. Based on such treatment, you will not recognize taxable gain or loss as a result of the merger. Opinions of counsel, however, are not binding on the IRS, and no assurance can be given that the IRS would not successfully assert a contrary position. If the merger fails to qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC pursuant to Section 721 of the Code, you would have to recognize taxable gain, if any, on that transaction, which could result in substantial tax expense to you without a cash distribution from us to enable you to pay those taxes.

You will be subject to U.S. federal income tax on your share of KKR Financial Holdings LLC's taxable income, regardless of whether or when you receive any cash distributions from KKR Financial Holdings LLC.

        KKR Financial Holdings LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of shares of KKR Financial Holdings LLC will be subject to U.S. federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of KKR Financial Holdings LLC's taxable income, regardless of whether or when they receive cash distributions. In addition, certain of our investments, including investments in foreign CDO issuers and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. You will be required to take such income into account in determining your taxable income, and you may not receive cash distributions equal to your tax liability attributable to your allocation of KKR Financial Holdings LLC's taxable income.

Your ability to deduct certain expenses of KKR Financial Holdings LLC may be limited.

        In general, expenses incurred by KKR Financial Holdings LLC that are considered "miscellaneous itemized deductions" may be deducted by a holder of shares of KKR Financial Holdings LLC that is an individual, estate or trust only to the extent that a holder's allocable share of those expenses, along with the holder's other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the holder's adjusted gross income. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. We anticipate that management fees that we pay to our Manager and certain other expenses of KKR Financial Holdings LLC will constitute miscellaneous itemized deductions. Your inability to deduct all or a portion of such expenses could result in an amount of taxable income to you with respect to KKR Financial Holdings LLC that exceeds the amount of cash actually distributed to you for the year.

You may recognize a greater taxable gain (or a smaller tax loss) on a disposition of shares of KKR Financial Holdings LLC than expected because of the treatment of debt under the partnership tax accounting rules.

        KKR Financial Holdings LLC will incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to KKR Financial Holdings LLC), debt of KKR Financial Holdings LLC generally will be allocable to holders of shares of KKR Financial Holdings LLC, who will realize the benefit of including their allocable share of the debt in the tax basis of their shares. As discussed in the section entitled "Material U.S. Federal Income Tax Considerations" beginning on page 118, the tax basis in shares will be adjusted for, among other things, distributions of cash and allocations of KKR Financial Holdings LLC's losses, if any. At the time a holder of shares of KKR Financial Holdings LLC later sells its shares, the holder's amount realized on the sale will include not only the sales price of the shares but also will include the holder's portion of KKR Financial Holdings LLC's debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of KKR Financial Holdings LLC's activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

Tax-exempt holders of shares of KKR Financial Holdings LLC will likely recognize significant amounts of "unrelated business taxable income."

        An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its "unrelated business taxable income," or UBTI. Because we expect to incur "acquisition indebtedness" with respect to certain equity and debt securities we intend to hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of your income from KKR Financial Holdings LLC with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of shares of KKR Financial Holdings LLC will likely recognize significant amounts of UBTI. For certain types of tax-exempt entities, the receipt of any UBTI might have extremely adverse consequences. For example, for a charitable remainder trust, the receipt of any such taxable income during a taxable year results in the taxation of all of the trust's income from all sources for such year. Tax-exempt holders of KKR Financial Corp. common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning shares of KKR Financial Holdings LLC.

There can be no assurance that the IRS will not assert successfully that some portion of KKR Financial Holdings LLC's income is properly treated as effectively connected income with respect to non-U.S. holders.

        While it is expected that KKR Financial Holdings LLC's method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. persons, there can be no assurance that the IRS will not assert successfully that some portion of KKR Financial Holdings LLC's income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent KKR Financial Holdings LLC's income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of KKR Financial Holdings LLC's income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Dividends paid by, or certain income inclusions derived with respect to, KKR Financial Holdings LLC's ownership of, foreign corporate subsidiaries and KKR Financial Corp. will not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

        Tax legislation enacted in 2003 and 2006 reduced the maximum U.S. federal income tax rate on certain corporate dividends payable to taxpayers taxed at individual rates to 15% through 2010. Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies, or PFICs, certain controlled foreign corporations, or CFCs, and REITs, however, are generally not eligible for the reduced rates. We have treated and intend to continue to treat our foreign corporate subsidiaries, including our foreign CDO issuers taxed as corporations for U.S. federal income tax purposes, as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income. Although this legislation does not generally change the taxation of our foreign corporate subsidiaries and REITs, the more favorable rates applicable to regular corporate dividends could cause investors taxed at individual rates to perceive investments in PFICs, CFCs or REITs, or in companies like us where a substantial portion of our holdings are in foreign corporations and REITs, to be relatively less attractive than holdings in the stocks of non-CFC, non-PFIC and non-REIT corporations that pay dividends, which could adversely affect the value of our shares.

Although we anticipate that our foreign corporate subsidiaries will not be subject to U.S. federal income tax on a net basis, no assurance can be given that such subsidiaries will not be subject to U.S. federal income tax on a net basis in any given taxable year.

        We anticipate that our foreign corporate subsidiaries, including our foreign CDO issuers that are taxed as corporations for U.S. federal income tax purposes, will generally continue to conduct their activities in such a way as not to be deemed to be engaged in a U.S. trade or business and not to be subject to U.S. federal income tax. There can be no assurance, however, that our foreign corporate subsidiaries will not pursue investments or engage in activities that may cause them to be engaged in a U.S. trade or business. Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to U.S. federal income tax. Further, there can be no assurance that unanticipated activities of our foreign subsidiaries would not cause such subsidiaries to become subject to U.S. federal income tax. If any of our foreign corporate subsidiaries became subject to U.S. federal income tax (including the U.S. branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares. Although our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of shares of KKR Financial Holdings LLC.

        The U.S. federal income tax treatment of holders of shares of KKR Financial Holdings LLC depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You also should be aware that the U.S. federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present U.S. federal income tax treatment of an investment in shares of KKR Financial Holdings LLC may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of shares of KKR Financial Holdings LLC could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our organizational documents and agreements permit our Manager to modify the LLC agreement from time to time, without the consent of the holders of shares of KKR Financial Holdings LLC, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to you in a manner that reflects your distributive share of KKR Financial Holdings LLC's items, including the monthly convention described under "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC—Allocation of Profits and Losses," but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of shares of KKR Financial Holdings LLC.

Ownership limitations in the LLC agreement that apply so long as KKR Financial Holdings LLC owns an interest in a REIT, such as KKR Financial Corp., may restrict a change of control in which our holders might receive a premium for their shares.

        In order for KKR Financial Corp. to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year and its shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. We intend for KKR Financial Corp. to be owned, directly or indirectly, by KKR Financial Holdings LLC and by holders of the preferred shares to be issued by KKR Financial Corp. in connection with the conversion transaction. In order to preserve the REIT status of KKR Financial Corp. or any future REIT subsidiary, the LLC agreement generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of the shares, whichever is more restrictive. This restriction will apply only during such time as KKR Financial Corp. or any future REIT subsidiary has elected to be treated as a REIT for U.S. federal income tax purposes.

        The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of shares of KKR Financial Holdings LLC might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The failure of KKR Financial Corp. to qualify as a REIT would generally cause it to be subject to U.S. federal income tax on its taxable income, which could result in a material reduction in cash flow and after-tax return for holders of shares of KKR Financial Holdings LLC and thus could result in a reduction of the value of those shares.

        KKR Financial Holdings LLC intends that KKR Financial Corp. will continue to operate in a manner so as to qualify to be taxed as a REIT for U.S. federal income tax purposes. We expect to receive an opinion from Hunton & Williams that KKR Financial Corp. qualified to be taxed as a REIT under the Code for its taxable years ended December 31, 2004 through December 31, 2006, and that its current and proposed method of operations (taking into account the consequences of the merger and the conversion transaction) will enable KKR Financial Corp. to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter. No ruling from the IRS, however, has been or will be sought with regard to the treatment of KKR Financial Corp. as a REIT for U.S. federal income tax purposes. An entity's ability to qualify as a REIT depends on its satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Hunton & Williams will not review KKR Financial Corp.'s compliance with those requirements on a continuing basis. Accordingly, no assurance can be given that KKR Financial Corp.'s actual results of operations for any particular taxable year will satisfy such requirements. If KKR Financial Corp. were to fail to qualify as a REIT in any taxable year, it would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on its net taxable income at regular corporate rates, and distributions would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and could materially reduce the amount of cash available for distribution to KKR Financial Holdings LLC, which in turn would materially reduce the amount of cash available for distribution to holders of shares of KKR Financial Holdings LLC and could have an adverse impact on the value of those shares. Unless entitled to relief under certain Code provisions, KKR Financial Corp. also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

The IRS Schedules K-1 provided by KKR Financial Holdings LLC will be significantly more complicated than the IRS Forms 1099 provided in prior years by KKR Financial Corp. and you may be required to request an extension of the time to file your tax returns.

        Holders of shares will be required to take into account their allocable share of items of KKR Financial Holdings LLC's income, gain, loss, deduction and credit for the taxable year of KKR Financial Holdings LLC ending within or with their taxable year. We will use reasonable efforts to furnish you with tax information (including IRS Schedule K-1) as promptly as possible, which describes your allocable share of such items for our preceding taxable year. However, we may not be able to provide holders of shares with tax information on a timely basis. Because holders of shares will be required to report their allocable share of each item of KKR Financial Holdings LLC's income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of shares will be significantly more complicated than for shareholders in a REIT. In addition, delivery of this information to you will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns.

We strongly urge you to review carefully the discussion under "Material U.S. Federal Income Tax Considerations" beginning on page 118 and to seek advice based on your particular circumstances from an independent tax advisor.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should" and "would" or the negative of these terms or other comparable terminology.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements:

  •
  the factors referenced in this proxy statement/prospectus, including those set forth under the sections captioned "Risk Factors";

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  general volatility of the capital markets and the market price of KKR Financial Corp.'s common stock prior to the conversion transaction and of KKR Financial Holdings LLC shares following the conversion transaction;

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  changes in our business strategy;

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  limitations imposed on our business by our exemptions under the 1940 Act;

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  availability, terms and deployment of capital;

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  availability of qualified personnel;

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  our ability to remove our Manager and our Manager's right to resign;

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  our limited liability company and organizational structure, which may limit our ability to meet our dividend and distribution policy;

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  our ability to service and comply with the terms of our indebtedness;

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  our cash flow available for distribution and our ability to make distributions in the future to holders of our shares;

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  our ability to pay the management fee when due;

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  the regulatory environment in which our businesses operate;

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  costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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  changes in our industry, interest rates or the general economy;

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  increased rates of default and/or decreased recovery rates on our investments;

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  increased prepayments of our mortgage loans; and

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  the degree and nature of our competition.

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus.

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

 VOTING AND PROXIES; INFORMATION ABOUT THE ANNUAL MEETING

        This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the board of directors of KKR Financial Corp. for use at the annual meeting for the purposes described in this proxy statement/prospectus and in the accompanying notice of annual meeting of stockholders of KKR Financial Corp.

Date, Time and Place of the Annual Meeting

        Our annual meeting will be held in the A.P. Giannini Auditorium at 555 California Street, San Francisco, CA 94104 on Thursday, May 3, 2007, at 11:00 a.m., local time. An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the annual meeting. Only holders of record of KKR Financial Corp. common stock at the close of business on March 26, 2007, will be entitled to attend the annual meeting and to cast one vote for each share held on all matters to come before the meeting. The admission ticket will serve as verification of ownership.

        If your KKR Financial Corp. shares are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares or take any other actions at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares or take any other actions, but you may still attend the annual meeting as our guest if you bring a recent bank or brokerage statement showing that you owned KKR Financial Corp. common stock at the close of business on March 26, 2007.

Matters to be Considered

        This proxy statement/prospectus is furnished in connection with the solicitation by our board of directors of proxies from the stockholders to be exercised at the annual meeting and at any adjournment(s) or postponement(s) of such meeting, to consider and vote on the following proposals:

        (1)   A proposal to approve the merger under the agreement and plan of merger dated February 9, 2007 among KKR Financial Corp., KKR Financial Merger Corp. and KKR Financial Holdings LLC;

        (2)   The election of twelve directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualifies;

        (3)   The ratification of the appointment by our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

        (4)   The transaction of such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

        A vote for approval of the merger is a vote for approval of the conversion of KKR Financial Corp. into KKR Financial Holdings LLC through the merger of KKR Financial Merger Corp. into KKR Financial Corp. and for the exchange of KKR Financial Corp. common stock for shares representing limited liability company interests in KKR Financial Holdings LLC. If the merger is completed, KKR Financial Corp. common stock will be cancelled and you will receive one share representing a limited liability company interest in KKR Financial Holdings LLC in exchange for each share of KKR Financial Corp. common stock that you hold.

        This proxy statement/prospectus and the enclosed proxy card are being mailed to the stockholders on or about [    •    ], 2007. Our annual report is enclosed.

Recommendation of the Board of Directors

        The KKR Financial Corp. board of directors has approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of KKR Financial Corp. and its stockholders. Your board of directors recommends that you vote "FOR" approval of the merger, "FOR" the director proposal and "FOR" the auditor proposal.

Who May Vote

        The close of business on March 26, 2007, has been fixed by KKR Financial Corp.'s board of directors as the record date for the determination of holders of KKR Financial Corp. common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, 80,464,713 shares of KKR Financial Corp. common stock were outstanding and entitled to vote. Each share of KKR Financial Corp. common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the annual meeting.

Quorum

        A quorum, consisting of the holders of a majority of the issued and outstanding shares of KKR Financial Corp. common stock, must be present in person or by proxy before any action may be taken at the annual meeting. On all matters to come before the annual meeting, each share of common stock is entitled to one vote. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street-name" or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

Vote Required

        Under KKR Financial Corp.'s amended and restated charter, the affirmative vote of a majority of all votes entitled to be cast on the matter is necessary to approve the merger. Because the affirmative vote of a majority of all votes entitled to be cast at the annual meeting is needed for KKR Financial Corp. to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger.

        With respect to the director proposal, the directors will be elected by a plurality of all the votes cast at the annual meeting. Accordingly, because abstentions and broker non-votes as to the election of directors will not be counted as votes cast, they will have no effect on the result of the vote.

        With respect to the auditor proposal, the affirmative vote of a majority of all the votes cast at the annual meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Accordingly, because abstentions and broker non-votes as to this proposal will not be counted as votes cast, they will have no effect on the result of the vote on the proposal.

        KKR Financial Corp.'s board of directors urges KKR Financial Corp. stockholders to promptly vote by completing, dating and signing the accompanying proxy card and to promptly return it in the enclosed postage-paid envelope, or, if you hold your stock in "street name" through a bank or a broker, by following the voting instructions of your bank or broker.

        The directors and executive officers of KKR Financial Corp. collectively owned approximately 1.7% of the outstanding shares of KKR Financial Corp. common stock as of the record date for the annual meeting. KKR Financial Corp.'s directors and executive officers have indicated they will vote to approve the merger.

How to Vote Your Shares

        KKR Financial Corp. stockholders of record may vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. You may also vote by attending the annual meeting and voting in person. Even if you plan to attend the annual meeting, to ensure that your shares are represented at the annual meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope.

        Each proxy returned to KKR Financial Corp. (and not revoked) by the holder of KKR Financial Corp. common stock will be voted in accordance with the instructions indicated thereon. If you submit your proxy but do not indicate how you want to vote, your shares will be voted "FOR" the proposal to approve the merger, "FOR" the director proposal and "FOR" the auditor proposal, and in the discretion of the proxy holder, on any other matters that are properly brought before the meeting, or any adjournment or postponement thereof.

        At this time, the board of directors of KKR Financial Corp. is unaware of any matters, other than set forth above, that may be presented for action at the annual meeting or any adjournment or postponement thereof. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Revocation of Proxies

        If you are a stockholder of record, you can revoke your proxy by giving written notice to our corporate secretary, by submitting another properly executed proxy with a later date, or by attending the meeting and voting in person. If you are a stockholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions.

Proxy Solicitation and Tabulation of Votes

        KKR Financial Corp. will pay all costs it incurs in connection with the solicitation of proxies (including any costs it incurs in connection with the retention by it of a third party to solicit proxies) from its stockholders on behalf of its board of directors. The directors, officers and employees of KKR Financial Corp. and its subsidiaries may solicit proxies from stockholders of KKR Financial Corp. in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by KKR Financial Corp. for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of KKR Financial Corp. common stock held of record by such persons, and KKR Financial Corp. will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. KKR Financial Corp. has retained the services of Innisfree M&A Incorporated to solicit proxies by personal interview, telephone, facsimile and/or mail for a fee of $20,000, plus reimbursement of reasonable out-of-pocket expenses. No additional compensation will be paid to directors, officers and employees of KKR Financial Corp. who may be involved in the solicitation of proxies.

Electronic Delivery

        This proxy statement/prospectus and our annual report are both available on our website located at http://www.kkrkfn.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

        If you authorize a proxy to cast your votes for the annual meeting over the Internet, you will be given the opportunity to consent to future delivery of our documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you authorize a proxy to cast your votes, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our proxy statement and annual report on our website located at http://www.kkrkfn.com under the caption "Investor Relations—Financial Reports." If you choose to receive your proxy materials and annual report electronically, then prior to next year's annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to your bank, broker or other holder of record through which you hold your shares.

Householding of Proxy Material

        The rules of the SEC permit us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at KKR Financial Corp., Attn: Investor Relations, 555 California Street, 50th Floor, San Francisco, California 94104; telephone (415) 315-3620.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact us at the above address.

Inspector of Election

        We have retained American Stock Transfer & Trust Company to act as the independent inspector of election.

Adjournment; Other Matters

        A quorum of KKR Financial Corp. stockholders is necessary to hold a valid meeting. If there are insufficient shares of KKR Financial Corp. common stock to constitute a quorum, under the bylaws of KKR Financial Corp., the annual meeting may be adjourned from time to time by the chairman of the meeting to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting.

        Under the bylaws of KKR Financial Corp., nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at the annual meeting by any stockholder who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in Section 11 of Article II of the bylaws of KKR Financial Corp. and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with Section 11 of Article II of the bylaws of KKR Financial Corp.

        Do not send in your stock certificates with your proxy card. As described under the caption "Terms of the Merger—Exchange of Stock Certificates" on page 64, after the merger is completed, we will send to you instructions for exchanging your stock certificates that currently represent your existing KKR Financial Corp. common stock for new certificates representing your shares of KKR Financial Holdings LLC.

OUR BUSINESS AFTER THE CONVERSION TRANSACTION

        We expect that the conversion transaction will provide us with the flexibility over time to take the capital that we currently invest in real estate investments and reallocate the capital to non-real estate investments. After the conversion transaction, we intend to over time allocate significantly more capital to non-real estate investments that we believe may have a higher ROE.

        We currently are required to invest in real estate investments in order to qualify as a REIT for U.S. federal income tax purposes and to maintain our exemption from regulation under the 1940 Act. Since our formation in 2004, we have fulfilled such requirements by investing principally in residential real estate investments. After the completion of the conversion transaction, we expect that we will only purchase additional residential real estate investments if we believe that our risk and ROE requirements are achieved.

        After consummation of the conversion transaction, we expect that our non-real estate investments will be comprised principally of (i) debt obligations and (ii) marketable and non-marketable equity securities which will consist primarily of private equity investments. We intend to invest in debt obligations of corporations, partnerships and other entities in the form of first and second lien loans, mezzanine loans and bridge facilities, which we collectively refer to as leveraged loans given the high proportion of debt typically in their capital structure, as well as in high-yield debt securities. We may acquire interests in leveraged loans either directly (by way of sale or assignment) or indirectly (by way of participation) and these leveraged loans may be originated by banks and other financial institutions (as well as in some cases by KKR and its affiliates). These leveraged loans may be term loans or revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated, may be secured or unsecured and may be illiquid. To a lesser extent, we intend to also invest from time to time in marketable and non-marketable equity securities, which may include common stock and preferred stock of private and public companies. A material amount of our equity investments may include private equity investments in companies affiliated with KKR. Except for a financial covenant contained in our credit facility and certain other financing facilities that requires us to maintain a leverage ratio of less than 12.5 to 1.0, our current financing facilities do not limit the assets in which we may invest. The Company's board of directors and the Manager have established certain investment policies, which will likely change from time to time, that set limits on the types of assets in which the Company may invest.

        As of December 31, 2006, we estimate that approximately 35% of our raised equity capital (calculated as described below) was invested in residential real estate investments, approximately 50% of our raised equity capital was invested in non-real estate investments, excluding marketable and non-marketable equity securities, and approximately 15% of our raised equity capital was invested in marketable and non-marketable equity securities, including our private equity investments. We currently invest in residential real estate investments so that we can comply with the U.S. federal income tax requirements applicable to REITs and to maintain our exemption from regulation under the 1940 Act. For the quarter ended December 31, 2006, our annualized return on raised equity capital invested in residential real estate investments was approximately 8% and our annualized return on raised equity capital invested in our non-real estate investments, excluding marketable and non-marketable equity securities, was approximately 20%. Since our inception and through December 31, 2006, we have not realized any gains, losses, or income on our non-marketable equity security investments which are comprised primarily of private equity investments. For purposes of calculating our returns on raised equity capital we included (i) net investment income, (ii) net interest income earned on investments financed using total rate of return swaps, and (iii) equity in net investment income of unconsolidated affiliate, and excluded (i) other income, gains and losses, (ii) non-investment expenses (other than loan servicing expense) and (iii) income tax expense. Furthermore, in our calculation of returns on raised equity capital we (i) estimated the amount of raised equity capital allocated to each asset class based on the amount of equity invested in such asset class or dedicated to such asset class and (ii) utilized a total raised equity capital amount of approximately $1.6 billion, which is the aggregate net proceeds that we received in connection with our initial private placement of common stock in August 2004 and our initial public offering of common stock in June 2005. Our calculation of allocated capital and returns on raised equity capital are subject to a number of estimates and assumptions. In particular, the amount of raised equity capital that we allocated to each asset class is estimated and the foregoing estimated percentage returns on raised equity capital would have been different, perhaps substantially, if a different allocation had been made. Furthermore, our historic returns on raised equity capital are not indicative of future returns on raised equity capital.

        We are evaluating various alternatives to reducing our real estate investments after the conversion transaction, including allowing our real estate assets to pay down in the ordinary course, selling KKR Financial Corp. or selling all or a portion of KKR Financial Corp.'s real estate assets. If we allow our real estate assets to liquidate in the ordinary course, we expect that the reallocation of capital will occur over three or four years as our residential real estate investments pay down as a result of both scheduled amortization and prepayments. Estimating the prepayment rates on our residential real estate investments is very difficult because of factors that we can not control or accurately predict such as future interest rates and future housing prices. As a result, the reallocation of capital from our residential real estate investments to our non-real estate investments may take longer than we expect, absent other liquidation strategies. We will also consider selling KKR Financial Corp. or all of or a portion of KKR Financial Corp.'s real estate assets after the completion of the conversion transaction. The sale of KKR Financial Corp.'s real estate assets will result in a loss. As of December 31, 2006, the carrying value of our real estate assets exceeded the estimated fair value for those real estate assets by $49.9 million. However, if we sell certain of the real estate assets, we would no longer be able to designate, for U.S. federal income tax purposes, certain of our interest rate derivatives as hedges of the financings used to acquire or hold the related real estate assets. As a result, KKR Financial Corp. would have to recognize the unrealized gains on such interest rate derivatives for U.S. federal income tax purposes as ordinary income even though KKR Financial Corp. did not terminate such interest rate derivative contracts. As of December 31, 2006, we had estimated unrealized gains of $50.8 million on those interest rate derivatives that, if terminated and thereby realized for U.S. federal income tax purposes, we believe could cause KKR Financial Corp. to fail one or more of the REIT tax qualification provisions. Any such ordinary income recognized by KKR Financial Corp. would also be non-cash, or "phantom," income that could increase its required distributions to us and the amount of income allocated to our shareholders. As a result, it may be difficult to either sell our residential real estate investments or terminate the related financings and hedges because of U.S. federal income tax consequences that may be potentially adverse to us and our shareholders.

        After the completion of the conversion transaction, we expect that KKR Financial Corp. will remain the owner of our residential real estate investments and related financings and hedges and that certain of our wholly-owned Delaware limited liability company subsidiaries will own our non-real estate investments and related financings and derivatives. Following the completion of the conversion transaction, we expect that KKR Financial Corp. will be able to meet the requirements for REIT qualification and maintain our exemption from regulation under the 1940 Act in the future without having to purchase additional residential real estate investments due to the fact that KKR Financial Corp.'s investments will be principally residential real estate.

        We intend to continue to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Our subsidiaries that issue CDOs generally will rely on Rule 3a-7, an exemption from the 1940 Act provided for certain structured financing vehicles. Accordingly, each of our CDO subsidiaries that will rely on Rule 3a-7 will be subject to an indenture that contains specific guidelines and restrictions, including a prohibition on the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Certain sales and purchases of assets may be made so long as the

CDOs do not violate the guidelines contained in the indentures and are not based primarily on changes in market value. We can, however, continue to sell assets without limitation if we believe the credit profile of the obligor will deteriorate. The proceeds of permitted dispositions may be reinvested in collateral that is consistent with the credit profile of the CDO under specific and predetermined guidelines.

        Our subsidiaries that hold mortgage loans and other real estate assets rely on the exemption from registration provided by Section 3(c)(5)(C) of the 1940 Act. In order to qualify for this exemption, at least 55% of a subsidiary's portfolio must be composed of mortgages and other liens on and interests in real estate (collectively, "qualifying assets") and at least 80% of the subsidiary's portfolio must be composed of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

        In addition, the combined value of the investment securities issued by our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not exceed 40% of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries. For a further discussion, see "Risk Factors—Risks Related to our Organization and Structure—Maintenance of our 1940 Act exemption imposes limits on our operations, which may adversely affect our results of operation."

STRUCTURE OF KKR FINANCIAL HOLDINGS LLC FOLLOWING

THE CONVERSION TRANSACTION

        Set forth below is a summary chart of the anticipated structure of KKR Financial Holdings LLC and its subsidiaries after the completion of the conversion transaction (including certain post-closing structuring transactions by KKR Financial Holdings LLC). The percentage ownership interests in KKR Financial Holdings LLC are shown on a fully diluted basis. All entities are wholly-owned except as otherwise indicated.

Directors, Executive Officers and their Affiliates
Public Shareholders
Kohlberg Kravis Roberts & Co. L.P.
Management of Manager
12.1%
87.9%
65%
35%
KKR Financial LLC
100%
125 Preferred Stockholders(1)
KKR Financial Holdings LLC
Management Agreement
KKR Financial Advisors LLC (Manager)
CDO & SLN Managers
KKR Financial Corp.
100%
CDO Subsidiaries
49.99%(2)
KKR Financial Holdings I, L.P.
100%
LLC Subsidiaries
100%
Trust Preferred Subsidiaries
100%
Taxable Corporate Subsidiaries
100%
CDO Subsidiaries
100%
Taxable REIT Subsidiaries
100%
Secured Liquidity Note Subsidiaries
Management Agreements
Management Agreements

(1)
After the consummation of the merger, KKR Financial Corp. intends to issue 125 shares of redeemable preferred stock with a par value of $5,000 per share to 125 accredited investors that are unaffiliated with KKR Financial Holdings LLC. KKR Financial Holdings LLC will own 100% of the outstanding common stock of KKR Financial Corp. after the merger.

(2)
The 50.01% of the equity of KKR Financial Holdings I, L.P. not owned by KKR Financial Holdings LLC is owned by a wholly-owned subsidiary of KKR Financial LLC (0.02%) and three private investment funds (49.99%) that are managed by KKR Strategic Capital Management, L.L.C., an affiliate of our Manager.

KKR Financial Holdings LLC

        KKR Financial Holdings LLC is a recently formed Delaware limited liability company that, after the merger, will be a holding company that will provide holders of shares of KKR Financial Holdings LLC with earnings from KKR Financial Corp., its REIT subsidiary, its CDO subsidiaries and other subsidiaries and assets. KKR Financial Holdings LLC and its subsidiaries will be externally managed by our Manager pursuant to an amended and restated management agreement and will be subject to oversight by the board of directors of KKR Financial Holdings LLC.

        The corporate governance structure of KKR Financial Holdings LLC will be substantially similar to that of a traditional holding company formed as a Delaware corporation. After the merger, KKR Financial Holdings LLC will have the same board of directors that KKR Financial Corp. had immediately prior to the merger. The directors of KKR Financial Holdings LLC will owe substantially similar fiduciary duties to KKR Financial Holdings LLC and its equity holders as the directors of a Delaware business corporation owe to the corporation and its stockholders. See "Comparison of Rights of Stockholders of KKR Financial Corp. and KKR Financial Holdings LLC—Standard of Conduct for Directors."

KKR Financial Corp.

        We intend to retain the existence of KKR Financial Corp. as a direct, wholly-owned subsidiary of KKR Financial Holdings LLC. KKR Financial Holdings LLC will own 100% of the outstanding common stock of KKR Financial Corp. To satisfy the REIT requirements regarding the minimum number of stockholders, after consummation of the merger, KKR Financial Holdings LLC will cause KKR Financial Corp. to issue a class of preferred stock to approximately 125 unaffiliated stockholders. We intend to cause KKR Financial Corp. to offer such preferred stock (which we estimate will raise approximately $625,000) solely to accredited investors in reliance on the exemptions provided by Regulation D under the Securities Act of 1933, as amended, or the Securities Act. Each share of preferred stock will have a liquidation preference of $5,000 and will entitle the holder of such preferred stock to annual cash dividends at a rate of 12.5%.

Taxable REIT Subsidiaries

        KKR Financial Corp. owns interests in domestic and foreign taxable REIT subsidiaries that were formed to make, from time to time, certain investments that would not be REIT qualifying investments if made directly by us, and to earn income that would not be REIT qualifying income if earned directly by us.

Trust Preferred Subsidiaries

        KKR Financial Corp. has established five trusts that have issued trust preferred securities. The trusts that issued the preferred securities are wholly-owned by KKR Financial Corp. The trust preferred securities will remain outstanding after the conversion transaction. The common equity in the trusts owned by KKR Financial Corp. will be transferred to KKR Financial Holdings LLC in connection with the conversion transaction.

Secured Liquidity Note Subsidiaries

        KKR Financial Corp. has established two asset-backed secured liquidity note facilities. These facilities provide us with an alternative source of funding our RMBS by issuing asset-backed secured liquidity notes that are rated A-1+, P-1, and F1+, by Standard and Poor's, Moody's and Fitch Inc., respectively, through special purpose trust subsidiaries. The subsidiaries that have issued secured liquidity notes will remain subsidiaries of KKR Financial Corp. after the conversion transaction.

CDO Subsidiaries

        As part of the conversion transaction, we expect that all or substantially all of the existing CDO subsidiaries owned by KKR Financial Corp. will be distributed to KKR Financial Holdings LLC. The CDO subsidiaries provide us with an alternative source of funding our corporate debt investments by issuing CDOs on a term, non-recourse basis.

KKR Financial Holdings I, L.P. and its CDO Subsidiaries

        As part of the conversion transaction, we expect that KKR Financial Holdings I, L.P., a limited partnership in which we own 49.9% of the outstanding limited partnership interests and that owns certain CDOs, will be distributed out of KKR Financial Corp. to KKR Financial Holdings LLC. The CDO subsidiaries provide us with an alternative source of funding our corporate debt investments by issuing collateralized debt obligations on a term, non-recourse basis. KKR Financial Holdings I, L.P. will hold both closed CDOs and warehoused CDOs.

LLC Subsidiaries

        After the conversion transaction, KKR Financial Holdings LLC will form a number of limited liability company subsidiaries that will own certain non-real estate investments and conduct certain business and financing activities.

Taxable Corporate Subsidiaries

        KKR Financial Holdings LLC will own interests in domestic and foreign taxable corporate subsidiaries that will be formed to make, from time to time, certain investments that will earn income that will not satisfy the "qualifying income exception."

BACKGROUND OF THE CONVERSION TRANSACTION AND THE MERGER

        From time to time the board of directors of KKR Financial Corp. in conjunction with our Manager reviews our business strategy, the current economic and business environment, key business and financial metrics and legal, tax and regulatory matters related to our legal structure, including critical U.S. federal income tax and 1940 Act requirements. These discussions have included a review of alternative legal structures that would allow us to execute our business strategy in a manner that would not subject us to entity level federal taxation. In particular, we have reviewed structures that would permit us to mitigate the limitations imposed by the Code with respect to the maximum amount of our gross income which can be earned from investments that are not REIT qualifying real estate investments. During the third quarter of 2006, in response to various regulatory and market developments which indicated an increased market receptivity to alternative tax neutral entities, we initiated a project to conduct a review of alternative U.S. legal structures and consulted with certain professional advisors, including Hunton & Williams and Bear Stearns & Co. Inc., or Bear Stearns, to assist us in our review of alternative transaction structures.

        At a regularly scheduled meeting of the KKR Financial Corp. board of directors on November 2, 2006, representatives of Hunton & Williams and Bear Stearns reviewed with the board of directors various matters surrounding a potential change to an alterative legal structure. At the meeting, our Manager also reviewed the potential strategic advantages of a conversion transaction as contrasted to certain disadvantages associated with the continued utilization of the REIT structure including, but not limited to, (i) the requirement to purchase real estate related investments with an ROE that is materially lower than the ROE on our non-real estate investments and (ii) business strategy execution risks related to ongoing compliance with the REIT gross income requirements.

        At the meeting, Bear Stearns outlined capital markets considerations related to a change in legal structure including the impact on future capital raises, investor reaction and investor valuation considerations. Bear Stearns also discussed issues related to the migration of our equity ownership. Hunton & Williams reviewed with the board of directors various tax and 1940 Act matters related to a change in legal structure.

        After discussions, the board of directors determined that a change of structure could be an attractive alternative for KKR Financial Corp. to consider and therefore approved the formation of a special committee to study this matter further and work in conjunction with our Manager to evaluate and make a recommendation to the entire board of directors with respect to the possible conversion transaction in order to assist the board in its consideration of such a transaction. The special committee was comprised of two independent directors, Ms. Collins and Mr. Finigan, as well as Mr. Hazen, the chairman of the board of directors.

        Subsequent to the meeting, Wachtell Lipton Rosen & Katz, or WLRK, was retained to act as legal advisor to the special committee. WLRK was separately retained to advise the Affiliated Transactions Committee of the board of directors with respect to the adoption of a formal charter for the Affiliated Transactions Committee and the adoption of an Affiliated Transactions Policy by the Manager as described under "Affiliated Transactions Policy of Our Manager and Our Affiliated Transactions Committee" on page 95.

        During our earnings call for the quarter ended September 30, 2006 which was held on November 9, 2006, management announced that the board of directors had approved the formation of a special committee which, with the assistance of the Manager, would evaluate a potential change from a REIT to an alternative structure.

        The initial meeting of the special committee of the board of directors was held telephonically on November 17, 2006. Several representatives of both the Manager and WLRK were present. At this meeting, the special committee reviewed with WLRK various legal and regulatory considerations associated with the proposed conversion transaction, including U.S. federal income tax and 1940 Act matters, investor ramifications, if any, and certain matters related to the proxy statement/prospectus that would need to be filed with the SEC and delivered to our stockholders. The special committee also discussed with WLRK various structural and business considerations that both the Manager and the board of directors would need to consider before approving any potential conversion transaction. Representatives of the Manager also outlined for the special committee the anticipated timeline for completing a conversion transaction and preparing the proxy statement/prospectus. The special committee determined that an effective means of reviewing a potential conversion transaction would be for the special committee and its advisors to work in parallel with the Manager as the Manager prepared the documentation for effectuating any proposed conversion transaction. In so doing, the special committee and its advisors could have full input into the process as these materials were being developed to position the committee, and the board of directors, to evaluate the relative merits and risks associated with any proposed conversion transaction when presented by management to the board for its formal consideration.

        The special committee requested that JPMorgan Chase & Co., or JPMorgan, make a presentation to the special committee concerning the relevant financial and market considerations associated with a potential conversion transaction at its next meeting which was scheduled for mid-December.

        The special committee of the board of directors held a telephonic meeting on December 13, 2006. Several representatives of both the Manager and WLRK were present, as well several representatives of JPMorgan.

        At the meeting, JPMorgan outlined the key differences between a REIT and a master limited partnership or limited liability company structure, discussed the potential impact to the Company's ROE due to the allocation of assets to non-real estate investments from real estate investments and the risk factors associated with the conversion transaction. JPMorgan also discussed the reaction of the capital markets, including certain analyst and stockholder reactions, to the Company's announcement of the potential conversion transaction on its earnings call on November 9, 2006. JPMorgan noted that most of the analyst and stockholder commentary had been favorable towards such a potential conversion. JPMorgan also reviewed certain considerations relating to the possible impact that a conversion might have on various stockholder constituencies of the Company and the possible dislocation effects that a conversion might have on some of those constituencies, including stockholders subject to investment guidelines that require that a specified percentage of their portfolio be REIT investments. Separately, JPMorgan also discussed the impact that a conversion transaction would have on the dividend distribution policies of the Company and the possible effects on the investment portfolio and investment returns and risk profile of the Company. JPMorgan noted that there were a number of similar investment vehicles in the marketplace and that in general there appeared to be an increased level of investor awareness and comfort with a master limited partnership or limited liability company structure. JPMorgan indicated that they would continue to review the proposed terms of the anticipated conversion in conjunction with the ongoing work by the Manager and the committee.

        The special committee of the board of directors held a telephonic meeting on December 21, 2006 to review a preliminary draft of the proxy statement/prospectus for the conversion. Several representatives of the Manager, WLRK and Sidley Austin LLP, or Sidley Austin, were present. At this meeting there was an initial discussion of the proposed language relating to the Company's dividend and distribution policies and the plans regarding the reallocation of capital over time from the Company's mortgage portfolio to other potentially higher yielding assets. There was a general discussion of various legal and structural issues relating to the proxy statement/prospectus disclosures and a discussion of the anticipated timeline for finalizing the terms of the proposed conversion and for the filing of the preliminary proxy statement/prospectus with the SEC. Subsequent to the meeting, JPMorgan was retained to act as financial advisor to the special committee.

        The special committee of the board of directors held a telephonic meeting on January 10, 2007. At the meeting, several representatives of the Manager, JPMorgan, WLRK, Sidley Austin and Hunton & Williams were also present. The special committee discussed the revised draft of the proxy statement/prospectus for the conversion that was circulated to the special committee prior to the meeting. There was a general discussion of various legal and structural issues relating to the proxy statement/prospectus disclosures. JPMorgan then gave a presentation to the special committee on the merger and the proposed conversion. Following this presentation and further discussion, the special committee unanimously approved the merger and the conversion transaction and recommended that the merger and the conversion transaction be presented to the board of directors for approval. An executive session of the independent directors of KKR Financial Corp. serving on the special committee was then held. A representative of WLRK was also present at that executive session. Following the executive session, such independent directors separately approved the merger and the conversion transaction and recommended that the merger and the conversion transaction be presented to the board of directors for approval.

        The board of directors held a telephonic meeting on January 17, 2007. At the meeting, several representatives of the Manager, JPMorgan, WLRK, Sidley Austin and Hunton & Williams were also present. The special committee provided the board of directors with an overview of the proposed conversion transaction. Senior management of the Manager presented the relative advantages and disadvantages of the conversion transaction. The special committee advised the board of directors of the committee's role in reviewing the conversion transaction and reported that the committee had unanimously approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of the Company and its stockholders. WLRK commented on the process undertaken by the special committee. There was a general discussion of various legal and structural issues relating to the proposed conversion transaction. JPMorgan discussed certain aspects of the conversion transaction and reviewed the anticipated reaction of the Company's current investor base to the conversion transaction. Following these discussions, the members of the board of directors present at the meeting approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of the Company and its stockholders and recommended presenting these matters to the stockholders for approval. An executive session of the independent directors of the Company present at the meeting was then held. A representative of WLRK was also present at that executive session. Following the executive session, such independent directors separately approved the merger, the conversion transaction and the merger agreement and determined that the merger, the conversion transaction and the merger agreement are advisable and in the best interests of the Company and its stockholders and recommended presenting these matters to the stockholders for approval.

OUR REASONS FOR THE CONVERSION TRANSACTION AND THE MERGER

        In reaching its determination to proceed with the conversion transaction and recommend the approval of the merger agreement, the KKR Financial Corp. board of directors consulted with management, as well as financial advisors and legal counsel, and considered various material factors, which are discussed below. The board of directors also considered the recommendation of the special committee of the board that had been formed to review the terms of the proposed conversion and the related proxy statement/prospectus disclosures in conjunction with the work of the Manager. The KKR Financial Corp. board of directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. KKR Financial Corp.'s board of directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. Among the material factors considered by the KKR Financial Corp. board of directors were the following:

  •
  that the conversion transaction is expected to provide us with additional flexibility to allocate our capital, including reducing, or eliminating, our real estate investments which we are currently required to hold to maintain our qualification as a REIT and which have lower ROEs than our non-real estate investments;

  •
  that increasing our allocation of capital to non-real estate investments is expected to enable us to leverage our affiliation with KKR. Even though the Company has no agreement in place with KKR regarding any business opportunities, we believe KKR provides us with business opportunities and significant competitive advantages with respect to non-real estate investments, such as (i) our Manager's access to the investment professionals and principals of KKR and the information and deal flow generated by the KKR investment professionals and principals during the normal course of their investment and portfolio management activities, (ii) KKR's knowledge and experience regarding private equity investments, including investments in corporate debt, which knowledge and experience are available to us through our Manager, of which KKR owns 65% of the outstanding ownership interests, and (iii) our Manager at times investing in corporate leveraged loans, high-yield securities and equity securities of companies affiliated with KKR;

  •
  our concern under current market conditions with our ability to source a sufficient amount of real estate investments in order to continue to qualify as a REIT given the growth in our non-real estate investments and our continued ability to source a sufficient amount of real estate investments that fulfill our ROE, credit risk and interest rate risk requirements;

  •
  reduced risk associated with the failure to comply with complex REIT tax qualification provisions under U.S. federal income tax law;

  •
  investor preference for us to execute a business strategy that does not require ongoing investment in real estate investments;

  •
  the increased acceptance of master limited partnerships and limited liability companies subsequent to the American Job Creation Act of 2004, which made investing in master limited partnerships, or MLPs, and limited liability companies, or LLCs, more attractive to mutual funds from a U.S. federal income tax perspective;

  •
  our view that a limited liability company is a preferred structure to operate a specialty finance business whose business strategy targets non-real estate investments; and

  •
  the limited number of our stockholders who would be prohibited from owning our common stock if we converted from a REIT to an MLP or LLC structure as a result of (i) investment policies that prohibit the ownership of the shares of equity securities of a company that is structured as an MLP or LLC, (ii) investment policies that limit investment solely to companies organized as REITs, and/or (iii) investment policies that prohibit the ownership of the shares of equity securities of a company structured as an MLP or LLC that generates UBTI.

        The KKR Financial Corp. board of directors also considered a number of disadvantages or risks relating to the conversion transaction and the merger, including the following:

  •
  potential for stockholder turnover that may coincide with conversion to the limited liability company structure, particularly with respect to investors not able to invest in our new structure;

  •
  in order for our majority owned CDO subsidiaries to comply with Rule 3a-7 of the 1940 Act, the indentures that govern these CDOs will need to be amended to impose limitations on their ability to sell investments, including provisions that prohibit investments from being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, and these limitations may reduce our earnings;

  •
  our inability to immediately reallocate capital from real estate investments to non-real estate investments;

  •
  the need to comply with highly complicated partnership tax provisions;

  •
  potentially increased tax liability for tax-exempt investors and individual investors as a result of the conversion transaction;

  •
  increased complexity of tax reporting for investors; and

  •
  the other risks described in this proxy statement/prospectus under "Risk Factors" beginning on page 19.

The board of directors also considered the interests of certain persons in the conversion transaction as outlined below along with the other risk factor disclosures contained herein. The board was also aware that the special committee that was established to review the proposed conversion was not comprised solely of independent directors. However, both the special committee, by a vote of the two independent directors on the committee, and the board, including a majority vote of the independent directors, voted to approve the conversion transaction after a full consideration of the factors and interests.

INTERESTS OF CERTAIN PERSONS IN THE CONVERSION TRANSACTION

        In considering the recommendation of KKR Financial Corp.'s board of directors to vote for the approval of the merger, you should be aware that some of our directors and officers have interests in the merger that are different from, and in addition to, the interests of other KKR Financial Corp. stockholders.

  •
  Incentive Plan. KKR Financial Holdings LLC will assume all obligations under the stock incentive plan. All rights of participants to acquire shares of common stock of KKR Financial Corp. under the stock incentive plan will be converted into rights to acquire shares of KKR Financial Holdings LLC in accordance with the terms of the incentive plan.

  •
  Management Agreement. In connection with the merger, the management agreement between KKR Financial Corp. and KKR Financial Advisors LLC will be amended and restated and KKR Financial Holdings LLC will assume all obligations of KKR Financial Corp. under the management agreement. The economic terms of the amended and restated management agreement will not be changed. Notwithstanding the fact that the economic terms of the management agreement will not be modified, under the management agreement the Manager will receive increased compensation if the net income of the business increases as a result of the conversion transaction. See "Risk Factors—Risks Related to Conversion Transaction."

  •
  Ownership by Directors and Officers. Saturnino S. Fanlo, our chief executive officer, and David A. Netjes, our chief operating officer, also serve in those capacities for our Manager and are expected to beneficially own approximately 5.0% and 4.9% of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of the conversion transaction. In addition, our chairman, Paul M. Hazen, who serves as a member of our Manager's investment committee, and one of our directors, Scott C. Nuttall, who serves as a member of our Manager's investment committee and is an executive at KKR, are expected to beneficially own approximately 4.7% and 4.4%, respectively, of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of our conversion transaction. For purposes of computing the percentage of shares of KKR Financial Holdings LLC to be beneficially owned by any person or persons on a fully diluted basis immediately following the consummation of the conversion transaction, we have based that calculation on the shares of KKR Financial Corp. outstanding as of February 28, 2007 and have assumed the exercise of all stock options beneficially owned by such person or persons, as the case may be. In addition, KKR and Messrs. Fanlo and Netjes own 65%, 21% and 14%, respectively, of the outstanding ownership interests in KKR Financial LLC, the parent of our Manager. Additionally, subject to certain vesting requirements that have not been fulfilled, Messrs. Fanlo and Netjes have agreed to transfer 6% of the outstanding ownership interests in KKR Financial LLC from their personal holdings to Messers. Mark D. Lerdal and Ryan J. Marshall, both senior members of KKR Financial LLC.

  •
  Ownership by Manager and Its Affiliates. Our Manager and its affiliates will own approximately 12.1% of KKR Financial Holdings LLC on a fully diluted basis immediately following the consummation of the conversion transaction and will directly benefit from any increase in the share price due to the conversion to a limited liability company.

  •
  Investments. A benefit of the conversion transaction is expected to be the additional flexibility we will have to allocate our capital among asset classes, including allocating more capital to non-real estate investments. It is expected that we will invest an increased amount of capital in corporate leveraged loans, high-yield securities and equity securities. We expect that many of these investment opportunities will be in companies affiliated with KKR. A number of conflicts of interests arise when we invest in leveraged loans and securities in entities affiliated with KKR. See "Risk Factors—Risk Related to Our Management and Our Relationship with Our Manager—Certain of our investments may create a conflict of interest with KKR and other affiliates," and "Our Officers, Our Manager and the Management Agreement—Affiliated Transaction Committee."

        As a result of the interests described above, certain of our directors and officers may be more likely to approve the merger than stockholders generally.

TERMS OF THE MERGER

        The following is a summary of the material terms of the merger agreement. For a complete description of all of the terms of the merger, you should refer to the copy of the merger agreement that is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. This summary is not complete and is qualified in its entirety by reference to the merger agreement. You should read carefully the merger agreement in its entirety as it is the legal document that governs the merger.

Structure and Completion of the Merger

        KKR Financial Holdings LLC is presently a wholly-owned subsidiary of KKR Financial Corp. KKR Financial Merger Corp. is a wholly-owned subsidiary of KKR Financial Holdings LLC. The merger agreement provides that KKR Financial Merger Corp. will merge with and into KKR Financial Corp., whereupon the separate corporate existence of KKR Financial Merger Corp. will cease and KKR Financial Corp. will be the surviving entity of the merger. Upon the effectiveness of the merger, each outstanding share of common stock of KKR Financial Corp. will be converted into one share representing a limited liability company interest in KKR Financial Holdings LLC.

        The board of directors of KKR Financial Corp., the board of directors of KKR Financial Holdings LLC and the board of directors of KKR Financial Merger Corp. have approved the merger agreement, subject to stockholder approval. The merger will become effective upon the acceptance of the articles of merger for record by the State Department of Assessments and Taxation of Maryland, or later (but not to exceed 30 days from the acceptance for record of the articles of merger) if so specified in the articles of merger. We anticipate that the merger will be implemented by no later than the second quarter of 2007, following the approval by our stockholders of the merger at the annual meeting and the satisfaction or waiver of the other conditions to the merger as described below under "—Conditions to Completion of the Merger." However, KKR Financial Corp. reserves the right to cancel or defer the merger even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

Exchange of Stock Certificates

        Surrender of Shares.    American Stock Transfer & Trust Company will act as exchange agent for the merger. As soon as reasonably practicable after the completion of the merger, American Stock Transfer & Trust Company will mail to each registered holder of a certificate of KKR Financial Corp. common stock a letter of transmittal containing instructions for surrendering their certificates. Holders who properly surrender their certificates will receive certificates representing their shares of KKR Financial Holdings LLC. The surrendered certificates will be cancelled. Upon the effectiveness of the merger, each certificate representing shares of common stock of KKR Financial Corp. will be deemed for all purposes to represent the same number of shares of KKR Financial Holdings LLC until such certificate is exchanged for a certificate representing shares of KKR Financial Holdings LLC.

        Lost Certificates.    If any KKR Financial Corp. certificate is lost, stolen or destroyed, the owner of the certificate must provide an appropriate affidavit of that fact and, if required by KKR Financial Holdings LLC, post a reasonable bond as indemnity against any claim that may be made against KKR Financial Holdings LLC with respect to such certificate.

        Stock Transfer Books.    At the completion of the merger, KKR Financial Corp. will close its stock transfer books, and no subsequent transfers of KKR Financial Corp. common stock will be recorded on its books.

Other Effects of the Merger

        We expect the following to occur in connection with the merger:

  •
  LLC Agreement of KKR Financial Holdings LLC. Following completion of the merger, your rights as a holder of shares of KKR Financial Holdings LLC will be governed by the LLC agreement. A copy of the form of the LLC agreement of KKR Financial Holdings LLC is set forth in Annex B. See also "Description of KKR Financial Holdings LLC Capital Stock."

  •
  Directors and Officers. The directors and officers of KKR Financial Corp. immediately before the merger will be the directors and officers, respectively, of KKR Financial Holdings LLC immediately after the merger.

  •
  Stock Incentive Plans. KKR Financial Holdings LLC will assume the KKR Financial Corp. stock incentive plan and all rights of participants to acquire shares of common stock of KKR Financial

    Corp. under any KKR Financial Corp. stock incentive plan will be converted into rights to acquire shares of KKR Financial Holdings LLC in accordance with the terms of the plans.

  •
  Listing of KKR Financial Holdings LLC Shares. We expect that the new KKR Financial Holdings LLC shares will trade on the NYSE under our current symbol "KFN" following the completion of the merger.

  •
  Credit Facility and Other Financing Facilities. In connection with the conversion transaction, we will amend our credit facility and certain other financing facilities to add KKR Financial Holdings LLC as a borrower and to permit the conversion transaction. We do not otherwise expect that any material modifications will be made to any of the covenants contained in our financing facilities.

Conditions to Completion of the Merger

        The respective obligations of KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp. to complete the merger require the satisfaction or, where permitted, waiver, of the following conditions:

  •
  approval of the merger by the requisite vote of the stockholders of KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp.;

  •
  receipt by KKR Financial Corp. from its special counsel, Hunton & Williams, of an opinion, in form and substance satisfactory to KKR Financial Corp., to the effect that (i) the merger qualifies as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under Section 721 of the Code, (ii) KKR Financial Holdings LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation, and (iii) KKR Financial Corp. qualified to be taxed as a REIT under the Code for its taxable years ended December 31, 2004 through December 31, 2006, and its current and proposed method of operations (taking into the account the consequences of the merger and the conversion transaction) will enable KKR Financial Corp. to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter;

  •
  receipt by KKR Financial Corp. from its special counsel, Hunton & Williams, of an opinion, in form and substance satisfactory to KKR Financial Corp., to the effect that, after the merger, KKR Financial Holdings LLC will not be required to register as an investment company under the 1940 Act;

  •
  the amendment and restatement of the LLC agreement of KKR Financial Holdings LLC to be in a form agreed upon by the parties to the merger agreement;

  •
  the directors and officers of KKR Financial Corp. immediately before the merger will be the directors and officers, respectively, of KKR Financial Holdings LLC after the merger;

  •
  approval for listing on the NYSE of KKR Financial Holdings LLC shares, subject to official notice of issuance;

  •
  the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;

  •
  no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the merger or any of the transactions related thereto, is in effect; and

  •
  receipt of all governmental approvals and third party consents to the merger and other transactions described in this proxy statement/prospectus, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of KKR Financial Holdings LLC, KKR Financial Corp. and their subsidiaries taken as a whole.

        In addition, even if all of the foregoing conditions are satisfied, KKR Financial Corp. has the right to cancel or defer the merger even if stockholders of KKR Financial Corp. vote to approve the merger and the other conditions to the consummation of the merger are satisfied or waived.

Termination of the Merger Agreement

        The merger agreement provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after approval of the merger by the stockholders of KKR Financial Corp., by either:

  •
  the mutual written consent of the board of directors of KKR Financial Corp., the board of directors of KKR Financial Holdings LLC and the board of directors of KKR Financial Merger Corp., or

  •
  the board of directors of KKR Financial Corp. in its sole discretion.

        We have no current intention of abandoning the merger subsequent to the annual meeting if stockholder approval is obtained and the other conditions to the merger are satisfied or waived. However, KKR Financial Corp. reserves the right to cancel or defer the merger even if stockholders of KKR Financial Corp. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

Regulatory Approvals

        We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of articles of merger as required under the MGCL and various state governmental authorizations.

Absence of Dissenters' Rights

        Pursuant to Section 3-202 of the MGCL and the charter of KKR Financial Corp., the stockholders of KKR Financial Corp. will not be entitled to dissenters' rights of appraisal as a result of the merger.

Restrictions on Sales of KKR Financial Holdings LLC Shares Issued Pursuant to the Merger

        All shares of KKR Financial Holdings LLC that current KKR Financial Corp. stockholders will receive pursuant to the merger will be freely transferable, except for shares received by persons deemed to be "affiliates" of KKR Financial Corp. under the Securities Act, at the time of the annual meeting. These affiliates may not sell their shares of KKR Financial Holdings LLC received in connection with the merger unless the sale, transfer or other disposition is:

  •
  made in conformity with the requirements of Rule 145(d) under the Securities Act;

  •
  made pursuant to an effective registration statement under the Securities Act; or

  •
  otherwise exempt from registration under the Securities Act.

        Persons who may be deemed "affiliates" for this purpose generally include individuals or entities that control, are controlled by, or are under common control with, KKR Financial Corp. and may include some of KKR Financial Corp.'s executive officers and directors, as well as any controlling stockholders. The registration statement of which this proxy statement/prospectus forms a part does not cover the resale of shares of KKR Financial Holdings LLC to be received by affiliates in the merger.

Accounting Treatment of the Merger

        For accounting purposes, the merger and related transactions will be treated as a recapitalization of KKR Financial Corp. with KKR Financial Holdings LLC as the acquirer (reverse acquisition). The accounting basis used to initially record the assets and liabilities in KKR Financial Holdings LLC is the carryover basis of KKR Financial Corp. Shareholders' equity of KKR Financial Holdings LLC will be that carried over from KKR Financial Corp., after giving effect to minority interests.

OTHER RESTRUCTURING TRANSACTIONS

        Prior to the merger, KKR Financial Corp. intends to cause its existing closed CDO subsidiaries to amend their indentures in order to comply with the requirements of Rule 3a-7 of the 1940 Act. This should enable KKR Financial Holdings LLC to comply with Section 3(a)(1)(C) of the 1940 Act. The indentures will be amended to (i) impose restrictions on certain holders (with the consent of the holders thereof), (ii) revise the qualifications of the applicable trustee to adhere more precisely to the requirements of 1940 Act, (iii) ensure that any acquisitions and dispositions meet the requirements of Rule 3a-7 and (iv) eliminate certain discretion of the collateral manager to ensure that no acquisitions or dispositions of assets could be made except in accordance with Rule 3a-7.

        In connection with the merger, certain of KKR Financial Corp.'s existing financing agreements will be amended or replaced to permit the transfer of the financing agreements to KKR Financing Holdings LLC and/or one or more of its wholly-owned Delaware limited liability company subsidiaries or taxable corporate subsidiaries.

        Immediately after the merger, KKR Financial Corp. intends to distribute a significant amount of its non-real estate assets to KKR Financial Holdings LLC, some of which will subsequently be contributed to newly formed, wholly-owned Delaware limited liability company subsidiaries or taxable corporate subsidiaries. The distribution of assets out of KKR Financial Corp. will trigger the recognition of unrealized built-in gains for U.S. federal income tax purposes to the extent the fair market value of these assets exceeds our tax basis on the date of transfer. As of December 31, 2006, the estimated unrealized built-in gains total $30.2 million on non-real estate assets (excluding hedges associated with real estate assets). Any assets distributed out of KKR Financial Corp. with a tax basis in excess of fair market value (which excess is known as an "unrealized built-in loss") will receive a reduction in tax basis, but we will not be able to recognize the unrealized built-in losses related thereto for U.S. federal income tax purposes. As of December 31, 2006, the estimated unrealized built-in losses total $4.5 million on non-real estate assets (excluding hedges associated with real estate assets). The amount of unrealized built-in gains and losses could materially increase or decrease between December 31, 2006 and the actual date of transfer depending upon changes in the fair market value of the assets. We will attempt to distribute assets in a tax efficient manner, which may ultimately restrict our ability to distribute certain investments out of KKR Financial Corp.

        Immediately after the merger, KKR Financial Holdings LLC intends to undertake a deemed liquidation for U.S. federal income tax purposes of one of the wholly-owned CDO subsidiaries that KKR Financial Corp. will distribute to it following the merger. The deemed liquidation of this CDO subsidiary will trigger the recognition of any unrealized built-in gain for U.S. federal income tax purposes attributable to the assets held by the CDO subsidiary. As of December 31, 2006, the estimated unrealized built-in gain on the CDO subsidiary to be liquidated is $6.5 million. The amount of unrealized built-in gain could materially increase or decrease between December 31, 2006 and the date of the deemed liquidation depending upon changes in the fair market value of the assets.

DIVIDEND AND DISTRIBUTION POLICY

        Provided the conversion transaction is completed, KKR Financial Holdings LLC currently intends to distribute approximately 75% to 95% of its taxable income to its shareholders, subject to various considerations, including, but not limited to, liquidity requirements, distribution restrictions contained in our current or future financing facilities, KKR Financial Holdings LLC's distribution yield relative to its peers, and other relevant factors identified and considered by the board of directors of KKR Financial Holdings LLC. We currently anticipate that our aggregate annual distributions per share will be no less than historical amounts, although all future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors.

        All distributions from KKR Financial Holdings LLC will be made at the sole discretion of the board of directors of KKR Financial Holdings LLC, and will depend on a number of factors affecting us, including:

  •
  our financial condition;

  •
  general business conditions;

  •
  actual results of operations;

  •
  the timing of the deployment of capital and leverage;

  •
  debt service requirements of us and our subsidiaries;

  •
  cash distributions from our subsidiaries;

  •
  our operating expenses;

  •
  our taxable income;

  •
  our capital expenditure requirements;

  •
  our liquidity requirements;

  •
  distribution restrictions contained in our current or future financing facilities;

  •
  KKR Financial Holdings LLC's distribution yield relative to its peers;

  •
  restrictions under Delaware law;

  •
  any contractual, legal and regulatory restrictions on the payment of distributions by us to holders of our shares or by our subsidiaries to us; and

  •
  other factors the board of directors in its discretion deems relevant. See "Risk Factors—Risks Related to Ownership of Shares of KKR Financial Holdings LLC—While we intend to make regular cash distributions to holders of shares of KKR Financial Holdings LLC, the board of directors of KKR Financial Holdings LLC has full authority and discretion over the distributions and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price of our shares."

        KKR Financial Holdings LLC will be a holding company with no operations and will be dependent upon the ability of its subsidiaries to generate and distribute revenue to KKR Financial Holdings LLC. KKR Financial Holdings LLC expects to cause its subsidiaries to pay distributions to it in order to fund any such distributions, subject to applicable law and the other considerations discussed above.

        If the merger and conversion transaction are not completed, we do not have any intention of changing our existing distribution policy.

Currently, as a REIT, KKR Financial Corp. generally needs to distribute at least 90% of its taxable income each year (subject to certain adjustments) to its stockholders so that it can qualify as a REIT under the Code. For a history of KKR Financial Corp.'s distributions since our inception, see "Summary—Historical Distributions on KKR Financial Corp. Common Stock" on page 14. If the merger is completed, you will hold shares of KKR Financial Holdings LLC rather than shares of common stock of KKR Financial Corp., which will become a subsidiary of KKR Financial Holdings LLC. KKR Financial Holdings LLC will not be subject to the distribution requirements to which REITs, including KKR Financial Corp., are subject.

 UNAUDITED PRO FORMA BALANCE SHEET INFORMATION

        Under generally accepted accounting principles, the conversion transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of KKR Financial Holdings LLC will be recorded at the historical cost of KKR Financial Corp. as reflected on KKR Financial Corp.'s consolidated financial statements. Accordingly, the consolidated financial statements of KKR Financial Holdings LLC immediately following the conversion transaction will be substantially similar to the consolidated financial statements of KKR Financial Corp. immediately prior to the conversion transaction. The consolidated financial statements of KKR Financial Holdings LLC will not be the same as those of the KKR Financial Corp. because promptly after the merger we will undertake a private offering of approximately 125 shares of preferred stock (raising approximately $625,000) of KKR Financial Corp. in order to maintain its status as a REIT. Since the consolidated financial statements of KKR Financial Holdings LLC are substantially similar to those of KKR Financial Corp., full pro forma and comparative financial information regarding KKR Financial Holdings LLC and its consolidated subsidiaries giving effect to the conversion transaction have not been included herein. Below we have included certain limited unaudited pro forma consolidated balance sheet information that highlights those balance sheet accounts that will be adjusted due to the transactions noted above.

        The following table sets forth (1) our actual cash and cash equivalents, minority interest and stockholders' equity as of December 31, 2006 and (2) our pro forma cash and cash equivalents, minority interest and stockholders' equity as adjusted to reflect the effects of the private offering of approximately 125 shares of preferred stock (raising assumed gross proceeds of $625,000) by KKR Financial Corp., our REIT subsidiary, in order to maintain its status as a REIT after the conversion transaction as if those transactions had occurred as of December 31, 2006. Our pro forma financial information is subject to a number of estimates, assumptions and uncertainties and does not purport to reflect the financial condition that would have existed or occurred had such transactions taken place on the date indicated nor does it purport to reflect the financial condition or results of operations that will exist or occur in the future. You should read this table together with "Selected Historical Financial Data", "Summary Unaudited Pro Forma Condensed Financial Data", and

"Structure of KKR Financial Holdings LLC Following The Conversion Transaction" included elsewhere in this Proxy Statement/Prospectus.

	As of December 31, 2006
	Historical(1)	Pro Forma(2) (Unaudited)
	(dollars in thousands)
Assets:
Cash and cash equivalents	$5,125	$5,625

Liabilities:
Minority interest	$—	$625

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at December 31, 2006—actual and pro forma	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,464,713 shares issued and outstanding at December 31, 2006—actual and pro forma	805	805
Additional paid-in-capital	1,670,330	1,670,330
Accumulated other comprehensive income	70,520	70,520
Accumulated deficit	(18,224)	(18,349)

Total Stockholders' Equity	$1,723,431	$1,723,306

(1)
Our actual cash and cash equivalents, minority interest and capitalization.

(2)
Our pro forma cash and cash equivalents, minority interest and capitalization as adjusted to reflect the effects of the private offering of approximately 125 shares of preferred stock (raising assumed gross proceeds of $625,000) by KKR Financial Corp., our REIT subsidiary, in order to maintain its status as a REIT after the conversion transaction as if the transaction had occurred as of December 31, 2006. The adjustments related to the effects of the private offering of approximately 125 shares of preferred stock are (i) an increase in cash and cash equivalents and minority interest of $500,000 and $625,000, respectively, and (ii) an increase in the accumulated deficit of $125,000 for estimated offering costs related thereto. The pro forma adjustments do not include any adjustment for the costs that we will incur in connection with the conversion transaction, which we currently estimate will be approximately $2 million.

OUR OFFICERS, OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

        We are externally managed and advised by KKR Financial Advisors LLC. Our Manager is an affiliate of KKR, a leading sponsor of private equity funds. Our Manager was formed in July 2004. All of our executive officers will be members or employees of our Manager or one or more of its affiliates. The executive offices of our Manager are located at 555 California Street, 50th Floor, San Francisco, California 94104 and the telephone number of our Manager's executive offices is (415) 315-3620. KKR Strategic Capital Management LLC, an affiliate of our Manager, manages three private investment funds. Furthermore, KKR Financial LLC, the parent of our Manager, through a wholly-owned subsidiary is the manager for certain series of corporate secured floating rate notes, and related derivative instruments, issued by an unaffiliated third party.

Our Officers

        The following sets forth certain information with respect to certain of our officers as of February 1, 2007:

Name	Age	Title
Saturnino S. Fanlo	46	Chief Executive Officer
David A. Netjes	47	Chief Operating Officer
Jeffrey B. Van Horn	46	Chief Financial Officer
Andrew J. Sossen	30	General Counsel and Secretary

        Saturnino S. Fanlo.    Mr. Fanlo has been the Chief Executive Officer of our Manager and us and a director since our inception in July 2004. He also serves on our Manager's investment committee. From July 2000 to June 2004 Mr. Fanlo was Executive Vice-President and Treasurer of Wells Fargo & Company, or Wells Fargo. As Executive Vice-President of Wells Fargo, Mr. Fanlo founded the High Yield and Structured Products Investments Groups. Mr. Fanlo was also founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly-owned subsidiary of Wells Fargo. Mr. Fanlo was also responsible for Wells Fargo's derivative units where he oversaw the firm's marketing efforts as well as formed Wells Fargo's interest rate trading, equity derivatives and commodity derivatives groups. Mr. Fanlo joined Wells Fargo in 1995; from April 1999 to July 2000 Mr. Fanlo served as an Executive Vice President; from February 1997 to April 1999 Mr. Fanlo served as a Senior Vice President, and from June 1995 to February 1997 Mr. Fanlo served as a Vice President. During his service for Wells Fargo, Mr. Fanlo oversaw the firm's wholesale funding utilizing term debt, bank notes, convertibles, preferred stock, repurchase agreements, bank notes, and equity and commodity notes. He was responsible for overseeing the firm's investment portfolio, largely comprised of mortgage securities, adjustable rate mortgages, other mortgage products and municipals. As Treasurer, Mr. Fanlo also oversaw Treasury regulatory matters, dividend policies, and rating agency interaction and directed the firm's discretionary equity and Foundation portfolios. Before joining Wells Fargo, Mr. Fanlo was a Vice President at Goldman Sachs & Co. for four years where he ran the mortgage syndicate desk. Prior to that Mr. Fanlo was Executive Vice President at ACE (USA). He also held positions at the First Boston Corporation and Metropolitan Life Insurance Company. Mr. Fanlo is a director of Capmark Financial Group Inc., or Capmark.

        David A. Netjes.    Mr. Netjes has been Chief Operating Officer of our Manager and us since our inception in July 2004. He also serves on our Manager's investment committee. From January 2004 to July 2004 Mr. Netjes was an Executive Vice-President at Wells Fargo. As Executive Vice-President, Mr. Netjes managed the Wells Fargo Treasury Division investment portfolio and the Securities and Investment Division's structured products portfolio and the franchise real estate group portfolio. From August 2001 to June 2004 Mr. Netjes was the Chief Operating Officer and Chief Financial Officer of

Sutter Advisors LLC, a subsidiary of Wells Fargo, and was a member of the Wells Fargo mergers and acquisitions due diligence team. Mr. Netjes joined Wells Fargo in March 1997; from November 2000 to January 2004 Mr. Netjes served as a Senior Vice President and Managing Director, and from March 1997 to November 2000 Mr. Netjes served as a Vice President. Before joining Wells Fargo, Mr. Netjes was a Director in the Investment Department at Cargill, Incorporated for five years and an Associate Portfolio Manager at American Express Financial Advisors, Inc. for one year. Prior to that Mr. Netjes was a Senior Manager at Arthur Andersen & Co., LLP specializing in mergers and acquisitions and financial institutions for five years and a staff accountant at KPMG LLP for one year. Mr. Netjes is a Certified Public Accountant.

        Jeffrey B. Van Horn.    Mr. Van Horn joined our Manager in October of 2004 and became our Chief Financial Officer in May 2006. Before joining our Manager, he spent three years in various finance positions, including Senior Vice President of Investments, Chief Financial Officer, Treasurer and Secretary of AvalonBay Communities, Inc. and its predecessor, Bay Apartment Communities, Inc. Prior to that, Mr. Van Horn worked in various positions, including Tax Partner, for Arthur Andersen LLP serving clients in the real estate, leasing, reverse mortgage, private equity, and REIT industries. He was a member of Arthur Andersen's firm-wide Partnership and REIT Tax Specialty Teams. Mr. Van Horn is a Certified Public Accountant.

        Andrew J. Sossen.    Mr. Sossen has been General Counsel of our Manager and us since 2006. Before joining KKR Financial Corp., he worked from September 2002 to August 2006 in the New York office of Simpson Thacher & Bartlett LLP in the firm's corporate practice, specializing in the areas of mergers and acquisitions, capital markets and securities, private equity, and bank finance.

Investment Committee

        The role of our Manager's investment committee is to review and approve our investment policies and procedures and Investment Guidelines and review and approve our investment portfolio holdings and related compliance with our investment policies and procedures and our Investment Guidelines. The investment committee meets as frequently as necessary in order for us to achieve our investment objectives.

        Our Manager's investment committee consists of: Paul Hazen, Scott Nuttall, Saturnino Fanlo and David Netjes. In addition, Henry Kravis and George Roberts are ad hoc members of our Manager's investment committee and, as such, participate in investment committee discussions on an as-needed basis. Biographical information regarding Messrs. Hazen, Kravis, Nuttall and Roberts is as follows:

        Paul M. Hazen.    Mr. Hazen is the chairman of our board of directors. Mr. Hazen joined Wells Fargo in 1970, serving as Chairman of Wells Fargo from February 1997 to May 2001, Chairman and Chief Executive Officer from February 1997 to November 1998, Chief Executive Officer from January 1995 to February 1997, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is also the former President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001 and remained in retirement until he accepted his appointment as Chairman of our board of directors. During his retirement Mr. Hazen has carried out his duties as Chairman of Accel-KKR Company, Deputy Chairman and Lead Independent Director of Vodafone PLC and Lead Independent Director of Safeway Inc. Mr. Hazen is currently the Lead Independent Director of Safeway, Inc., a director of Xstrata plc and Prosper Marketplace, Inc.

        Henry R. Kravis.    Mr. Kravis co-founded KKR in 1976. During his tenure at KKR, he has participated in the financings of more than 150 businesses in diverse industries. Currently, he participates in all investment activities of KKR and serves on KKR's Investment, Portfolio Management and Operating Committees. He is also a member of the board of directors of Legrand, US Natural

Resources, Inc. and Accel-KKR Company. Prior to founding KKR, Mr. Kravis was in the Corporate Finance Department of Bear Stearns & Company, where with Messrs. Kohlberg and Roberts he pioneered the use of leverage in acquisitions.

        George R. Roberts.    Mr. Roberts co-founded KKR in 1976. During his tenure at KKR, he has participated in the financings of more than 150 businesses in diverse industries. Currently, he participates in all investment activities of KKR and serves on KKR's Investment, Portfolio Management and Operating Committees. He is also a member of the board of directors of US National Resources, Inc. and Accel-KKR Company. Prior to founding KKR, Mr. Roberts was in the Corporate Finance Department of Bear Stearns & Company, where with Messrs. Kohlberg and Kravis he pioneered the use of leverage in acquisitions.

        Scott C. Nuttall.    Mr. Nuttall has been a director since July 2004 and has been with KKR for ten years. Mr. Nuttall is a Member of KKR and heads up its financial services industry team. He has played a significant role in KKR's investment in Alea Group Holdings (Bermuda) Ltd., Amphenol Corporation, Bristol West Holdings, Inc., Capmark, KinderCare Learning Centers, Masonite International Corporation, Walter Industries and Willis Group Holdings Ltd. He is currently a member of the board of directors of Alea Group Holdings (Bermuda) Ltd., Capmark and Masonite International Corporation. Prior to joining KKR, he was with The Blackstone Group where he was involved in numerous merchant banking and merger and acquisition transactions.

The Management Agreement

        We are party to a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations.

        The management agreement requires our Manager to manage our business affairs in conformity with the Investment Guidelines that are approved by a majority of our independent directors. Our Manager's management is under the direction of our board of directors. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets, liabilities and operations as may be appropriate, including, without limitation, the following:

  •
  serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which must be approved by a majority of our independent directors, and other policies for the approval of our board of directors;

  •
  investigating, analyzing and selecting possible investment opportunities;

  •
  with respect to prospective purchases and sales of investments, conducting negotiations with sellers and purchasers and their agents, representatives and investment bankers;

  •
  engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

  •
  negotiating on our behalf for the sale, exchange or other disposition of any of our investments;

  •
  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

  •
  providing executive and administrative personnel, office space and office services required in rendering services to us;

  •
  administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

  •
  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

  •
  counseling us in connection with policy decisions to be made by our board of directors;

  •
  evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with KKR Financial Corp.'s status as a REIT, with the Company's status as a partnership for U.S. federal income tax purposes (and not as an association or publicly traded partnership taxable as a corporation) and with the Investment Guidelines;

  •
  counseling us regarding the maintenance of KKR Financial Holdings LLC's status as a partnership for U.S. federal income tax purposes and monitoring compliance with the various requirements necessary to avoid treatment of KKR Financial Holdings LLC as an association or a publicly traded partnership taxable as a corporation as set out in the Code and the Treasury Regulations thereunder;

  •
  counseling us regarding the maintenance of KKR Financial Corp.'s status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

  •
  counseling us regarding the maintenance of our exemption from the 1940 Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

  •
  assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets and non-real estate related assets;

  •
  representing and making recommendations to us in connection with the purchase and finance of and commitment to purchase and finance mortgage loans (including on a portfolio basis), real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

  •
  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

  •
  investing or reinvesting any money of ours (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

  •
  causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to partnerships and REITs and to conduct quarterly compliance reviews with respect thereto;

  •
  causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

  •
  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, or the Exchange Act;

  •
  taking all necessary actions to enable us to make required tax filings and reports, including soliciting holders for required information to the extent required by the Code;

  •
  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

  •
  using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

  •
  performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

  •
  using commercially reasonable efforts to cause us to comply with all applicable laws.

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees will not be liable to us, our members, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our members, our stockholders, directors, officers, employees and each other person, if any, controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement. As required by the management agreement, our Manager carries errors and omissions insurance.

        Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team along with appropriate support personnel, to provide the management services to be provided by our Manager to us, the members of which team shall have as their primary responsibility the management of us and shall devote such of their time to the management of us as our board of directors reasonably deems necessary and appropriate, commensurate with our level of activity from time to time.

        The management agreement expires on December 31, 2007, and is automatically renewed for a one-year term each anniversary date thereafter. Our independent directors review our Manager's performance annually and the management agreement may be terminated annually (upon 180 days notice) upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent such a termination pursuant to clause (ii) by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our independent directors and our Manager. We must provide a 180 day prior notice of any such termination and our Manager will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, which may make it more difficult for us to terminate the management agreement.

        We may also terminate the management agreement without payment of the termination fee with a 30 day prior written notice for cause, which is defined as (i) our Manager's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our Manager's fraud, misappropriation of funds, or embezzlement against us, (iii) our Manager's gross negligence in the performance of its duties under the management agreement, (iv) the commencement of any proceeding relating to our Manager's bankruptcy or insolvency, (v) the dissolution of our Manager or (vi) a change of control of our Manager. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our Manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the 1940 Act. Furthermore, our Manager may decline to renew the management agreement by providing us with a 180 day prior written notice. Our Manager may also terminate the management agreement upon 60 days written notice if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager the termination fee described above.

Management Fees and Incentive Compensation

        We do not employ personnel and therefore rely on the resources and personnel of our Manager to conduct our operations. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, who are employees of our Manager or one or more of its affiliates, do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Accordingly, our Manager has informed us that it cannot identify the portion of the compensation awarded to our executive officers by our Manager that relates solely to their services to us, as our Manager does not compensate its employees specifically for such service.

        For performing services under the management agreement, our Manager receives a base management fee and incentive compensation based on our performance. Our Manager also receives reimbursements for certain expenses, which are made on the first business day of each calendar month. For the year ended December 31, 2006, we incurred $28.9 million in base management fees and $7.8 million in incentive compensation payable to our Manager. We also reimbursed our Manager for $8.8 million of certain expenses incurred on our behalf during that year, which reimbursements are included in general and administrative expenses in our consolidated financial statements. So long as the management agreement remains in effect, we will be required to continue to make monthly payments of the base management fee and, if applicable, quarterly payments of incentive compensation to the Manager, and to reimburse the Manager for certain expenses.

        Base Management Fee.    We pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of our equity multiplied by 1.75%. We believe that the base management fee that our Manager is entitled to receive is generally comparable to the base management fee received by the managers of comparable externally managed specialty finance companies. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of us, receive no cash compensation directly from us.

        For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for the repurchases of our common stock. The foregoing calculation of the base management fee will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

        Our Manager is required to calculate the base management fee within 15 business days after the end of each month and to deliver that calculation to us promptly. We are obligated to pay the base management fee within twenty business days after the end of each month. We may elect to have our Manager allocate the base management fee among us and our subsidiaries, in which case the fee would be paid directly by each entity that received an allocation.

        Reimbursement of Expenses.    Because our Manager's employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm's-length basis.

        We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to, rent, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal, tax, accounting, consulting and auditing fees and expenses, the compensation and expenses of our directors, the cost of directors' and officers' liability insurance, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees and closing costs), expenses associated with securities offerings of ours, expenses relating to making distributions to our stockholders, the costs of printing and mailing proxies and reports to our stockholders, costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us, costs incurred by employees of our Manager for travel on our behalf, the costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing, and custodial fees and expenses, expenses of our transfer agent, the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred by us or on our behalf. In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. Except as noted above, our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager's employees and other related expenses, except that we may elect to have our Manager allocate expenses among us and our subsidiaries, in which case expenses would be paid directly by each entity that received an allocation.

        Incentive Compensation.    In addition to the base management fee, our Manager receives quarterly incentive compensation in an amount equal to the product of:

  (i)
  25% of the dollar amount by which:

  (a)
  our Net Income, before Incentive Compensation, per weighted average share for such quarter, exceeds

    (b)
    an amount equal to (A) the weighted average of the price per share in our August 2004 private placement and the prices per share in any subsequent offerings by us multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by

  (ii)
  the weighted average number of shares outstanding in such quarter.

        The foregoing calculation of incentive compensation will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. The incentive compensation calculation and payment shall be made quarterly in arrears.

        For purposes of the foregoing:

    "Net Income" shall be determined by calculating the net income available to owners of shares before non-cash equity compensation expense, in accordance with GAAP.

    "Ten Year Treasury Rate" means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H.15 or any successor publication during a fiscal quarter.

        Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

        Our Manager shall compute the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we shall pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager's written statement setting forth the computation of the incentive fee for such quarter. We may elect to have our Manager allocate the incentive management fee among us and our subsidiaries, in which case the fee would be paid directly by each entity that received an allocation.

        Manager's Relationship with KKR. Our Manager is an affiliate of KKR. There is no agreement in place whereby KKR will provide our Manager with any support or assistance in performing its management fuction. Certain individuals associated with KKR serve on the KKR Financial Corp. board of directors and the Manager's investment committee and will serve on our board of directors after the completion of the conversion transaction. In addition, KKR and Messrs. Fanlo and Netjes own 65%, 21% and 14%, respectively, of KKR Financial LLC, the parent of our Manager. See "Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager."

The Collateral Management Agreements

        An affiliate of our Manager has entered into separate management agreements with KKR Financial CLO 2005-1, Ltd., or CLO 2005-1, KKR Financial CLO 2005-2, Ltd., or CLO 2005-2, and KKR Financial CLO 2006-1, Ltd., or CLO 2006-1, and is entitled to receive fees for the services performed as the collateral manager under the management agreements. As of December 31, 2006, the collateral manager has permanently waived approximately $2.6 million of management fees payable to it from CLO 2005-1 which covered the period commencing in March 2005 and ending in December 2006, has permanently waived approximately $1.7 million of management fees payable to it from CLO 2005-2 which covered the period commencing November 2005 and ending in December 2006 and has permanently waived approximately $1.4 million of management fees payable to it from CLO 2006-1 which covered the period commencing September 2006 and ending in December 2006. The current waivers for CLO 2005-1, CLO 2005-2, and CLO 2006-1 expire in April 2007, May 2007, and May 2007, respectively. The collateral manager evaluates such waivers on a quarterly basis and there are no assurances that the collateral manager will waive such management fees subsequent to those dates.

        CLO 2005-1, CLO 2005-2, and CLO 2006-1 are wholly-owned foreign taxable REIT subsidiaries that were established to facilitate securitization transactions, structured as secured financing transactions. They are organized as exempted companies incorporated with limited liability under the laws of the Cayman Islands, and are generally exempt from federal and state income tax at the corporate entity level because they restrict their activities in the United States to trading in stock and securities for their own account. Therefore, despite their status as taxable REIT subsidiaries, they generally will not be subject to corporate income tax on their earnings; however, we are generally required to include their current taxable income in our calculation of REIT taxable income.

2004 Stock Incentive Plan; Options and Restricted Stock Awards

  2004 Stock Incentive Plan

        We have adopted the stock incentive plan to provide incentives to employees (should we in the future have any employees), non-employee directors, our Manager and other service providers. The incentive plan is administered by the Compensation Committee. Unless terminated earlier, the stock incentive plan will terminate in 2014, but will thereafter continue to govern unexpired awards. As of December 31, 2006, the total number of shares that may be used to satisfy awards under the plan was 8,089,625, including 1,989,779 shares of common stock issuable upon the exercise of common stock options outstanding and 3,140,340 shares of restricted common stock that we had previously issued. Furthermore, the number of shares that may be issued during the plan's life will increase by 125,000 shares on an annual basis to provide for annual awards of restricted common stock to our directors.

        The stock incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and common stock options that do not qualify as incentive stock options. The exercise price of each common stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The Compensation Committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

        The stock incentive plan also permits the grant of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the Compensation Committee, may also be issued under the stock incentive plan.

        The Compensation Committee may also grant shares of our common stock, stock appreciation rights, performance awards and other stock and non-stock-based awards under the stock incentive plan. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. Each award under the stock incentive plan may not be exercisable more than 10 years after the date of grant.

        The Compensation Committee may make additional grants of options and restricted stock in the future. Factors that may be considered by the Compensation Committee in determining to grant additional awards include the following:

  •
  the total return realized by investors in our shares;

  •
  the price to earnings ratio of our shares relative to that of our peers;

  •
  the successful completion of future equity offerings;

  •
  recommendations of compensation consultants retained by the Compensation Committee;

  •
  the successful completion of significant projects or initiatives;

  •
  our results of operations relative to our peers;

  •
  our management of credit, market and operating risk; and

  •
  competitive factors including the compensation received by our Manager for managing investment funds with similar investment strategies.

        On July 3, 2006, the Compensation Committee granted certain awards of restricted common stock to our chairman and to Messrs. Aldinger, Cowell, deRegt, Finigan, Hubbard, Kari and Licht and to Ms. McAneny pursuant to the stock incentive plan. The Compensation Committee granted our chairman 5,615 shares of restricted common stock and each of Messrs. Aldinger, Cowell, deRegt, Finigan, Hubbard, Kari, and Licht and Ms. McAneny 3,275 shares of restricted common stock. In addition, on the same date, the Compensation Committee granted Mr. Finigan 1,337 shares of restricted common stock based upon his duration of service on the Board prior to July 1, 2006. See "Director Compensation" on page 89.

        Our board of directors may at any time amend, alter or discontinue the stock incentive plan, but cannot, without a participant's consent, take any action that would impair the rights of such participant under any award granted under the stock incentive plan. To the extent required by law, our board of directors will obtain approval of the stockholders for any amendment that would, other than through adjustment as provided in the incentive plan:

  •
  increase the total number of shares of our common stock reserved for issuance under the stock incentive plan;

  •
  change the class of eligible participants under the stock incentive plan; or

  •
  otherwise require such approval.

        The stock incentive plan provides that the Compensation Committee has the discretion to provide that all or any outstanding common stock options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash and/or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the stock incentive plan if there is a change in control (as defined in the plan) of us.

        In connection with our August 2004 private placement, we granted our Manager options to purchase 1,989,779 shares of our common stock, representing 5% of the shares that were outstanding following the completion of the private placement (excluding plan awards), with an exercise price equal to the offering price of our shares in the offering. We also granted our Manager 1,193,867 shares of restricted common stock, representing 3% of the shares that were outstanding following the completion of the private placement (excluding plan awards). Such awards vest in one-third increments on the first three anniversaries of the date of completion of our August 2004 private placement. Our Manager has the right in its discretion to allocate these stock options and shares of restricted common stock to its officers, employees and other individuals who provide services to us.

        On July 14, 2005, the Compensation Committee granted our Manager 1,875,000 shares of restricted common stock. This grant was made pursuant to our stock incentive plan. Such award vests in one-third increments on the first three anniversaries of the date of grant.

  Options and Restricted Stock Rewards

        The Compensation Committee did not grant any shares of restricted common stock or options to acquire shares of common stock during 2006 except for the grants of restricted common stock to our directors described under "Director Compensation" on page 89.

  Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Tracy L. Collins, Kenneth M. deRegt, Vincent Paul Finigan, Deborah H. McAneny and Willy R. Strothotte. None of the members of the Compensation Committee is our current or former officer or employee. William F. Aldinger served as a member of the Compensation Committee during 2006 but resigned from the Compensation Committee effective as of June 1, 2006. During 2006, none of our executive officers served as members of the Compensation Committee of any entity that had one or more executive officers who served on our board of directors or the Compensation Committee. As a result, there are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

OUR BOARD OF DIRECTORS

Our Directors

        The board of directors of KKR Financial Corp. currently consists of twelve directors. Each of the directors of KKR Financial Corp. will serve on the board of directors of KKR Financial Holdings LLC after the conversion transaction. The following sets forth certain information with respect to our directors as of February 1, 2007:

Name	Age	Title
Paul M. Hazen	65	Chairman; Director
Saturnino S. Fanlo	46	Founding Partner and Chief Executive Officer; Director
William F. Aldinger	59	Director
Tracy Collins	43	Director
Kenneth M. deRegt	51	Director
Vincent Paul Finigan	60	Director
R. Glenn Hubbard	48	Director
Ross J. Kari	48	Director
Ely L. Licht	59	Director
Deborah H. McAneny	47	Director
Scott C. Nuttall	34	Member, KKR; Director
Willy R. Strothotte	63	Director

Biographical Information

        Paul M. Hazen.    See "Our Officers, Our Manager and the Management Agreement—Investment Committee" on page 74.

        Saturnino S. Fanlo.    See "Our Officers, Our Manager and the Management Agreement—Our Officers" on page 73.

        William F. Aldinger.    Mr. Aldinger has been a director since June 2005. He has been President and Chief Executive Officer of Capmark since June 2006. He was Chairman and CEO of HSBC North America Holdings, Inc. from January 2004 to April 2005. Mr. Aldinger served as Chairman and CEO of HSBC Finance Corporation, formerly known as Household International Inc., a consumer finance company, from May 1996 to January 2004. Mr. Aldinger served as President and CEO of Household International, Inc. from September 1994 to May 1996. Prior to joining Household International, Mr. Aldinger served in various positions at Wells Fargo Bank, including Vice Chairman. Mr. Aldinger is a director of AT&T, Inc., Charles Schwab Co. and Illinois Tool Works, Inc. He is a member of the boards of Children's Memorial Medical Center/Children's Memorial Hospital and the Children's Memorial Foundation.

        Tracy Collins.    Ms. Collins has been a director since August 2006. During her career in financial services, Ms. Collins has worked as a Senior Managing Director and Head of Asset-Backed Securities Research at Bear Stearns & Co., Inc. and as a Managing Director and Head of Asset-Backed Securities Research at Credit Suisse Group (formerly known as Credit Suisse First Boston).

        Kenneth M. deRegt.    Mr. deRegt has been a director since April 2005. He currently is an Advisory Director for Aetos Capital, LLC, an investment management firm, and has served in this role since January 2003. Mr. deRegt joined Morgan Stanley in 1981, where he was made a Vice President in January 1983, a Principal in January 1985, and a Managing Director in January 1986. From January 1997 through December 2000, Mr. deRegt headed the Fixed Income, Currencies and Commodities businesses for Morgan Stanley, and was a member of Morgan Stanley's Management Committee. From January 2000 until December 2003, Mr. deRegt was a private investor. Mr. deRegt is currently the Chairman of the Board of Trustees of the Eagle Hill School, and is a member of the Board of Trustees of PASE—The Partnership for After School Education.

        Vincent Paul Finigan.    Mr. Finigan has been a director since February 2006. He has been a Partner of Morgan, Lewis & Bockius LLP since 2003 and was with Brobeck, Phleger & Harrison LLP from 1972 to 2003.

        R. Glenn Hubbard.    Mr. Hubbard has been a director since October 2004. He was named the Dean of Columbia University's Graduate School of Business in 2004. From 1994 to the present time, Mr. Hubbard has been the Russell L. Carson Professor of Finance and Economics in the Department of Economics and Graduate School of Business of Columbia University. From February 2001 until March 2003, he took a leave of absence from his teaching post to serve as Chairman of the U.S. Council of Economic Advisers. He was Deputy Assistant Secretary of the U.S. Treasury Department for Tax Policy from 1991 to 1993. Mr. Hubbard is a research associate at the National Bureau of Economic Research, and a visiting scholar at the America Enterprise Institute in Washington, D.C. He is currently a director of ADP, Inc., BlackRock Closed-End Funds, Capmark Financial Group Inc., Duke Realty Corporation, MetLife, Inc. and Ripplewood Holdings. He is also a trustee of the Economic Club of New York and the Fifth Avenue Presbyterian Church of New York.

        Ross J. Kari.    Mr. Kari has been a director since August 2004. He is currently Executive Vice President and Chief Financial Officer of Safeco Corporation. Prior to that he was Executive Vice President and Chief Operating Officer of the Federal Home Loan Bank of San Francisco from March 2002 to June 2006. Mr. Kari was Chief Financial Officer of MyCFO, a wealth management firm, from 2001 to 2002, and prior to that, was employed at Wells Fargo for 18 years, including as Chief Financial Officer from 1998 to 2001.

        Ely L. Licht.    Mr. Licht has been a director since April 2005. Mr. Licht is currently an Executive Vice President and Chairman of Credit Policy for Capmark. Prior to joining Capmark in March 2007, Mr. Licht was in retirement. From January 2002 to December 2002, Mr. Licht was semi-retired, serving as a consultant to Wells Fargo on a part-time basis. Prior to his semi-retirement, Mr. Licht was employed at Wells Fargo for 18 years, including as Chief Credit Officer from November 1998 to December 2001, and Executive Vice President for Credit Administration from February 1990 to November 1998.

        Deborah H. McAneny.    Ms. McAneny has been a director since April 2005. Ms. McAneny was employed at John Hancock Financial Services for 20 years, including as Executive Vice President for Structured and Alternative Investments of John Hancock Financial Services and as a member of its Policy Committee from 2002 to 2004, Senior Vice President for John Hancock's Real Estate Investment Group from 2000 to 2002, and as a Vice President of the Real Estate Investment Group from 1997 to 2000. She is currently a director of HFF, Inc., a Trustee of the University of Vermont and The Rivers School and is a past President of the Commercial Mortgage Securities Association. Ms. McAneny also is the sole member of Equinox Advisors LLC, which provides strategic consulting work for businesses in the financial services and real estate industries.

        Scott C. Nuttall.    See "Our Officers, Our Manager and the Management Agreement—Investment Committee" on page 74.

        Willy R. Strothotte.    Mr. Strothotte has been a director since January 2007. Mr. Strothotte is Chairman of Glencore International AG. From 1961 to 1978 Mr. Strothotte held various positions with responsibility for international trading in metals and minerals in Germany, Belgium and the USA. In 1978, Mr. Strothotte joined Glencore International, taking up the position of Head of Metals and Minerals in 1984. Mr. Strothotte was appointed Chief Executive Officer of Glencore in 1993 and held the combined positions of Chairman and Chief Executive Officer from 1994 until 2001, when the roles of Chairman and Chief Executive were split. Mr. Strothotte has been Chairman of Xstrata AG since 1994, and Chairman of Xstrata plc since February 2002, and is currently a director of Century Aluminum Corporation and Minara Resources Limited.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board

        During the 2006 fiscal year, our board of directors met on 6 occasions and did not act by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings (held during the period for which such person was a director) of our board of directors and of the committees on which the director served (held during the period that such person served on such committees), other than Mr. Kari who attended 50%.

Committees of the Board

        Our board of directors currently has five standing committees: the Affiliated Transactions Committee, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. All of the committees, except for the Executive Committee, consist solely of independent directors. Matters put to a vote at any one of our committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written or electronic consent of the directors on that committee. Our board of directors has adopted a written charter for the Affiliated Transactions Committee, Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, all of which are available at our website located at http://www.kkrkfn.com under the caption "Investor Relations—Corporate Governance—Committees and Charters" and are also available in print to any stockholder on request in writing to KKR Financial Corp., Attn: Investor Relations, 555 California St., 50th Floor, San Francisco, CA 94104. In addition, the Audit Committee charter is attached as Annex C to this proxy statement/prospectus. Our board of directors may from time to time appoint other committees as circumstances warrant. Any new committees will have authority and responsibility as delegated by our board of directors.

  Affiliated Transactions Committee

        The members of the Affiliated Transactions Committee are Kenneth M. deRegt, Vincent Paul Finigan, Deborah H. McAneny and Willy R. Strothotte. Vincent Paul Finigan chairs the Affiliated Transactions Committee. See "Our Board of Directors—Biographical Information" on page 84 for information concerning the professional backgrounds of these members. Our board of directors has determined that each of the directors of the Affiliated Transactions Committee satisfies the independence requirements of the NYSE. The Affiliated Transactions Committee is responsible for reviewing and monitoring the Manager's compliance with the investment policies established by our board of directors and the affiliated transactions policy that the Manager has adopted, as well as providing pre-approval of specified transactions with affiliates. The Affiliated Transactions Committee was chartered in February 2006 and held 3 meetings during 2006.

  Audit Committee

        The members of the Audit Committee are Tracy L. Collins, R. Glenn Hubbard and Ross J. Kari. Ross J. Kari is the chair of the Audit Committee. Our board of directors has determined that all members of the Audit Committee satisfy the independence requirements of the NYSE and the SEC and that Ross J. Kari is an Audit Committee "financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.

        Among other things, the Audit Committee oversees our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm and the performance of the independent registered public accounting firm and any internal auditors. The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        The Audit Committee held 5 meetings during 2006.

  Compensation Committee

        The members of the Compensation Committee are Tracy L. Collins, Kenneth M. deRegt, Vincent Paul Finigan, Deborah H. McAneny and Willy R. Strothotte. Deborah H. McAneny is the chair of the Compensation Committee. Our board of directors has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE. The principal functions of the Compensation Committee are to review the compensation payable to the directors, to oversee the annual review by our independent directors of the fees that we pay to our Manager under the management agreement, to administer our stock incentive plan and approve the grant of awards under that plan. The Compensation Committee has authority to determine the compensation payable to our directors and to grant awards under our stock incentive plan and solicits the recommendations of our executive officers and outside compensation consultants in determining the amount or form of such director compensation or awards. The committee has retained Johnson Associates, Inc. to determine and recommend the amount and form of director compensation based in part on a comparison to other externally managed specialty finance companies. Furthermore, because the management agreement provides that the Manager is responsible for managing our affairs, our officers, all of whom are employees of the Manager, do not receive cash compensation from us for serving as our executive officers.

        The Compensation Committee held 3 meetings during 2006.

  Executive Committee

        The members of the Executive Committee are Saturnino S. Fanlo and Scott C. Nuttall. The Executive Committee exercises the authority of our board of directors on such matters as are delegated to it by our board of directors from time to time and exercises the powers of our board of directors between meetings of our board of directors.

  Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Vincent Paul Finigan, R. Glenn Hubbard and Deborah H. McAneny. R. Glenn Hubbard chairs the Nominating and Corporate Governance Committee. Our board of directors has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee recommends to our board of directors future nominees for election as directors and considers potential nominees brought to its attention by any of our directors or officers. The committee has not established a specific set of minimum qualifications that must be met by director candidates. In making recommendations, however, the committee considers and will consider such candidates based on their backgrounds, skills, expertise, accessibility and availability to serve effectively on the our board of directors. The Nominating and Corporate Governance Committee will evaluate director candidates proposed by stockholders on the same basis that it evaluates other director candidates. Stockholders may submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to Mr. Hubbard in care of KKR Financial Corp., 555 California Street, 50th Floor, San Francisco, California 94104. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). In addition, the committee reviews and makes recommendations on matters involving the general operation of our board of directors and its corporate governance, and annually recommends to our board of directors nominees for each committee of our board of directors. The Nominating and Corporate Governance Committee annually facilitates the assessment of our board of directors' performance as a whole and of the individual directors and reports thereon to our board of directors and is also responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines.

        The Nominating and Corporate Governance Committee held 4 meetings during 2006 and acted by unanimous written consent one time during 2006.

 DIRECTOR COMPENSATION

        Members of our board of directors who are also employees of us (should we in the future have any employees) or of our Manager or KKR or its affiliates, other than Mr. Aldinger, Mr. Hazen and Mr. Licht, do not receive any additional compensation for serving on our Board. The following table sets forth information concerning the compensation of our directors (other than Messrs. Fanlo and Nuttall) during 2006.

2006 Director Compensation

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
William F. Aldinger	$63,500	$69,758	$8,912	$142,170
Tracy L. Collins	28,152	—	—	28,152
Patrick Cowell	59,000	69,758	13,188	141,946
Kenneth M. deRegt	66,500	69,758	9,660	145,918
Vincent Paul Finigan	72,500	98,236	4,658	175,394
Paul M. Hazen	171,250	119,600	23,934	314,784
R. Glenn Hubbard	77,000	69,758	11,901	158,659
Ross J. Kari	88,500	69,758	13,188	171,446
Eli L. Licht	98,167	69,758	9,660	177,585
Deborah H. McAneny	87,500	69,758	9,660	166,918

(1)
Mr. Finigan and Ms. Collins joined the board of directors on February 1, 2006 and August 2, 2006, respectively. Mr. Cowell resigned from the board of directors on January 31, 2007. Willie R. Strothotte was appointed to our board of directors in January 2007 and therefore did not receive any compensation in his capacity as a director during 2006.

(2)
Consists of the amounts described below under "Cash Compensation." In the case of Mr. Hazen, includes an annual retainer of $150,000 for serving as our chairman; in the case of Mr. Kari and Mr. Licht, includes an annual retainer of $25,000 for serving as chairs of our Audit Committee and Affiliated Transactions Committee, respectively; in the case of Ms. McAneny, includes an annual retainer of $15,000 for serving as chair of the Compensation Committee; and, in the case of Mr. Hubbard, includes an annual retainer of $7,500 for serving as chair of our Nominating and Corporate Governance Committee. During 2006, Mr. deRegt, Mr. Finigan and Mr. Hubbard deferred a total of $44,835, $45,791 and $52,942, respectively, in cash compensation in exchange for 1,905.69 shares, 1,907.66 shares and 2,239 shares, respectively, of phantom stock pursuant to the KKR Financial Corp. Non-Employee Directors' Deferred Compensation and Stock Award Plan.

(3)
The amounts shown in this column reflect restricted common stock awards described below under "Equity Compensation." These awards vest in one-third increments on the first three anniversaries of the date of grant. The amounts shown in this column are valued based on the amount recognized for financial statement reporting purposes for such awards with respect to 2006 pursuant to SFAS No. 123(R), Share-Based Payment ("SFAS 123R"). See Note 11 to the consolidated financial statements included in our annual report for a discussion of the relevant assumptions used in calculating these amounts pursuant to SFAS 123R. The grant date fair value pursuant to SFAS 123R for each option award is set forth below:

Name	Stock Award: Number of Shares of Stock (#)	Grant Date	Grant Date Fair Value of Stock Award ($)
William F. Aldinger	3,275	July 3, 2006	$69,758
Patrick Cowell	3,275	July 3, 2006	69,758
Kenneth M. deRegt	3,275	July 3, 2006	69,758
Vincent Paul Finigan	4,612	July 3, 2006	98,236
Paul M. Hazen	5,615	July 3, 2006	119,600
R. Glenn Hubbard	3,275	July 3, 2006	69,758
Ross J. Kari	3,275	July 3, 2006	69,758
Eli L. Licht	3,275	July 3, 2006	69,758
Deborah H. McAneny	3,275	July 3, 2006	69,758

See Note 11 to the consolidated financial statements included in our annual report for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123R.

(4)
As of December 31, 2006, each director (other than Messrs. Fanlo and Nuttall) had outstanding the following number of restricted common stock awards:

Name	Vested Stock Awards (#)	Unvested Stock Awards (#)
William F. Aldinger	1,004	5,284
Patrick Cowell	3,437	5,150
Kenneth M. deRegt	1,138	5,552
Vincent Paul Finigan	—	4,612
Paul M. Hazen	6,606	8,828
R. Glenn Hubbard	1,540	6,355
Ross J. Kari	3,437	5,150
Eli L. Licht	1,138	5,552
Deborah H. McAneny	1,138	5,552
(5)
The amounts shown in this column represent distributions that were paid on the vested and unvested restricted common stock awards.

  Cash Compensation

        Each director (other than Messrs. Fanlo, Hazen and Nuttall) receives an annual retainer of $50,000, a fee of $1,500 for each full board of directors meeting attended in person or telephonically and a fee of $1,500 for each committee meeting attended in person or telephonically and that occurs on a date different from a full board meeting date. In addition, Mr. Hazen in his capacity as our chairman receives an annual retainer of $150,000 for services in such capacity and a fee of $3,000 for each full board of directors meeting attended in person or telephonically and for each committee meeting attended in person or telephonically and that occurs on a date different from a full board of directors meeting date. Furthermore, the Audit Committee and the Affiliated Transactions Committee chairs receive an annual retainer of $25,000, the chairman of the Compensation Committee receives an annual retainer of $15,000 and the Nominating and Corporate Governance Committee chair receives an annual retainer of $7,500. We also reimburse our directors (other than Messrs. Fanlo and Nuttall) for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings.

  Equity Compensation

        Directors (other than Messrs. Fanlo and Nuttall) are eligible to receive restricted common stock, common stock options and other stock-based awards under our stock incentive plan. On July 3, 2006, the Compensation Committee granted certain awards of restricted common stock pursuant to the stock incentive plan. The Compensation Committee granted our chairman 5,615 shares of restricted common stock and each of Messrs. Aldinger, Cowell, deRegt, Finigan, Hubbard, Kari, and Licht and Ms. McAneny 3,275 shares of restricted common stock. In addition, on the same date, the Compensation Committee granted Mr. Finigan 1,337 shares of restricted common stock based upon his duration of service on the board of directors prior to July 1, 2006. These awards vest in one-third increments on the first three anniversaries of the date of grant. Subsequent awards are expected to be granted to directors (other than Messrs. Fanlo and Nuttall) on an annual basis and, in the case of newly elected non-excluded directors, upon their election as directors, subject to formal grant by the Compensation Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information known to us regarding the beneficial ownership of our common stock. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns (of record or beneficially);

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of common stock options that are currently vested or which are scheduled to vest within 60 days).

        Except as otherwise noted, information is given as of February 28, 2007. The table presents information regarding:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known to us to own beneficially more than five percent of our common stock.

        Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owners(1)	Shares of the Company's Common Stock Beneficially Owned	Percentage of the Company's Common Stock Beneficially Owned(2)
Marsico Capital Management, LLC(3)	7,880,889	9.8%
Wellington Management Company, LLP(4)	4,372,544	5.4%
Paul M. Hazen(5)(6)	3,182,409	3.9%
Saturnino S. Fanlo(5)(7)	3,486,505	4.3%
David A. Netjes(5)(8)	3,371,010	4.1%
Jeffrey B. Van Horn(9)	9,633	*
William F. Aldinger(10)	11,188	*
Tracy L. Collins	—	*
Kenneth M. deRegt(11)	24,190	*
Vincent Paul Finigan(12)	4,612	*
R. Glenn Hubbard(12)	7,895	*
Ross J. Kari(13)	10,087	*
Ely L. Licht(12)	6,690	*
Deborah H. McAneny(11)	16,690	*
Scott C. Nuttall(5)(14)	2,941,975	3.6%
Willy R. Strothotte	—	*
All officers and directors as a group (14 persons)	4,321,959	5.3%

*
Holdings represent less than 1% of all shares outstanding.

(1)
The address for all officers and directors and our Manager is 555 California Street, 50th Floor, San Francisco, California 94104.

(2)
For all directors and officers other than Messrs. Fanlo, Hazen, Netjes and Nuttall, based on 80,464,713 shares of our common stock outstanding as of February 28, 2007. For Messrs. Fanlo, Hazen, Netjes and Nuttall, based on 81,733,733 shares of our common stock outstanding as of February 28, 2007 which includes the 1,269,020 options to purchase shares of our common stock granted to our Manager which are exercisable within 60 days of the date of this proxy statement/prospectus.

(3)
Of this aggregate number, Marsico Capital Management, LLC reported on Schedule 13G filed with the SEC on February 13, 2007, that it had (a) sole voting power on 7,718,962 shares, (b) shared voting power on no shares, (c) sole dispositive power on 7,880,889 shares, and (d) shared dispositive power on no shares. The address for Marsico Capital Management, LLC is 1200 17th Street, Suite 1600, Denver, CO 80202.

(4)
Of this aggregate number, Wellington Management Company, LLP reported on Schedule 13G filed with the SEC on February 14, 2007, that it had (a) sole voting power on no shares, (b) shared voting power on 2,894,100 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 4,324,544 shares. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(5)
Messrs. Fanlo and Netjes are each officers of our Manager. Mr. Hazen serves on our Manager's investment committee and Mr. Nuttall serves on our Manager's investment committee and is an executive of KKR. Accordingly, such individuals may be deemed to beneficially own 1,647,955 shares of restricted common stock owned by our Manager and 1,269,020 options to purchase shares of our common stock granted to our Manager, which options are exercisable within 60 days of the date of this proxy statement/prospectus. Does not include 663,260 options to purchase shares of our common stock granted to our Manager, which options are not exercisable within 60 days of the date of this proxy statement/prospectus. Each such individual officer and director disclaims beneficial ownership of any such shares in which they do not have a pecuniary interest.

(6)
Includes 15,434 shares of restricted common stock held directly.

(7)
Includes 174,000 shares of common stock held directly and 395,530 shares of restricted common stock held directly.

(8)
Includes 166,182 shares of common stock held directly and 287,853 shares of restricted common stock held directly.

(9)
Includes 4,681 shares of restricted common stock held directly.

(10)
Includes 6,288 shares of restricted common stock held directly.

(11)
Includes 6,690 shares of restricted common stock held directly.

(12)
Restricted common stock held directly.

(13)
Includes 8,587 shares of restricted common stock held directly.

(14)
Includes 25,000 shares of common stock held directly.

CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH OUR MANAGER

        We are externally managed and advised by KKR Financial Advisors LLC, our Manager, which is an affiliate of KKR, a leading sponsor of private equity funds. All of our executive officers are members or employees of our Manager or one or more of its affiliates. See "Our Officers, Our Manager and the Management Agreement."

        Saturnino S. Fanlo, our chief executive officer, and David A. Netjes, our chief operating officer, also serve in those capacities for our Manager and as of February 28, 2007 beneficially owned 5.0% and 4.9% of our common stock on a fully diluted basis, respectively. In addition, our chairman, Paul M. Hazen, and one of our directors, Scott C. Nuttall, serve as members of our Manager's investment committee and as of February 28, 2007 beneficially owned 4.7% and 4.4% of our common stock on a fully diluted basis, respectively. As of February 28, 2007, our Manager and its affiliates collectively owned approximately 12.1% of our common stock on a fully diluted basis and received their pro rata portion of the distributions we made to our stockholders and will receive their pro rata portion of future distributions, if any. For purposes of computing the percentage of our shares owned by any person or persons on a fully diluted basis, we assume the exercise of all stock options beneficially owned by such person or persons, as the case may be. Furthermore, our Manager is wholly-owned by KKR Financial LLC, and KKR and Messrs. Fanlo and Netjes own 65%, 21% and 14%, respectively, of KKR Financial LLC.

        Various potential conflicts of interests exist as a result of our structure and the terms and incentives created by the management agreement. Among other conflicts which may exist are the following:

  •
  we are highly dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement;

  •
  the departure of any of the senior management of our Manager or the loss of our access to KKR's investment professionals and principals may adversely affect our ability to achieve our investment objectives;

  •
  if our Manager ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us;

  •
  our Manager has limited experience in managing a specialty finance company, and our investment focus differs from those of most other KKR funds;

  •
  our board of directors has approved very broad Investment Guidelines for our Manager and does not approve individual investment decisions made by our Manager, except in limited circumstances;

  •
  the incentive fee provided for under the management agreement may induce our Manager to make certain investments, including speculative investments;

  •
  there are various potential conflicts of interest in our relationship with our Manager and its affiliates, including KKR, which could result in decisions that are not in the best interests of holders of our shares;

  •
  affiliates of our Manager and KKR compete with us and there may be conflicts arising from the allocation of investment opportunities;

  •
  various of our investments may create a conflict of interest with KKR and other affiliates;

  •
  we compete with other investment entities associated with KKR for access to KKR's investment professionals and principals;

  •
  termination by us of the management agreement with our Manager without cause is difficult and costly;

  •
  our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn may negatively affect the potential return to holders of our shares;

  •
  conversely, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information if reviewed, might otherwise impact our judgment with respect to such investments; and

  •
  our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

See "Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager."

        To address the risks related to a subset of these potential conflicts related to transactions by and between the Company and (1) KKR and entities that are controlled by or under common control of KKR, including our Manager, or with respect to which KKR or its affiliates have a direct or indirect material interest, or (2) any executive officer, director, director nominee of, or any 5% or more beneficial owner of any equity interest of, the Company, KKR or any of its affiliates, including the Manager, or member of the immediate family of any of the foregoing related persons or any entity in which any of the foregoing persons has, or will have a direct or indirect material interest, which we refer to collectively as Affiliated Transactions, our Manager is adopting an Affiliated Transactions Policy, which will be reviewed and monitored by the Affiliated Transactions Committee of our board, which we refer to as the Affiliated Transaction Committee, as well as by the board. See "—The Affiliated Transactions Policy of Our Manager and Our Affiliated Transactions Committee."

AFFILIATED TRANSACTIONS POLICY OF OUR MANAGER AND OUR AFFILIATED TRANSACTIONS COMMITTEE

  Affiliated Transactions Policy Of Our Manager

        Our Manager has recently adopted an Affiliated Transactions Policy which documents and supplements the prior policies and procedures which have been in place at the Manager for the oversight and review of all Affiliated Transactions. The Affiliated Transactions Policy is designed to ensure that the Manager abides by the framework that has been established under the Investment Policies for the approval of transactions with affiliates, or Affiliated Transactions, that the Manager provides appropriate information to the Affiliated Transactions Committee and our board of directors concerning the Affiliated Transactions that are entered into by the Manager on behalf of the Company, and that the Manager maintains appropriate policies and procedures to ensure compliance with all legal obligations with respect to investments in, and trading in, securities of companies with respect to which either the Manager or KKR and its affiliates may possess confidential non-public information, and policies and procedures to ensure compliance with any standstill, lock-up or other contractual obligations that may be applicable to securities held by the Company.

        In the ordinary course of business, we invest in entities that are affiliated with KKR. As of December 31, 2006, our investments in KKR affiliated companies, excluding investments held by an unconsolidated subsidiary, consisted of $110.8 million of non-marketable equity securities, $257.0 million of securities available-for-sale and $527.3 million of corporate loans. This includes the $40.7 million investment in Capmark, described below. In accordance with the investment policies which have been established for our Manager by our board of directors, or the Investment Policies, approval by the independent directors of the board, which approval may be rendered by the Affiliated Transactions Committee, is required for Affiliated Transactions in only a limited set of circumstances.

        Any single investment which constitutes an Affiliated Transaction and falls within the following broad categories is deemed "Pre-approved" under the Investment Policies, and does not require any separate approval by either the independent directors on our board or by the Affiliated Transactions Committee:

  1.
  debt investments rated less than CCC- with investment amounts equal to or less than 3% of the Company's consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  2.
  debt investments rated CCC- through CCC+ with investment amounts equal to or less than 6% of the Company's consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  3.
  debt investments rated B- through B+ with investment amounts equal to or less than 15% of the Company's consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended; and

  4.
  debt investments rated BB- and above with investment amounts equal to or less than 25% of the Company's consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended.

        In certain circumstances, however, investments and other transactions which fall within these broad pre-approval categories are required under the Investment Policies and the Affiliated Transactions Policy to be presented to the Affiliated Transactions Committee for a separate pre-approval. Transactions which require such pre-approval include:

  1.
  any investment if any of the following is present:

  a.
  the investment is in a type of investment that the investment committee of the Manager, which we refer to as the Investment Committee, has a current policy of disfavoring as a general matter;

  b.
  the structure or pricing is worse than current market comparables;

  c.
  the investment or loan is not being offered generally to other investors on the same or less favorable terms;

  d.
  in the judgment of the Manager, the transaction would not be fully subscribed in the absence of the proposed investment by the Company; or

  e.
  more than 35% of the proposed or outstanding issue amount is purchased by us and/or any other investment vehicles controlled by either our Manager or KKR.

  2.
  Any investment where, after giving effect to the investment, the aggregate amount of investments of the Company consisting of investments in entities affiliated with KKR or that would otherwise constitute Affiliated Transactions would exceed a percentage established from time to time by a majority of the Independent Directors or by the Affiliate Transactions Committee (such percentage to initially equal 50% of all of the Company's investments excluding residential mortgage loans and mortgage-backed securities). For the avoidance of doubt, the test set forth above shall exclude investments related to joint financing transactions, except to the extent of the allocable interest in such joint financing transactions that are related to underlying investments which would otherwise constitute Affiliated Transactions.

        It is the obligation of the Manager to determine which investments and other transactions engaged in by the Company constitute Affiliated Transactions and which such investments and other transactions are properly considered pre-approved under the categories set forth in the Investment Policies and which require the separate pre-approval of the Affiliated Transactions Committee (or at the discretion of the Affiliated Transactions Committee, a majority of the independent directors on the board of directors).

        Under the Affiliated Transactions Policy, it is the responsibility of the Manager to determine whether an investment is an Affiliated Transaction. For each proposed investment or other transaction that the Manager identifies as an Affiliated Transaction, the following steps shall be taken prior to the consummation thereof:

  1.
  As required by the Investment Policies, the Manager will cause a credit analyst to take the following actions for each proposed transaction: to analyze, document, monitor and report the credit risk associated with each proposed investment; make a buy, hold or sell recommendation; and complete an Investment Memorandum detailing such information, which we refer to as the Investment Memorandum.

  2.
  The Manager will determine whether the transaction (a) should be deemed pre-approved by the board of directors under the specified pre-approval categories established under the Investment Policies, (b) requires the approval of the Affiliated Transactions Committee based on the criteria for excluding otherwise specified pre-approved transactions as set forth in the Investment Policies or (c) otherwise requires approval of the Affiliated Transactions Committee in the case of Affiliated Transactions that are not otherwise captured by the pre-approval categories, and in each such case will cause such determination to be included in the Investment Memorandum.

  3.
  The Investment Committee shall approve such Affiliated Transaction, and if the Manager has identified the Affiliated Transaction as requiring the approval of the Affiliated Transactions Committee, the investment shall be submitted to Affiliated Transactions Committee for its separate review and approval in accordance with the terms of the Affiliated Transactions Committee Charter.

  4.
  In connection with any Affiliated Transactions which are submitted to the Affiliated Transactions Committee by the Manager, the Manager shall provide the Affiliated Transactions Committee with the following information:

  a.
  the name of the affiliate and the basis on which such person or entity is an affiliate of KKR;

  b.
  the affiliate's interest in the transaction(s);

  c.
  the approximate dollar value of the transaction(s), and the approximate dollar value of the affiliate's interest in the transaction(s);

  d.
  a general description of the transaction(s), including material terms and conditions;

  e.
  an analysis of the expected costs and benefits to the Company and to the affiliate associated with the transaction(s), and a comparison of any comparable financial instrument available from unrelated third parties;

  f.
  the terms on which the Company can invest in the financial instrument issued by the affiliate of KKR, and a comparison to the terms on which KKR or any subsidiary or affiliate of KKR invested in the same financial investment;

  g.
  a description of the investment approval process undertaken by the Investment Committee and the Manager, including any involvement in such process by members, employees and agents of KKR;

  h.
  the Investment Committee's written approval of the Affiliated Transaction;

    i.
    a written approval and recommendation of such Affiliated Transaction by the Manager; and

    j.
    any other material information regarding the transaction(s), the affiliate's interest in the transaction(s) or the process by which such transaction was approved by the Manager.

  5.
  The Affiliated Transactions Committee will then consider and review any Affiliated Transactions as the Manager causes to be brought before it.

        While the Affiliated Transaction Committee has the roles and powers as set forth in the Affiliated Transactions Committee Charter, the Manager is responsible for reviewing the nature and extent of financial analysis undertaken to assess the risks associated with and the return expected from any potential Affiliated Transaction. The responsibilities of the Affiliated Transactions Committee do not include undertaking a separate financial analysis of, and the Affiliated Transactions Committee is entitled to rely on the Manager with respect to, the adequacy of the financial analyses undertaken by the Manager in its consideration of the risks and expected return from any such Affiliated Transaction.

        The Manager is also responsible under the Affiliated Transactions Policy for maintaining appropriate policies and procedures to ensure compliance with all legal obligations with respect to investments in, and trading in, securities of companies with respect to which either the Manager or KKR and its affiliates may possess confidential non-public information and for maintaining appropriate policies and procedures to ensure compliance with any standstill, lock-up or other contractual obligations that are applicable to securities held by the Company. The Manager is also responsible for ensuring that all Affiliated Transactions are properly disclosed by the Company as and to the extent required in the Company's periodic SEC filings in accordance with the applicable rules and regulations of the SEC and the NYSE.

Relationships With KKR; Other Relationships and Related Transactions

        During the first quarter of 2006, we invested $40 million in a series of corporate floating rate notes which were rated BB by Standard & Poor's and were issued by an unaffiliated third party. KKR Financial Advisors II, LLC, a wholly-owned subsidiary of our Manager, is the collateral manager for the unaffiliated third party in connection with this corporate floating rate note transaction.

        During the second quarter of 2006, we invested $40.7 million in the common equity of Capmark. Capmark is controlled by an investor group that includes KKR, an affiliate of the Manager. Mr. Aldinger, the Chief Executive Officer of Capmark, and Mr. Licht, the Chairman of Credit Policy of Capmark, are on our Board and Mr. Fanlo, our Chief Executive Officer, is on Capmark's Board of Directors.

        During the third quarter of 2006, we purchased thirteen corporate loans and two corporate securities with an aggregate purchase price of $474.8 million, plus accrued and unpaid interest, and we simultaneously sold, for settlement in October 2006, all fifteen investments for an aggregate sales price of $474.8 million, plus accrued and unpaid interest, to three private investment funds that are managed by an affiliate of our Manager, or the KKR Strategic Capital Funds. During the period beginning on our purchase settlement date and ending on the sales settlement date, we earned 100% of the income on the respective investments and the KKR Strategic Capital Funds assumed all of the credit risk and market risk on the respective investments. During the quarter ended September 30, 2006, we earned net interest income of approximately $2.4 million during the period that we owned and funded the fifteen investments.

        We did not enter into any other transactions during 2006 in which any director or officer, stockholder or affiliate of us or of our Manager had any material interest.

  Affiliated Transactions Committee

        The role of the Affiliated Transactions Committee is to review and monitor our Manager's compliance with the Investment Policies, as they relate to Affiliated Transactions, and with the Affiliated Transactions Policy that the Manager has adopted, as well as to provide pre-approval of the specified Affiliated Transactions which are identified as requiring such prior Affiliated Transaction Committee approval under the terms of the Affiliated Transactions Policy. Under the terms of the Affiliated Transactions Committee Charter, the Affiliated Transactions Committee will be comprised of three or more directors, each of whom shall satisfy the independence requirements of the NYSE for members of a board of directors. The members of the Affiliated Transactions Committee are appointed by the board, based upon the recommendation of our Nominating and Corporate Governance Committee.

        The primary function of the Affiliated Transactions Committee is to represent and assist the independent directors on the board of directors in their oversight and review of Affiliated Transactions which are entered into by the Manager on behalf of the Company. Among its specified roles, the Affiliated Transactions Committee:

  •
  monitors the Manager's compliance, as it relates to Affiliated Transactions, with the Investment Policies adopted by the board of directors and the Manager's compliance with the Affiliated Transactions Policy which has been adopted by the Manager. As part of this monitoring function, the Affiliated Transactions Committee reviews with the Manager its policies and procedures for documenting all Affiliated Transactions and the form of approval of each such transaction, i.e.: (1) approval by a majority of the members of the Affiliated Transactions Committee, (2) approval by a majority of the independent directors of the board of directors in the event of a referral of such approval decision by the Affiliated Transaction Committee to the board of directors or (3) deemed pre-approval by the independent directors of the board of directors under the Investment Policies;

  •
  when requested by the Manager, the Affiliated Transactions Committee will consider and review investments by the Company in financial instruments issued by Affiliates of KKR or other Affiliated Transactions that do not otherwise fall within the categories specified under the Investment Policies as being deemed pre-approved by the board without requiring a separate approval of the Affiliated Transactions Committee or a majority of independent directors of the board of directors;

  •
  receives and reviews reports by the Investment Committee and/or the Manager regarding potential Affiliated Transactions. The Affiliated Transactions Committee is entitled to rely on such reports in reviewing and approving investments brought before it by Management;

  •
  reviews with the Manager on a periodic basis the financial performance and other relevant characteristics of the investment portfolio of the Company that is represented by Affiliated Transactions;

  •
  reviews and assesses the Investment Policies and the Affiliated Transactions Policy with the Manager on a periodic basis and recommends any proposed changes to the board of directors for approval;

  •
  receives reports from the Manager and such other persons as the Committee may deem appropriate regarding compliance with internal policies and other legal and regulatory requirements as may be related to any Affiliated Transactions; and

  •
  reviews and assesses the adequacy of the Affiliated Transactions Committee Charter annually and recommend any proposed changes to the board of directors for approval, and annually reviews the Affiliated Transactions Committee's performance.

        In general, the Affiliated Transactions Committee meets when requested by the Manager to consider and approve Affiliated Transactions which the Manager has determined require such approval as specified in the Investment Policies and Affiliated Transactions Policy. In making such a request, the Manager will provide reasonable notice to all members of the Affiliated Transaction Committee. The Chairman or a majority of the members of the Affiliated Transactions Committee may also call meetings of the Affiliated Transactions Committee upon reasonable notice to all members of the Affiliated Transactions Committee. The Affiliated Transactions Committee also will make reports to the board on a regular periodic basis with respect to the activities of the Affiliated Transactions Committee.

        While it is within the authority of the Affiliated Transactions Committee to request that any specified investment or transaction that is presented to the Affiliated Transactions Committee for its approval be submitted to the board for review and approval by a majority of the independent directors on the board, it is anticipated that most if not all investments and other transactions which require independent director approval under the terms of the Investment Policies and the Affiliated Transactions Policy adopted by the Manager will be reviewed and approved at the Affiliated Transactions Committee level in lieu of a board level review. In light of the breadth of the categories of pre-approved investments and transactions established under the Investment Policies, only a small portion of all Affiliated Transactions which are undertaken by the Manager in any given period may be presented to the Affiliated Transactions Committee for an express pre-approval. In light of the safe harbor standard set forth in the Affiliated Transactions Committee Charter, the nature of review undertaken by the Affiliated Transactions Committee even in the context of such required pre-approvals is a limited one and in all instances it is the primary responsibility of the Manager for making all investment decisions on behalf of the Company and for performing appropriate financial analyses to ensure that each investment or other transaction which is undertaken on behalf of the Company is appropriate and for adequately assessing the risks associate with and the anticipated expected returns from any such investment or other transaction. As with any investment portfolio, there can be no assurances that the investments or other transactions undertaken by our Manager on behalf of the Company will perform within anticipated risk and return parameters. Moreover, there can be no assurances that in the context of any specified Affiliated Transaction, KKR or its affiliated entities, including our Manager, will not reap a disproportionate benefit from such investment or other transaction, when compared to the benefit, or loss, that is achieved by the Company from undertaking such investment or other transaction.

DESCRIPTION OF SHARES OF KKR FINANCIAL HOLDINGS LLC

General

        The following is a summary of the material terms of the shares representing limited liability company interests in KKR Financial Holdings LLC. We will enter into the amended and restated LLC agreement of KKR Financial Holdings LLC, which we refer to as the LLC agreement, in connection with the merger. The LLC agreement provides for the issuance of the shares, as well as the distributions on and voting rights of the holders of the shares. The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the LLC agreement are intended to be consistent with the DGCL, and the powers of KKR Financial Holdings LLC, the governance processes and the rights of holders of the shares are generally intended to be similar in many respects to those of a Delaware corporation under the DGCL, with certain exceptions. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the LLC agreement, which agreement is attached as Annex B and will govern your rights as a holder of the shares.

Authorized Shares

        KKR Financial Holdings LLC is authorized, pursuant to action by the board of directors of KKR Financial Holdings LLC, to issue up to 250,000,000 common shares and 50,000,000 preferred shares in one or more series.

Distributions

General

        KKR Financial Holdings LLC, acting through its board of directors, may declare and pay quarterly distributions on the shares. Any distributions so declared will be paid on the shares in proportion to the number of shares held by each holder of shares. The board of directors of KKR Financial Holdings LLC may, in its sole discretion and at any time, declare and pay distributions from the cash flow available for distributions to the holders of its shares.

Voting and Consent Rights

General

        Holders of outstanding shares are entitled to one vote per share as provided in the LLC agreement. The LLC agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of KKR Financial Holdings LLC, to vote for the election of all of the directors of KKR Financial Holdings LLC. Because the LLC agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will effectively be able to elect all the directors of KKR Financial Holdings LLC standing for election.

Grantor Trust

        In the future, the board of directors of KKR Financial Holdings LLC may consider implementing a reorganization without the consent of holders of shares whereby a Delaware statutory trust, or Trust, would hold substantially all of our outstanding shares and each holder of shares, other than certain holders associated with our Manager, would receive common shares of the Trust in exchange for its shares. The board of directors of KKR Financial Holdings LLC will have the power to decide in its sole discretion to implement such a trust structure. We would treat the Trust as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each holder of trust shares would be treated as the beneficial owner of a pro rata portion of the shares of KKR Financial Holdings

LLC held by the Trust and holders would receive annual tax information relating to their investment on tax information statements similar to IRS Forms 1099, rather than on IRS Schedules K-1. The board of directors of KKR Financial Holdings LLC will not implement such a trust structure if it determines, in its sole discretion, that the reorganization would be taxable or would otherwise alter the benefits or burdens of ownership of the shares, including, without limitation, a holder's allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The board of directors of KKR Financial Holdings LLC will also be required to implement the reorganization in such a manner that does not have a material adverse effect on the voting and economic rights of the shares.

        The IRS could challenge the Trust's manner of reporting to investors (e.g., if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable partnership reporting requirements.

Elections by KKR Financial Holdings LLC

        The LLC agreement provides that KKR Financial Holdings LLC's board of directors may, without the consent or vote of holders of the shares, cause KKR Financial Holdings LLC to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes only if the board receives an opinion from a nationally recognized financial adviser to the effect that the market valuation of KKR Financial Holdings LLC is expected to be significantly lower as a result of KKR Financial Holdings LLC continuing to be treated as a partnership for U.S. federal income tax purposes than if KKR Financial Holdings LLC instead elected to be treated as a corporation for U.S. federal income tax purposes.

Dissolution of KKR Financial Holdings LLC

        The LLC agreement provides for the dissolution and winding up of KKR Financial Holdings LLC upon the occurrence of:

  •
  the adoption of a resolution by a majority vote of KKR Financial Holdings LLC's board of directors approving the dissolution of KKR Financial Holdings LLC and the approval of such action by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon;

  •
  the unanimous vote of the holders of the outstanding shares to dissolve KKR Financial Holdings LLC;

  •
  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on the business of KKR Financial Holdings LLC as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

  •
  the termination of the legal existence of the last remaining holder of shares or the occurrence of any other event that terminates the continued membership of the last remaining holder of shares, unless KKR Financial Holdings LLC is continued without dissolution in a manner provided under the LLC agreement or the Delaware Limited Liability Company Act.

        We refer to these events as dissolution events. Upon dissolution of KKR Financial Holdings LLC in accordance with the terms of the LLC agreement, the then holders of the shares will be entitled to share in the assets of KKR Financial Holdings LLC legally available for distribution following satisfaction of liabilities to creditors in accordance with the positive balance in such holders' tax-based capital accounts required by the LLC agreement, after giving effect to all contributions, distributions and allocations for all periods.

Restrictions on Ownership and Transfer

        Because KKR Financial Holdings LLC intends to have its subsidiary, KKR Financial Corp., continue to qualify as a REIT under the Code after the merger, no more than 50% of the value of the outstanding shares in KKR Financial Holdings LLC may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities).

        The LLC agreement, subject to certain exceptions, contains restrictions on the number of shares that a person may own. The LLC agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of the shares.

        The LLC agreement prohibits any person from beneficially or constructively owning shares that would result in KKR Financial Corp. or any other subsidiary of KKR Financial Holdings LLC that has elected to be taxed as a REIT, or a REIT subsidiary, being "closely held" under Section 856(h) of the Code or otherwise cause a REIT subsidiary to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of such shares which are transferred to a trust (as described below), will be required to give notice immediately to KKR Financial Holdings LLC and provide KKR Financial Holdings LLC with such other information as it may request in order to determine the effect of such transfer on KKR Financial Corp.'s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors of KKR Financial Holdings LLC determines that it is no longer in the best interests of KKR Financial Holdings LLC to continue to qualify any REIT subsidiary.

        The board of directors of KKR Financial Holdings LLC, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to the board of directors of KKR Financial Holdings LLC such representations, covenants and undertakings as the board of directors may deem appropriate in order to conclude that granting the exemption will not cause any REIT subsidiary to lose its status as a REIT. KKR Financial Holdings LLC's board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure each REIT subsidiary's status as a REIT.

        To the extent permitted by applicable law, any attempted transfer which, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust and will have no rights to distributions, rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares have been transferred to the trust will be paid on demand to the trustee. Any distribution authorized but unpaid will be required to be paid by the recipient to the trustee when due. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If KKR Financial Holdings LLC has already taken irreversible action, however, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from KKR Financial Holdings LLC that shares of KKR Financial Holdings LLC have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to discovery that shares have been transferred to the trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to KKR Financial Holdings LLC, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date KKR Financial Holdings LLC, or its designee, accepts the offer. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. KKR Financial Holdings LLC will have the right to accept the offer until the trustee has sold the shares. Upon a sale to KKR Financial Holdings LLC, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        All certificates representing shares of KKR Financial Holdings LLC will bear a legend referring to the restrictions described above applicable to such entity.

        Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain each REIT subsidiary's status as a REIT) in the aggregate in value of shares of KKR Financial Holdings LLC, within 30 days after the end of each taxable year, will be required to give written notice to KKR Financial Holdings LLC stating the name and address of such owner, the number of shares of each class and series of shares which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to KKR Financial Holdings LLC such additional information as it may request in order to determine the effect, if any, of the beneficial ownership on each REIT subsidiary's status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to KKR Financial Holdings LLC such information as it may request, in good faith, in order to determine each REIT subsidiary's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of the holders of the shares.

Anti-Takeover Provisions

        Certain provisions of the management agreement and the LLC agreement, which will become effective upon the closing of the conversion transaction, may make it more difficult for third parties to acquire control of KKR Financial Holdings LLC by various means. These provisions could deprive the holders of shares of KKR Financial Holdings LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

  •
  protect the position of our Manager and its rights to manage the business and affairs of KKR Financial Holdings LLC under the management agreement;

  •
  enhance the likelihood of continuity and stability in the composition of KKR Financial Holdings LLC's board of directors and in the policies formulated by the board of directors;

  •
  discourage certain types of transactions which may involve an actual or threatened change in control of KKR Financial Holdings LLC;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  encourage persons seeking to acquire control of KKR Financial Holdings LLC to consult first with KKR Financial Holdings LLC's board of directors to negotiate the terms of any proposed business combination or offer; and

  •
  reduce the vulnerability of KKR Financial Holdings LLC to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of shares of KKR Financial Holdings LLC.

Anti-Takeover Provisions in the LLC Agreement

        A number of provisions of the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of KKR Financial Holdings LLC. The LLC agreement prohibits the merger or consolidation of KKR Financial Holdings LLC with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of KKR Financial Holdings LLC's property or assets unless, in each case, KKR Financial Holdings LLC's board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

        In addition, the LLC agreement contains provisions based on Section 203 of the DGCL which prohibit KKR Financial Holdings LLC from engaging in a business combination with an interested holder of shares, an interested shareholder, unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares, excluding shares held by the interested shareholder or any affiliate or associate of the interested shareholder. An interested shareholder is (i) a person who, directly or indirectly, controls 15% or more of the outstanding voting shares of KKR Financial Holdings LLC at any time within the prior three-year period or (ii) a person who is an assignee of shares owned by an interested shareholder in a transaction not involving a public offering at any time within the prior three-year period. A business combination includes (i) a merger or consolidation of KKR Financial Holdings LLC or any subsidiary of KKR Financial Holdings LLC with or caused by an interested shareholder or any affiliate of an interested shareholder, (ii) a sale or other disposition of property or assets, or issuance or transfer of any securities of KKR Financial Holdings LLC or any subsidiary, with or caused by an interested shareholder or any affiliate of an interested shareholder having an aggregate market value equal to 10% or more of the aggregate market value of the outstanding shares of KKR Financial Holdings LLC and (iii) certain transactions that would increase the interested shareholder's proportionate share ownership in KKR Financial Holdings LLC.

        This provision does not apply where the business combination or the transaction that resulted in the holder of shares becoming an interested shareholder is approved by KKR Financial Holdings LLC's board of directors prior to the time the interested shareholder acquired its, his or her 15% interest.

        The LLC agreement generally authorizes only KKR Financial Holdings LLC's board of directors to fill vacancies on the board of directors. This provision could prevent a holder of shares from effectively obtaining an indirect majority representation on KKR Financial Holdings LLC's board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that directors may be removed, with cause, only by the affirmative vote of holders of two-thirds of the outstanding shares entitled to be cast in the election of directors.

        The LLC agreement also provides that holders of shares seeking to bring business before an annual meeting of holders of shares or to nominate candidates for election as directors at an annual meeting of holders of shares, must provide notice thereof in writing to KKR Financial Holdings LLC not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year's annual meeting of holders of shares or as otherwise required by requirements of the Exchange Act. In addition, the holder of shares furnishing such notice must be a holder of shares of record on both (i) the date of delivering such notice and (ii) the date of the meeting, who is entitled to vote at such meeting. The LLC agreement specifies certain requirements as to the form and content of a holder's notice, as the case may be. These provisions may preclude holders of shares from bringing matters at an annual meeting or from making nominations for directors at an annual or special meeting.

        Authorized but unissued shares are available for future issuance, without approval of the holders of shares of KKR Financial Holdings LLC. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as any equity incentive plans of KKR Financial Holdings LLC or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of KKR Financial Holdings LLC by means of a proxy contest, tender offer, merger or otherwise.

        In addition, KKR Financial Holdings LLC's board of directors has broad authority to amend the LLC agreement, as discussed below. KKR Financial Holdings LLC's board of directors could, in the future, choose to amend the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amendment of the LLC Agreement

        The LLC agreement (including the distribution provisions thereof) may be amended only by a majority vote of the board of directors of KKR Financial Holdings LLC, except that amending the following provisions requires an affirmative vote of holders of at least a majority of the outstanding shares:

  •
  the authorization of an increase in authorized shares;

  •
  the voting rights of the holders of the shares;

  •
  the hiring of a replacement Manager following the termination of the management agreement;

  •
  the merger or consolidation of KKR Financial Holdings LLC, the sale, lease or exchange of all or substantially all of KKR Financial Holdings LLC's property or assets and certain other business combinations or transactions;

  •
  the right of holders of shares to vote on the dissolution, winding up and liquidation of KKR Financial Holdings LLC; and

  •
  the provision of the LLC agreement governing amendments thereof.

Transfer Agent and Registrar

        The transfer agent and registrar for the shares is American Stock Transfer and Trust Company.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF KKR FINANCIAL CORP. AND HOLDERS OF SHARES OF KKR FINANCIAL HOLDINGS LLC

        The following section of the proxy statement/prospectus describes some of the differences between the current rights of holders of KKR Financial Corp. common stock and the rights of holders of shares of KKR Financial Holdings LLC after the conversion transaction and also summarizes certain provisions of Maryland law, Delaware law, the charter of KKR Financial Corp. which we refer to as the KKR Financial Corp. Charter, the amended and restated bylaws of KKR Financial Corp., which we refer to as the KKR Financial Corp. Bylaws, the amended and restated management agreement of KKR Financial Holdings LLC, which we refer to as the management agreement, and the amended and restated limited liability company agreement of KKR Financial Holdings LLC, which we refer to as the LLC agreement. This summary may not contain all the information that is important to you. We encourage you to read carefully the KKR Financial Corp. Charter and KKR Financial Corp. Bylaws, the management agreement and LLC agreement. For information on how to obtain the KKR Financial Corp. Charter and KKR Financial Corp. Bylaws, see "Where You Can Find More Information." A copy of the form of the LLC agreement is attached as Annex B to this proxy statement/prospectus.

General

        If the conversion transaction is completed, you will receive one share representing a limited liability company interest in KKR Financial Holdings LLC in exchange for each share of KKR Financial Corp. common stock you currently own. As a holder of KKR Financial Corp. common stock, your rights are governed by Maryland law, the KKR Financial Corp. Charter and the KKR Financial Corp. Bylaws. If the conversion transaction is completed, your rights will be governed by Delaware law and the LLC agreement.

        The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of KKR Financial Corp. common stock and those of holders of shares of KKR Financial Holdings LLC. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the Delaware Limited Liability Company Act, or Delaware LLC Act, and the Maryland General Corporation Law, or MGCL, and by the governing corporate documents of KKR Financial Corp. and KKR Financial Holdings LLC, to which stockholders are referred.

        The management agreement and LLC agreement will contain provisions that could have the effect of delaying, deferring or preventing a transaction or a change in control of KKR Financial Holdings LLC by various means that could deprive the holders of shares of KKR Financial Holdings LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. See "Description of Shares of KKR Financial Holdings LLC—Anti-Takeover Provisions."

Authorized Capital Stock/Shares

        KKR Financial Corp.    The KKR Financial Corp. Charter authorizes issuance of up to 300,000,000 shares of stock, consisting of 250,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share. As of December 31, 2006, 80,464,713 shares of Common Stock, $0.01 par value, were outstanding, and no shares of Preferred Stock were outstanding.

        KKR Financial Holdings LLC.    Each share of KKR Financial Holdings LLC represents a limited liability company interest in KKR Financial Holdings LLC. KKR Financial Holdings LLC is authorized, pursuant to action by KKR Financial Holdings LLC's board of directors, to issue up to 250,000,000 common shares and 50,000,000 preferred shares in one or more series. Immediately following the consummation of the merger, KKR Financial Holdings LLC will have [    •    ] shares outstanding.

Classification and Reclassification of Stock/Shares

        KKR Financial Corp.    The KKR Financial Corp. Charter provides that the board of directors may reclassify any unissued shares of common stock from time to time in one or more classes or series of stock. The board may also classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series, in one or more classes or series of stock. Further, under the KKR Financial Corp. Bylaws, the board may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the board of directors may provide that for a specified period securities of the corporation issued in such unit may be transferred on the books of the corporation only in such unit.

        KKR Financial Holdings LLC.    The LLC agreement permits the board of directors in its sole discretion to create additional classes or series of limited liability company interests having such relative rights, powers and duties as may from time to time be established, including rights, powers and duties senior to existing classes or series of limited liability company interests.

Amendment of Organizational Documents and Certain Agreements

        KKR Financial Corp.    The KKR Financial Corp. Charter may be amended only if declared advisable by the board of directors of KKR Financial Corp. and approved by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter; provided, however, that the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter is required to amend certain sections and articles relating to removal of directors, classification of shares into classes or series of preferred stock, issuance of classified or reclassified shares, restrictions on transfer and ownership of shares and amendments.

        The KKR Financial Corp. Board of Directors has the exclusive power to adopt, alter or repeal any provision of the KKR Financial Corp. Bylaws and to make new Bylaws.

        KKR Financial Holdings LLC.    The LLC agreement (including the distribution provisions thereof) may be amended only by a majority vote of the board of directors of KKR Financial Holdings LLC, except that amending the following provisions requires an affirmative vote of holders of at least a majority of the outstanding shares:

  •
  the authorization of an increase in authorized shares;

  •
  the voting rights of the holders of the shares;

  •
  the hiring of a replacement Manager following the termination of the management agreement;

  •
  the merger or consolidation of KKR Financial Holdings LLC, the sale, lease or exchange of all or substantially all of KKR Financial Holdings LLC's property or assets and certain other business combinations or transactions;

  •
  the right of holders of shares to vote on the dissolution, winding up and liquidation of KKR Financial Holdings LLC; and

  •
  the provision of the LLC agreement governing amendments thereof.

Right to Call Special Meetings; Action by Stockholders/Holders of Shares

        KKR Financial Corp.    Under the KKR Financial Corp. Bylaws, special meetings of the stockholders may only be called by the chairman of the board of directors, the president, the chief executive officer or the board of directors or by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which the KKR Financial Corp. Charter does not).

        KKR Financial Holdings LLC.    The provisions of the LLC agreement with respect to right to call special meetings and action by holders of shares are similar in all material respects to the provisions of the KKR Financial Corp. Bylaws and the MGCL.

Advance Notice Requirement of Proposals by Stockholders/Holders of Shares and Director Nominations

        KKR Financial Corp.    The KKR Financial Corp. Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to KKR Financial Corp.'s notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the KKR Financial Corp. Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the KKR Financial Corp. Bylaws. With respect to special meetings of stockholders, only the business specified in KKR Financial Corp.'s notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to KKR Financial Corp.'s notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the KKR Financial Corp. Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the KKR Financial Corp. Bylaws.

        KKR Financial Holdings LLC.    The provisions of the LLC agreement with respect to advance notice of proposals by holders of the shares and director nominations are similar in all material respects to the provisions of the KKR Financial Corp. Bylaws.

Number and Election of Directors; Vacancies; Removal

        KKR Financial Corp.    The KKR Financial Corp. Charter provides that the number of directors will be set only by the board of directors in accordance with the KKR Financial Corp. Bylaws. The KKR Financial Corp. Bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless the KKR Financial Corp. Bylaws are amended, the number of directors may never be less than five or more than thirteen. The KKR Financial Corp. Charter sets forth the KKR Financial Corp. election to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

        Subject to the rights of the holders of preferred stock, if any, the KKR Financial Corp. Charter provides that a director may be removed only for cause, as defined in the KKR Financial Corp. Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

        KKR Financial Holdings LLC.    The provisions of the LLC agreement with respect to number and election of directors, vacancies and removal are similar in all material respects to the provisions of the KKR Financial Corp. Bylaws.

Standard of Conduct

        KKR Financial Corp.    Maryland law requires a director of a Maryland corporation to perform his or her duties as a director (including his or her duties as a member of a committee of the board on which he or she serves) in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law provides that a person who performs his or her duties in accordance with the above standard has no liability by reason of being or having been a director of a corporation. An act of a director is presumed to satisfy the standard.

        KKR Financial Holdings LLC.    The LLC Agreement provides that the duties of the directors of KKR Financial Holdings LLC will generally be consistent with the duties of a director of a Delaware corporation. A director of a Delaware corporation owes fiduciary duties of good faith, due care and loyalty to the corporation and its stockholders. As a presumption, the business judgment rule provides that the acts of independent directors will be presumed to be taken in good faith and with appropriate care.

Voting Rights

        KKR Financial Corp.    Under Maryland law, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of stock held by such stockholder.

        KKR Financial Holdings LLC.    Holders of outstanding shares are entitled to one vote per share as provided in the LLC agreement.

Appraisal Rights

        KKR Financial Corp.    As permitted by the MGCL, the KKR Financial Corp. Charter provides that stockholders will not be entitled to exercise appraisal rights (unless the board of directors, upon the affirmative vote of a majority of the board, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the board's determination in connection with which holders of the shares would otherwise be entitled to exercise appraisal rights).

        KKR Financial Holdings LLC.    As permitted by the Delaware LLC Act, holders of outstanding shares are not entitled to appraisal rights.

Distributions

        KKR Financial Corp.    Subject to applicable law, the board of directors may authorize and the corporation may declare and pay dividends. However, under Section 2-311 of the MGCL, dividends may not be paid if, after giving effect to such dividends: (i) the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise (including in articles supplementary classifying the terms of any class or series of stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

        KKR Financial Holdings LLC.    Subject to applicable law, the board of directors of KKR Financial Holdings LLC may declare and pay distributions. However, under Section 18-607 of the Delaware LLC Act, a limited liability company may not make a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the limited liability company (with the exception of certain liabilities) exceed the fair value of the assets of the limited liability company. To the extent a distribution to a member is made that violates the foregoing, the member may be obligated to repay any funds wrongfully distributed to it.

Dissolution

        KKR Financial Corp.    Under Section 3-402 of the MGCL, a Maryland corporation may be voluntarily dissolved if a majority of the board of directors adopts a resolution declaring the dissolution advisable and if the dissolution is approved by the stockholders of the corporation by the affirmative vote of two-thirds of all of the votes entitled to be cast (unless the charter provides for approval by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter). As permitted by the MGCL, the KKR Financial Corp. Charter provides for approval of a dissolution by a majority of all the votes entitled to be case on the matter. Under Section 3-413 of the MGCL, a Maryland corporation may be involuntarily dissolved by a petition to a Maryland court of equity filed by stockholders entitled to cast at least 25 percent of all the votes entitled to be cast in the election of directors of a corporation on grounds that (i) the directors are so divided respecting the management of the corporation's affairs that the votes required for action by the board cannot be obtained; or (ii) the stockholders are so divided that directors cannot be elected. In addition, any stockholder may petition a court of equity to dissolve the corporation on grounds that: (i) the stockholders are so divided that they have failed, for a period which includes at least two consecutive annual meeting dates, to elect successors to directors whose terms would have expired on the election and qualification of their successors; or (ii) the acts of the directors or those in control of the corporation are illegal, oppressive, or fraudulent.

        Following a dissolution, the stockholders of a Maryland corporation are entitled to receive any remaining assets after payment, satisfaction and discharge of the corporation's existing debts and obligations, including necessary expenses of liquidation. Section 3-412 of the MGCL provides that, if a Maryland corporation is voluntarily dissolved and assets are available for distribution to stockholders, the directors may notify the stockholders to prove their interests within a specified time at least 60 days after the date of notice. Stockholders proving their interests in accordance with the provisions of the MGCL are entitled to a distribution of their proportionate share of any remaining assets available for distribution.

        KKR Financial Holdings LLC.    The LLC agreement provides for the dissolution and winding up of KKR Financial Holdings LLC upon the occurrence of:

  •
  the adoption of a resolution by a majority vote of KKR Financial Holdings LLC's board of directors approving the dissolution of KKR Financial Holdings LLC and the approval of such action by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon;

  •
  the unanimous vote of the holders of the outstanding shares to dissolve KKR Financial Holdings LLC;

  •
  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on the business of KKR Financial Holdings LLC as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

  •
  the termination of the legal existence of the last remaining holder of shares or the occurrence of any other event that terminates the continued membership of the last remaining holder of shares, unless KKR Financial Holdings LLC is continued without dissolution in a manner provided under the LLC agreement or the Delaware Limited Liability Company Act.

We refer to these events as dissolution events. Upon dissolution of KKR Financial Holdings LLC in accordance with the terms of the LLC agreement, the then holders of the shares will be entitled to share in the assets of KKR Financial Holdings LLC legally available for distribution following satisfaction of liabilities to creditors in accordance with the positive balance in such holders' tax-based capital accounts required by the LLC agreement, after giving effect to all contributions, distributions and allocations for all periods.

Limitations on Director and Officer Liability

        KKR Financial Corp.    Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The KKR Financial Corp. Charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        KKR Financial Holdings LLC.    The LLC agreement provides that a director of KKR Financial Holdings LLC will not be liable to it, any of its subsidiaries, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with KKR Financial Holdings LLC, including breach of fiduciary duty, except as follows: (i) for any breach of the director's duty of loyalty to KKR Financial Holdings LLC or the holders of the shares; (ii) for acts or omissions not in good faith (including a bad faith violation of the implied contractual covenant of good faith and fair dealing) or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Indemnification

        KKR Financial Corp.    Maryland law authorizes indemnification for certain corporate representatives with regard to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. In Maryland, unless limited by charter, indemnification is mandatory if a director has been successful on the merits or otherwise in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, covered by the indemnification statute. Mandatory indemnification covers all reasonable expenses incurred by the director in connection with the proceeding, claim, issue or matter in which the director has been successful, including attorneys' fees. Indemnification is permissive unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the director had reasonable cause to believe his conduct was unlawful. Permissive indemnification may extend to judgments, penalties, fines, settlements and reasonable expenses; however, if the proceeding was an action by or in the right of the corporation and the individual is adjudged to be liable to the corporation or an action where the individual is adjudged to be liable on the basis of improper receipt of a personal benefit, no indemnification may be made unless approved by a court and then only for expenses. Thus, expenses incurred in a derivative proceeding may be indemnified in Maryland.

        The KKR Financial Corp. Charter authorizes the company, to the maximum extent permitted by Maryland law, to obligate the company, and the KKR Financial Corp. Bylaws require the company, to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

        KKR Financial Holdings LLC.    Section 18-108 of the Delaware LLC Act allows a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The LLC agreement provides that, to the fullest extent permitted by law, KKR Financial Holdings LLC will indemnify its directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KKR Financial Holdings LLC) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of KKR Financial Holdings LLC, or is or was serving at the request of KKR Financial Holdings LLC as a director, officer, employee or agent of another company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of KKR Financial Holdings LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Restrictions on Transfer

        KKR Financial Corp.    Due to limitations on the concentration of ownership of a REIT imposed by the Code, the KKR Financial Corp. Charter provides for several transfer restrictions related to maintaining KKR Financial Corp.'s REIT status, including a provision stating that, subject to the rights of the board of directors to waive the ownership limitation or to establish less restrictive limits for certain persons, no person shall beneficially or constructively own in excess of 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of KKR Financial Corp.'s capital stock. Any transfer that results in ownership in excess of 9.8% of the value or the number of shares (or any other applicable less restrictive ownership limit) results in the automatic transfer of the excess shares to a charitable trust, unless the transfer to the charitable trust would not be effective, in which case the transfer shall be void.

        KKR Financial Holdings LLC.    See the section entitled "Description of Shares of KKR Financial Holdings LLC—Restrictions on Ownership and Transfer" above.

Mergers, Share Exchanges and Sales of Assets

        KKR Financial Corp.    Under the MGCL, with limited exceptions, a merger, consolidation, share exchange or transfer of all or substantially all of the assets of a corporation must generally be declared advisable by the board of directors and approved by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders unless the charter contains a provision reducing the two-thirds supermajority stockholder vote to a lesser proportion which cannot be less than a majority. The KKR Financial Corp. Charter contains such a provision and requires approval of such transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

        KKR Financial Holdings LLC.    The LLC agreement prohibits the merger or consolidation of KKR Financial Holdings LLC with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of KKR Financial Holdings LLC's property or assets unless, in each case, KKR Financial Holdings LLC's board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

Business Combinations

        KKR Financial Corp.    The Maryland Business Combination Act, which is contained in the MGCL, provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock or other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless certain criteria specified in the Maryland Business Combination Act are met. These criteria include approval by an 80% supermajority vote of the stockholders and a two-thirds vote of the holders of voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless the stockholders receive, in any such business combination, a minimum price for the shares, determined in accordance with the provisions of the statute. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The KKR Financial Corp. board of directors has adopted a resolution that provides that any business combination between KKR Financial Corp. and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the board of directors. However, the KKR Financial Corp. board of directors may amend or repeal this resolution in the future, in which case certain business combinations will be governed by the Maryland Business Combination Act.

        KKR Financial Holdings LLC.    The LLC agreement contains provisions based on Section 203 of the DGCL which prohibit KKR Financial Holdings LLC from engaging in a business combination with an interested shareholder for a period of three years following the time that the holder of shares became an interested shareholder unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares, excluding shares held by the interested shareholder or any affiliate or associate of the interested shareholder. An interested shareholder is (i) a person who, directly or indirectly, controls 15% or more of the outstanding voting shares of KKR Financial Holdings LLC at any time within the prior three-year period or (ii) a person who is an assignee of shares owned by an interested shareholder in a transaction not involving a public offering at any time within the prior three-year period. A business combination includes (i) a merger or consolidation of KKR Financial Holdings LLC or any subsidiary of KKR Financial Holdings LLC with or caused by an interested shareholder or any affiliate of an interested shareholder, (ii) a sale or other disposition of property or assets, or issuance or transfer of any securities of KKR Financial Holdings LLC or any subsidiary, with or caused by an interested shareholder or any affiliate of an interested shareholder having an aggregate market value equal to 10% or more of the aggregate market value of the outstanding shares of KKR Financial Holdings LLC and (iii) certain transactions that would increase the interested shareholder's proportionate share ownership in KKR Financial Holdings LLC.

        This provision does not apply where the business combination or the transaction that resulted in the holder of shares becoming an interested shareholder is approved by KKR Financial Holdings LLC's board of directors prior to the time the interested shareholder acquired his or her 15% interest.

Control Share Statute

        KKR Financial Corp.    The Maryland Control Share Acquisition Act generally provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. "Control shares" means shares of stock, if aggregated with all other shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. "Control share acquisition" means the acquisition of control shares subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders' meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The Maryland Control Share Acquisition Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        The KKR Financial Corp. Bylaws contain a provision exempting any acquisitions of shares of stock of the corporation from the Maryland Control Share Acquisition Act. However, KKR Financial Corp.'s board of directors may amend its bylaws in the future to repeal or modify this exemption, in which case any control shares of KKR Financial Corp. acquired in the control share acquisition will be subject to the Maryland Control Share Acquisition Act.

        KKR Financial Holdings LLC.    The Delaware LLC Act does not have a provision comparable to the Maryland Control Share Acquisition Act.

Other Statutory Takeover Provisions

        KKR Financial Corp.    The MGCL provides protection for Maryland corporations against unsolicited takeovers by protecting the board of directors with regard to actions taken in a takeover context. The MGCL provides that the duties of directors will not require them to:

  •
  accept, recommend or respond to any proposal by a person seeking to acquire control;

  •
  make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, as described above;

  •
  elect to be subject to any or all of the "elective provisions" described below; or

  •
  act or fail to act solely because of (i) the effect the act or failure to act may have on an acquisition or potential acquisition of control or (ii) the amount or type of consideration that may be offered or paid to stockholders in an acquisition.

        The MGCL also establishes a presumption that the act of a director satisfies the required standard of care. In addition, an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under the MGCL to a higher duty or greater scrutiny than is applied to any other act of a director.

        Subtitle 8 of Title 3 of the MGCL allows publicly held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

  •
  officers or employees of the corporation;

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  persons seeking to acquire control of the corporation;

  •
  directors, officers, affiliates or associates of any person seeking to acquire control; or

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  nominated or designated as directors by a person seeking to acquire control.

        Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary. Subtitle 8 provides that a corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:

  •
  a classified board,

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  two-thirds vote requirement for removing a director,

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  a requirement that the number of directors be fixed only by vote of the directors,

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class in which the vacancy occurred, and

  •
  a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, KKR Financial Corp. has elected to provide that vacancies on its board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the KKR Financial Corp. Charter and the KKR Financial Corp. Bylaws unrelated to Subtitle 8, KKR Financial Corp. already requires a two-thirds vote for the removal of any director from the board of directors, vests in the board of directors the exclusive power to fix the number of directorships and fill vacancies and requires, unless called by the chairman of the board of directors, the president, the chief executive officer or the board of directors, the request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

        KKR Financial Holdings LLC.    The LLC agreement and the Delaware LLC Act have no provisions comparable to those discussed above. As discussed above, the LLC Agreement will provide that the duties of the directors of KKR Financial Holdings LLC will be generally consistent with the duties of a director of a Delaware corporation. Delaware corporate law imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context and shifts the burden of proof to the board to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The LLC agreement provides that a director of KKR Financial Holdings LLC will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with KKR Financial Holdings LLC, including breach of fiduciary duty, except as follows: (i) for any breach of the director's duty of loyalty to KKR Financial Holdings LLC or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The LLC agreement provides that, to the fullest extent permitted by law, KKR Financial Holdings LLC will indemnify its directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KKR Financial Holdings LLC) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of KKR Financial Holdings LLC, or is or was serving at the request of KKR Financial Holdings LLC as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of KKR Financial Holdings LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on behalf of KKR Financial Holdings LLC in furtherance of the interests of KKR Financial Holdings LLC in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of KKR Financial Holdings LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following summary discusses the material U.S. federal income tax consequences of the merger and the conversion transaction and the ownership and disposition of shares of KKR Financial Holdings LLC. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that shares of KKR Financial Corp. common stock are held as capital assets for U.S. federal income tax purposes and that shares of KKR Financial Holdings LLC will be held as capital assets for U.S. federal income tax purposes following the merger and the conversion transaction. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the merger, the conversion transaction and the ownership and disposition of the shares of KKR Financial Holdings LLC. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of KKR Financial Corp. common stock or shares of KKR Financial Holdings LLC in light of its personal circumstances, or to holders of KKR Financial Corp. common stock or shares of KKR Financial Holdings LLC that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

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  dealers in securities or foreign currencies;

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC—Unrelated Business Taxable Income" and "Material U.S. Federal Income Tax Considerations Related to Investments in REITs—Taxation of Holders of REIT Shares—Tax-Exempt Holders of REIT Shares");

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  non-U.S. individuals and foreign corporations (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC—Non U.S. Holders" and "Material U.S. Federal Income Tax Considerations Related to Investments in REITs—Taxation of Holders of REIT Shares—Non-U.S. Holders of REIT Shares");

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  persons who are subject to the alternative minimum tax (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC—Alternative Minimum Tax");

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  persons that hold their KKR Financial Corp. common stock (or will hold shares of KKR Financial Holdings LLC) as part of a hedge, straddle, constructive sale or conversion transaction;

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  persons whose functional currency is not the U.S. dollar;

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  persons who are, or who hold their KKR Financial Corp. common stock (or will hold shares of KKR Financial Holdings LLC) through, partnerships or other pass-through entities; or

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  holders of options granted by KKR Financial Corp. (or by KKR Financial Holdings LLC) or persons who acquired KKR Financial Corp. common stock (or shares of KKR Financial Holdings LLC) as compensation.

        The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds KKR Financial Corp. common stock (or will hold shares of KKR Financial Holdings LLC) generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold KKR Financial Corp. common stock or will hold shares of KKR Financial Holdings LLC should consult their tax advisors.

        As used below, a "U.S. holder" is a beneficial holder of shares of KKR Financial Holdings LLC, KKR Financial Corp. common stock, or other REIT shares, as applicable, and who is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

        The term "non-U.S. holder" means a beneficial owner of shares of KKR Financial Holdings LLC, KKR Financial Corp. common stock, or other REIT shares, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term "holders" includes both a U.S. holder and a non-U.S. holder.

        The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the merger and the conversion transaction and the ownership and disposition of shares of KKR Financial Holdings LLC, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

U.S. Federal Income Tax Consequences of the Merger and the Conversion Transaction

General

        The following is a summary of the material anticipated U.S. federal income tax consequences of the merger and the conversion transaction. Although the merger is, for state law purposes, a merger of KKR Financial Merger Corp. with and into KKR Financial Corp., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your KKR Financial Corp. common stock to KKR Financial Holdings LLC in exchange for shares of KKR Financial Holdings LLC. Hunton & Williams has acted as our tax counsel in connection with the merger and conversion transaction and is of the opinion that, on the basis of certain facts, representations and assumptions, the merger will qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under Section 721 of the Code. The obligations of KKR Financial Corp. and KKR Financial Merger Corp. to complete the merger are conditioned on the receipt by KKR Financial Corp. of an opinion from Hunton & Williams that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC within the meaning of Section 721 of the Code. In rendering that opinion, Hunton & Williams may rely upon customary representations from us, including those contained in customary tax representation letters. The merger is intended to qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under the provisions of Section 721 of the Code, and the income tax consequences summarized below are based on the assumption that the merger will qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC.

        No ruling has been or will be requested from the IRS with respect to the tax consequences of the merger. Moreover, the opinions of Hunton & Williams described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Federal Income Tax Consequences of the Merger to KKR Financial Corp. and Holders of KKR Financial Corp. Common Stock

        As a result of the treatment of the merger as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under Section 721 of the Code, you will not recognize any taxable gain or loss with respect to the exchange of KKR Financial Corp. common stock for shares of KKR Financial Holdings LLC in the merger. The initial aggregate tax basis of the shares of KKR Financial Holdings LLC you will receive will be the aggregate tax basis of the shares of KKR Financial Corp. common stock surrendered in exchange therefor. Your holding period in the shares of KKR Financial Holdings LLC received in the merger will include the holding period for the shares of KKR Financial Corp. common stock surrendered in exchange therefor. No taxable gain or loss will be recognized by KKR Financial Corp. as a result of the merger, but KKR Financial Corp. will recognize taxable gain, but not loss, on any assets that it transfers to KKR Financial Holdings LLC following the conversion transaction, see "Material U.S. Federal Income Tax Considerations Relating to Investment in REITs—Taxation of a REIT" below.

Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Contribution of KKR Financial Common Stock to KKR Financial Holdings LLC

        It is a condition to consummation of the merger that KKR Financial Corp. receives an opinion of counsel that the merger will qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under the provisions of Section 721 of the Code, but this opinion will not be binding upon the IRS or the courts. If the merger fails to qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC, then you would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the shares of KKR Financial Holdings LLC you receive in the merger, and (i) your adjusted tax basis in your shares of KKR Financial Corp. common stock exchanged therefor. If the merger fails to qualify as a tax-deferred contribution of KKR Financial Corp. common stock to KKR Financial Holdings LLC under Section 721 of the Code, neither KKR Financial Corp. nor KKR Financial Holdings LLC will recognize taxable gain or loss as a result of the merger.

Federal Income Tax Consequences of Other Aspects of the Conversion Transaction

        In connection with the conversion transaction, KKR Financial Corp. intends to distribute certain non-real estate assets, including some or all of the CDO subsidiaries, to KKR Financial Holdings LLC. KKR Financial Corp. will recognize gain, but not loss, on the distribution of any asset to KKR Financial Holdings LLC in an amount equal to the difference between KKR Financial Corp.'s adjusted tax basis in the asset and the fair market value of the asset on the date of distribution. KKR Financial Holdings LLC will be treated as receiving a distribution in an amount equal to the fair market value of the assets on the date distributed, and that distribution will generally be taxed as a dividend to KKR Financial Holdings LLC to the extent of KKR Financial Corp.'s current or accumulated earnings and profits. In addition, KKR Financial Holdings LLC intends to cause a deemed liquidation of one of the wholly-owned CDO subsidiaries that KKR Financial Corp. will distribute to it following the merger. The deemed liquidation will trigger the recognition of unrealized built-in gain for U.S. federal income tax purposes attributable to the assets held by the CDO subsidiary. You will be required to take your allocable portion of the dividend received by KKR Financial Holdings LLC and the gain recognized on the deemed liquidation into account in determining your taxable income, even though KKR Financial Holdings LLC will not receive cash flow corresponding to such dividend or deemed liquidation. As a result, the cash distributions that you receive may be less than the amount of taxable income that you are allocated and possibly even less than your tax liability attributable to such income.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC

        The following discussion addresses the U.S. federal income tax consequences to you if the conversion transaction is consummated and you hold shares of KKR Financial Holdings LLC.

Classification of KKR Financial Holdings LLC

        As a condition to consummation of the merger, KKR Financial Corp. will receive the opinion of Hunton & Williams to the effect that KKR Financial Holdings LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams will be based on various assumptions and representations relating to KKR Financial Holdings LLC's organization, operation, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement/prospectus are completed in a timely fashion and that KKR Financial Holdings LLC, at all times, has operated and will continue to operate in accordance with the method of operation described in its organizational documents and this proxy statement/prospectus, and is conditioned upon factual representations and covenants regarding KKR Financial Holdings LLC's organization, assets, income, and present and future conduct of its activities and operations, and assumes that such representations and covenants are accurate and complete.

        There is limited statutory, administrative and judicial authority addressing the treatment of instruments similar to the shares of KKR Financial Holdings LLC for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this proxy statement/prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of the conversion transaction and of owning and disposing of the shares of KKR Financial Holdings LLC, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

        While KKR Financial Holdings LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in KKR Financial Holdings LLC's circumstances, no assurance can be given by Hunton & Williams or KKR Financial Holdings LLC that it will so qualify for any particular year. Hunton & Williams will have no obligation to advise KKR Financial Holdings LLC or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. KKR Financial Holdings LLC's taxation as a partnership will depend on its ability to meet, on a continuing basis, through actual operating results, the "qualifying income exception" (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of KKR Financial Holdings LLC's operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        If, for any reason (including KKR Financial Holdings LLC's failure to meet the qualifying income exception), KKR Financial Holdings LLC were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, KKR Financial Holdings LLC would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates, without deduction for any distributions to you, thereby materially reducing the amount of any cash available for distribution to you.

        Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that, after the conversion transaction, KKR Financial Holdings LLC will be treated as a publicly traded partnership.

        If 90% or more of the income of a publicly traded partnership during each taxable year consists of "qualifying income" and the partnership would not be included in the definition of regulated investment company, or RIC, in Section 851(a) of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, or the "qualifying income exception." Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the "conduct of a financial or insurance business" or is based, directly or indirectly, on the income or profit of any person. KKR Financial Holdings LLC's income will consist primarily of interest income, dividends, income and gain from hedging transactions, and income inclusions with respect to foreign corporate subsidiaries, all of which will generally be qualifying income for purposes of the qualifying income exception.

        We believe KKR Financial Holdings LLC will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge KKR Financial Holdings LLC's compliance with the qualifying income requirements and, therefore, assert that it is taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to you would likely be reduced materially.

Taxation of Holders of Shares on KKR Financial Holdings LLC's Profits and Losses

        By reason of its taxation as a partnership for U.S. federal income tax purposes, KKR Financial Holdings LLC will not be subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of KKR Financial Holdings LLC's income, gain, loss, deduction and credit for the taxable year of KKR Financial Holdings LLC ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of KKR Financial Holdings LLC in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See "—Non-Cash Income from KKR Financial Holdings LLC's Investments." The characterization of an item of KKR Financial Holdings LLC's income, gain, loss, deduction or credit generally will be determined at the KKR Financial Holdings LLC level (rather than at the shareholder level).

Allocation of Profits and Losses

        For each fiscal year of KKR Financial Holdings LLC, items of income, gain, loss, deduction or credit recognized by KKR Financial Holdings LLC will be allocated among the holders of shares in accordance with their allocable shares of KKR Financial Holdings LLC's items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of shares will be determined by the LLC agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in KKR Financial Holdings LLC. If the allocations provided by the LLC agreement do not have "substantial economic effect" and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the LLC agreement.

        KKR Financial Holdings LLC will apply a monthly convention pursuant to which its taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of KKR Financial Holdings LLC's assets other than in the ordinary course of business will be allocated among the holders owning shares on the Allocation Date in the month in which that gain or loss is recognized. As a result, holders transferring shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of income, gain, loss, deduction and credit of KKR Financial Holdings LLC than other holders of shares of KKR Financial Holdings LLC as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

        Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to KKR Financial Holdings LLC's monthly convention for allocating income and deductions. In that event, KKR Financial Holdings LLC's allocation method might be considered a monthly convention that does not literally comply with that requirement. If KKR Financial Holdings LLC's monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a holder's shares) or if the IRS otherwise does not accept KKR Financial Holdings LLC's convention, the IRS may contend that taxable income or losses of KKR Financial Holdings LLC must be reallocated among the holders of the shares. If such a contention were sustained, your income of loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise KKR Financial Holdings LLC's method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Shares

        KKR Financial Holdings LLC distributions generally will not be taxable to you to the extent of your adjusted tax basis in the shares. In addition, you will be allowed to deduct your allocable share of KKR Financial Holdings LLC losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in the shares received in the merger will be generally equal to your aggregate tax basis in your shares of KKR Financial Corp. common stock that are exchanged in the merger and will be generally increased by your allocable share of KKR Financial Holdings LLC's profits (and items of income and gain). Although you may have different bases in your KKR Financial Corp. stock because you acquired stock at different prices, you will have a single tax basis in your shares. Your adjusted tax basis in the shares will be generally decreased by your allocable share of KKR Financial Holdings LLC's losses (and items of loss, deduction and expense), the amount of cash distributed to you and KKR Financial Holdings LLC's tax basis in property (other than cash) distributed to you by KKR Financial Holdings LLC. Moreover, your adjusted tax basis will include your allocable share of KKR Financial Holdings LLC's liabilities, if any.

        To the extent your allocable share of KKR Financial Holdings LLC's losses is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your shares in subsequent taxable years.

Treatment of Distributions

        Cash distributions by KKR Financial Holdings LLC with respect to shares or in redemption of less than all your shares in KKR Financial Holdings LLC generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in "—Disposition of Interest" below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder's allocable share of KKR Financial Holdings LLC's liabilities, and certain distributions of marketable securities by KKR Financial Holdings LLC, are treated as cash distributions for U.S. federal income tax purposes.

Disposition of Interest

        A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of any indebtedness, if any, of KKR Financial Holdings LLC) and your adjusted tax basis in your shares (as described in "—Adjusted Tax Basis of Shares" above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of KKR Financial Holdings LLC's income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares of KKR Financial Holdings LLC exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in assets of KKR Financial Holdings LLC to the extent described in Section 751 of the Code. This would include unremitted earnings of any CFC held by KKR Financial Holdings LLC although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code.

        If you dispose of shares at a time when KKR Financial Holdings LLC holds stock in a PFIC that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by KKR Financial Holdings LLC. See "—Taxation of Foreign CDO Issuers—PFICs" for a discussion of the tax treatment applicable to a disposition of stock of a PFIC that is not a QEF.

Limitation on Deductibility of Capital Losses

        If you are an individual, any capital losses generated by KKR Financial Holdings LLC (or upon a disposition of shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by KKR Financial Holdings LLC (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain KKR Financial Holdings LLC's Losses

        Individuals and certain closely held C corporations will be allowed to deduct their allocable share of KKR Financial Holdings LLC's losses (if any) only to the extent of each such holder's "at risk" amount in KKR Financial Holdings LLC at the end of the taxable year in which the losses occur. The amount for which a holder is "at risk" with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in KKR Financial Holdings LLC and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder's allocable share of KKR Financial Holdings LLC's losses is not allowed because the holder has an insufficient amount at risk in KKR Financial Holdings LLC, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder's at risk amount in subsequent years.

        It is not expected that KKR Financial Holdings LLC will generate any material amount of income or losses from "passive activities" for purposes of Section 469 of the Code. However, to the extent that KKR Financial Holdings LLC generates any income from "passive activities," such income will not be treated as passive activity income for purposes of Section 469 of the Code, and may not be used to offset your passive activity losses from other activities. To the extent that KKR Financial Holdings LLC generates any losses from "passive activities," such losses will be suspended and will only be allowed as an offset to passive activity income from KKR Financial Holdings LLC in future years or allowed as a loss upon the complete disposition of a holder's interest in KKR Financial Holdings LLC. Accordingly, income allocated by KKR Financial Holdings LLC to you generally will not be able to be offset by your passive activity losses, and losses allocated to you generally will not be able to be used to offset your passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Mutual Fund Holders

        U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet the annual 90% gross income test and the quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in the shares for purposes of these tests will depend on whether KKR Financial Holdings LLC will be treated as a "qualified publicly traded partnership." If KKR Financial Holdings LLC is so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from the shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more "qualified publicly traded partnerships" is limited to 25% of the RIC's total assets. If, however, KKR Financial Holdings LLC is not treated as a "qualified publicly traded partnership," then the relevant assets are the RIC's allocable share of the underlying assets held by KKR Financial Holdings LLC and the relevant gross income is the RIC's allocable share of the underlying gross income earned by KKR Financial Holdings LLC. However, the 25% limitation on a RIC's ability to invest in the securities of "qualified publicly traded partnerships" would not apply. KKR Financial Holdings LLC will qualify as a "qualified publicly traded partnership" if it derives less than 90% of its income from sources that are qualifying income for purposes of the

RIC 90% gross income test. We anticipate that KKR Financial Holdings LLC will not be treated as a "qualified publicly traded partnership." However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided as to whether we will be treated as a "qualified publicly traded partnership" in any particular year. RICs should consult their own tax advisors regarding an investment in the shares.

Unrelated Business Taxable Income

        We expect that tax-exempt holders of shares will recognize a significant amount of "unrelated business taxable income," or UBTI, as a result of the indebtedness KKR Financial Holdings LLC will incur with respect to its assets and as a result of excess inclusion income from its real estate mortgage investment conduit, or REMIC, residual interests. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of KKR Financial Holdings LLC's income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (i.e., indebtedness incurred in acquiring or holding property). We expect that KKR Financial Holdings LLC will incur "acquisition indebtedness" with respect to certain of its assets.

        To the extent KKR Financial Holdings LLC recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by KKR Financial Holdings LLC during the taxable year.

        To the extent KKR Financial Holdings LLC recognizes gain from disposition of securities with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by KKR Financial Holdings LLC during the taxable year.

        In addition, a portion of KKR Financial Corp.'s income from a residual interest in a REMIC or a taxable mortgage pool arrangement could be treated as "excess inclusion income." See "Material U.S. Federal Income Tax Consequences Relating to Investments in REITs" below. KKR Financial Corp. currently holds a small number of REMIC residual interests. Any excess inclusion income generated by KKR Financial Corp. would flow through to the shareholders. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders.

        A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. Given that KKR Financial Holdings LLC will produce significant amounts of UBTI, charitable remainder trusts should not hold shares.

        Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

Investment Interest Limitation

        Individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of KKR Financial Holdings LLC's "investment interest" (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder's net investment income for the taxable year. A holder's net investment income generally is the excess, if any, of the holder's investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as "qualified dividend income" that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

        To the extent that your allocable share of KKR Financial Holdings LLC's investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of the shares, any interest paid or accrued on the borrowing will be allocated among KKR Financial Holdings LLC's assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among the assets of KKR Financial Holdings LLC. Since the amount of a holder's allocable share of KKR Financial Holdings LLC's investment interest that is subject to this limitation will depend on the holder's aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which KKR Financial Holdings LLC's investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

        An individual, estate or trust may deduct so-called "miscellaneous itemized deductions," which include fees and other expenses of KKR Financial Holdings LLC, only to the extent that such deductions, in the aggregate, exceed 2% of the holder's adjusted gross income. The amount of a holder's allocable share of such expenses that is subject to this disallowance rule will depend on the holder's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to KKR Financial Holdings LLC likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by KKR Financial Holdings LLC.

        Organizational expenses of KKR Financial Holdings LLC are not currently deductible, but must be amortized ratably over a period of 15 years. Syndication expenses of KKR Financial Holdings LLC (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

Tax Elections

        Under Section 754 of the Code, KKR Financial Holdings LLC is permitted to elect to have the basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in KKR Financial Holdings LLC by sale or exchange or as a result of the death of a holder. Pursuant to the terms of the LLC agreement, KKR Financial Advisors LLC, as our tax matters partner, in its sole discretion, is authorized to, and currently intends to, make such election. Such an election, if made, can be revoked only with the consent of the IRS. KKR Financial Holdings LLC will also be required to reduce the tax basis in its assets in connection with certain redemptions and dispositions of shares.

        The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to KKR Financial Holdings LLC, we will apply certain conventions in determining and allocating basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of KKR Financial Holdings LLC is allocated to certain holders of shares.

Nature of Our Business Activities

        KKR Financial Holdings LLC intends to invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) debt and equity securities of various U.S. and foreign issuers; (ii) common stock of KKR Financial Corp; (iii) securities of foreign CDO issuers, all of which will likely be classified as CFCs or PFICs; and (iv) hedging instruments related to its assets. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of KKR Financial Holdings LLC's intended business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain or "qualified dividend income" into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (vi) adversely alter the tax characterization of certain complex financial transactions.

        The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

        Interest income derived by KKR Financial Holdings LLC will generally be qualifying income for purposes of the qualifying income exception for publicly traded partnerships provided the income is not derived from "the conduct of a financial or insurance business" and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes "the conduct of a financial or insurance business," we believe that KKR Financial Holdings LLC's proposed investment activities will not constitute "the conduct of a financial or insurance business" for purposes of the qualifying income exception. To ensure that our activities are not so treated, KKR Financial

Holdings LLC intends not to originate loans, either directly or indirectly through our Manager and its affiliates. Any loan origination activity will occur in KKR Financial Corp. or another domestic corporate subsidiary. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of KKR Financial Holdings LLC's interest income is related to the "conduct of a financial or insurance business," in which case such interest income would not be treated as qualifying income for the qualifying income exception and KKR Financial Holdings LLC could fail to qualify for that exception. KKR Financial Holdings LLC intends to conduct its operations so that all, or substantially all, of its interest income is qualifying income for purposes of the qualifying income exception.

Qualified Dividends and Certain Capital Gains

        Dividends and capital gains earned by KKR Financial Holdings LLC will generally be qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003 and 2006 reduced the U.S. federal income tax rates on (i) capital gains received by taxpayers taxed at individual rates and (ii) "qualified dividend income" received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under "—Disposition of Interest," "—Taxation of Foreign CDO Issuers" and "Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Non U.S. Holders," the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains, generally apply to long-term capital gains from sales or exchanges recognized prior to December 31, 2010.

        For a more detailed discussion of the tax considerations related to the dividends and capital gains attributable to KKR Financial Corp. common stock, see "Material U.S. Federal Income Tax Considerations Relating to Investments in REITs."

Reporting of Income from Foreign Corporate Subsidiaries

        KKR Financial Corp. owns equity interests in foreign CDO issuers, and, following the conversion transaction, KKR Financial Corp. will distribute the equity interests in some or all of the foreign CDO issuers to KKR Financial Holdings LLC. Certain of those foreign CDO issuers will elect to be treated as entities disregarded from KKR Financial Holdings LLC for U.S. federal income tax purposes, and KKR Financial Holdings LLC will be treated as directly owning the assets, and directly earning the income, of those foreign CDO issuers. Certain of the foreign CDO issuers held by KKR Financial Holdings LLC will be treated as corporations for U.S. federal income tax purposes. In the future, KKR Financial Holdings LLC may conduct additional CDO securitizations through foreign CDO issuers that are treated as corporations for U.S. federal income tax purposes. In addition, KKR Financial Holdings LLC may form one or more foreign corporate subsidiaries that are not CDO issuers to make, from time to time, certain investments that could generate income that would not be qualifying income if earned by us directly, and KKR Financial Corp. owns one foreign corporate subsidiary that is not a CDO issuer. We intend to treat all foreign entities that are taxed as corporations for U.S. federal income tax purposes as CFCs. Because it is unclear whether KKR Financial Holdings LLC's equity interests in foreign CDO issuers will be treated as voting stock for purposes of the CFC rules, it is possible that those entities could be treated as PFICs. The rules applicable to an investment in non-U.S. entities are complex, and, by necessity, the discussion below is only a summary. Thus, you are urged to consult your tax advisors in this regard.

        CFCs.    A non-U.S. entity will be treated as a CFC if it is treated as a non-U.S. corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity, is owned, within the meaning of Section 958(a) of the Code, or is treated as owned by reason of applying the attribution rules of ownership of Section 958(b) of the Code, by U.S. Shareholders (as defined below) on any day during the taxable year of such non-U.S. entity.

        For purposes of this discussion, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (within the meaning of Section 957(c) of the Code) that owns (within the meaning of Section 958(a) of the Code) or is treated as owning (by reason of applying the attribution rules of ownership of Section 958(b) of the Code) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote (whether actually or in substance). Although there is no direct authority addressing the issue, we intend to take the position that the equity interest KKR Financial Holdings LLC will own in foreign CDO issuers will be treated as voting stock for purposes of the definition of "U.S. Shareholder." We intend to own the voting stock of any other foreign corporate subsidiary that we form.

        If a non-U.S. entity held by KKR Financial Holdings LLC directly or indirectly is treated as a CFC for an uninterrupted period of 30 days or more during the tax year, then if KKR Financial Holdings LLC is a U.S. Shareholder with respect to such non-U.S. entity and is treated as owning (within the meaning of Section 958(a) of the Code) shares in such non-U.S. entity on the last day of the non-U.S. entity's tax year, each holder (regardless of whether such holder is a U.S. Shareholder with respect to such CFC) of shares generally will be required to include in its gross income its allocable share of KKR Financial Holdings LLC's pro rata share of such non-U.S. entity's income from dividends, interest, net gains from the sale or other disposition of stocks or securities (determined in accordance with the Code and Treasury Regulations) and certain other income as described under Section 951 of the Code and the Treasury Regulations promulgated thereunder (such inclusions in gross income, collectively, "Subpart F Inclusions"), regardless of whether KKR Financial Holdings LLC receives cash in respect of its income or the holder receives a distribution. The aggregate Subpart F Inclusions in any taxable year for a non-U.S. entity treated as a CFC are limited to such entity's current earnings and profits. Subpart F Inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, you may be required to report as ordinary income your allocable share of KKR Financial Holdings LLC's Subpart F Inclusions without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of KKR Financial Holdings LLC's earnings (if any) attributable to net capital gains of the CFC. The tax basis of KKR Financial Holdings LLC in the shares of such non-U.S. entity, and your tax basis in your shares, will be increased to reflect Subpart F Inclusions. Subpart F Inclusions will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F Inclusions will not be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. holders of shares. Amounts included as Subpart F Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. Shareholder. Moreover, any gain allocated to you from a disposition of stock in a CFC by KKR Financial Holdings LLC would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings and profits would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a non-U.S. entity owned by KKR Financial Holdings LLC that is treated as a CFC will not, however, pass-through to the holders of shares.

        If a foreign corporate subsidiary, including a foreign CDO issuer held by KKR Financial Holdings LLC and taxed as a corporation for U.S. federal income tax purposes, is classified as a CFC, and a holder is required to include amounts in income with respect to such foreign corporate subsidiary pursuant to this subheading, then the consequences described under this subheading "CFCs" (and not the consequences described under the subheading "PFICs" below) generally will apply to the holder. If KKR Financial Holdings LLC's ownership percentage in a foreign corporate subsidiary, including a foreign CDO issuer taxed as a corporation for U.S. federal income tax purposes, changes such that KKR Financial Holdings LLC is not always a U.S. Shareholder with respect to such entity, then

KKR Financial Holdings LLC and you may be subject to both the PFIC and the CFC rules. The interaction of these rules is complex, and you are urged to consult your tax advisors in this regard.

        The discussion under this subheading "CFCs" does not address the tax consequences applicable to a holder that owns an interest in a CFC both through KKR Financial Holdings LLC and either directly or indirectly through a chain of ownership that does not include KKR Financial Holdings LLC. Such holders of shares are urged to consult their tax advisors regarding the tax consequences in such circumstances.

        PFICs.    In the event that KKR Financial Holdings LLC's equity interest in foreign CDO issuers taxed as corporations for U.S. federal income tax purposes is not treated as voting stock for purposes of the CFC rules, or if we are not a "U.S. shareholder" (as defined above) of another foreign corporate subsidiary, then those entities will be treated as PFICs. A non-U.S. entity will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is "passive income" (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A. U.S. person will be subject to the PFIC rules for an investment in a PFIC without regards to its percentage ownership.

        KKR Financial Holdings LLC currently intends to make a protective election with respect to each foreign CDO issuer treated as a corporation for U.S. federal income tax purposes to treat each entity as a QEF, or a QEF Election, in the first year it holds shares in such entity and to make a QEF election with respect to any other foreign corporate subsidiary in which KKR Financial Holdings LLC is not a "U.S. shareholder" (as defined above). A QEF Election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

        As a result of a QEF Election, you will be required to include in your gross income each year your allocable share of KKR Financial Holdings LLC's pro rata share of such non-U.S. corporation's ordinary earnings and net capital gains, at ordinary income and long-term capital gain rates, respectively (such inclusions in gross income, "QEF Inclusions"), for each year in which the non-U.S. corporation owned directly or indirectly by KKR Financial Holdings LLC is a PFIC, regardless of whether KKR Financial Holdings LLC receives cash in respect of its income or you receive distributions from KKR Financial Holdings LLC. Thus, you may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. You may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but you will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a non-U.S. corporation owned by KKR Financial Holdings LLC that is treated as a PFIC will not, however, pass through to holders of shares and may not be carried back or forward in computing such PFIC's ordinary earnings and net capital gain in other taxable years. Consequently, you may, over time, be taxed on amounts that, as an economic matter, exceed the net profits of KKR Financial Holdings LLC. The tax basis of KKR Financial Holdings LLC in the shares of such non-U.S. corporations, and of a holder of shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. person.

        If KKR Financial Holdings LLC does not make a QEF Election with respect to a foreign corporate subsidiary treated as a PFIC (and such entity is not treated as a CFC), Section 1291 of the

Code will treat all gain on a disposition by KKR Financial Holdings LLC of shares of such entity, gain on the disposition of the shares by a holder thereof at a time when KKR Financial Holdings LLC owns shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the investor held its shares or the period during which KKR Financial Holdings LLC held its shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. You will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for taxpayers taxed at individual rates.

Taxation of Foreign Corporate Subsidiaries

        KKR Financial Corp. owns equity interests in foreign CDO issuers, and following the conversion transaction, KKR Financial Corp. will transfer equity interests in some or all of the foreign CDO issuers to KKR Financial Holdings LLC. Certain of those foreign CDO issuers will be treated as corporations for U.S. federal income tax purposes. In addition, KKR Financial Holdings LLC may form one or more foreign corporate subsidiaries that are not CDO issuers, and KKR Financial Corp. owns one foreign corporate subsidiary that is not a CDO issuer. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to United States real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that any of our foreign corporate subsidiaries will hold United States real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

        The foreign corporate subsidiaries that are treated as corporations for U.S. federal income tax purposes will either rely on the exemption described above or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. We anticipate that any future foreign corporate subsidiaries in which we invest will be subject to similar tax treatment. There can be no assurance, however, that foreign CDO issuers will be able to satisfy the requirements for such exemption and, therefore, will not be subject to U.S. federal income tax on their income on a net basis. Although the foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such foreign corporate subsidiaries may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such entities are subject to U.S. federal income taxes on their income on a net basis or to withholding taxes, our return on our investment in such entities will be materially adversely affected.

Taxation of Domestic Corporate Subsidiaries

        After the conversion transaction, KKR Financial Holdings LLC intends to form one or more domestic corporate subsidiaries to make, from time to time, certain investments that could generate income that would not be qualifying income if earned directly by KKR Financial Holdings LLC. In addition, KKR Financial Corp. owns one domestic taxable REIT subsidiary, which is treated as a regular domestic corporation for U.S. federal income tax purposes. Such domestic corporate subsidiaries will be subject to federal, state, and local corporate income tax on their income. To the extent that any such domestic corporate subsidiaries pay any taxes, they will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of shares.

Hedging Income

        From time to time, KKR Financial Holdings LLC will enter into hedging transactions with respect to its assets and liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. We expect that KKR Financial Holdings LLC's hedging transactions will generally be treated as "notional principal contracts" for U.S. federal income tax purposes. For purposes of the qualifying income exception, income from notional principal contracts, other than for partnerships in the business of entering into notional principal contracts, is treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received directly by the partnership. We expect that, in general, payments under KKR Financial Holdings LLC's hedging instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the "conduct of a financial or insurance business" or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. Accordingly, we expect that the income and gain from such hedging transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a hedging transaction as a notional principal contract. In addition, we may enter into hedging transactions that do not produce qualifying income for the qualifying income exception. KKR Financial Holdings LLC intends to use its best efforts to structure any hedging transactions in a manner that does not jeopardize its satisfaction of the qualifying income exception.

Non-U.S. Currency Gains or Losses

        If KKR Financial Holdings LLC makes an investment denominated in a currency other than the U.S. dollar, then KKR Financial Holdings LLC may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. KKR Financial Holdings LLC may also recognize gain or loss on such fluctuations occurring between the time it obtains and disposes of non-U.S. currency, between the time it accrues and collects income denominated in a non-U.S. currency, or between the time it accrues and pays liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

Non-Cash Income from KKR Financial Holdings LLC's Investments

        As discussed below, it is likely that KKR Financial Holdings LLC will make investments that will cause it (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called "non-cash" or "phantom income" could arise for a variety of reasons, including:

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  KKR Financial Holdings LLC will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by KKR Financial Holdings LLC and an applicable portion will be passed-through to you, even though KKR Financial Holdings LLC will generally not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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  KKR Financial Holdings LLC may recognize taxable market discount income when it receives the proceeds from the disposition of, or principal payments on, debt securities that have a stated redemption price at maturity that is greater than its tax basis in those debt securities, even though such proceeds will be used to make non-deductible principal payments on related borrowings.

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  KKR Financial Holdings LLC will be required to include in income on a current basis the earnings of the foreign CDO issuers whose equity is held by KKR Financial Holdings LLC and who are treated as corporations for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings.

        You will be required to take such "non-cash" or "phantom income" income into account in determining your taxable income, regardless of whether you receive a cash distribution from KKR Financial Holdings LLC. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of KKR Financial Holdings LLC's taxable income.

"Anti-Stapling" Rules

        If KKR Financial Holdings LLC were subject to the "anti-stapling" rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. When a foreign corporate subsidiary and a domestic corporation subsidiary are treated as "stapled entities," the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign corporate subsidiary are treated as "stapled entities," the REIT and the domestic or foreign corporate subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

        If the "anti-stapling" rules applied following the conversion transaction, our foreign CDO issuers held by KKR Financial Holdings LLC that are classified as corporations for U.S. federal income tax purposes would be treated as domestic corporations, which would cause those entities to be subject to U.S. federal corporate income taxation. In addition, KKR Financial Corp. and the foreign CDO issuers would be treated as a single entity for purposes of the REIT qualification requirements, which likely would result in KKR Financial Corp. failing to qualify as a REIT and being subject to U.S. federal corporate income taxation. Because we intend that KKR Financial Holdings LLC will own a substantial proportion of its assets directly or through entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes, we do not believe that the "anti-stapling" rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position.

Personal Holding Company Tax

        We anticipate that certain of KKR Financial Holdings LLC's majority-owned corporate and REIT subsidiaries, including KKR Financial Corp., will be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a "closely-held" corporation at least 60% of whose income constitutes "personal holding company income," which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of KKR Financial Holdings LLC's majority-owned corporate and REIT subsidiaries will be treated as "closely-held" under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries, including KKR Financial Corp., will constitute personal holding company income. A personal holding company generally is subject to a 15% corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause KKR Financial Holdings LLC's personal holding company subsidiaries, including KKR Financial Corp. and its taxable REIT subsidiaries, to distribute their income so as to avoid the personal holding company tax.

Non-U.S. Taxes

        Certain dividend, interest and other income received by KKR Financial Holdings LLC from sources outside of the United States may be subject to withholding taxes imposed by other countries. KKR Financial Holdings LLC may also be subject to capital gains taxes in certain other countries where it purchases and sells stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

Alternative Minimum Tax

        In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

Technical Terminations of KKR Financial Holdings LLC

        Subject to the electing large partnership rules described below, KKR Financial Holdings LLC will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. The termination of KKR Financial Holdings LLC would result in the closing of its taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on KKR Financial Holdings LLC's year end, which is expected to be the calendar year, the closing of KKR Financial Holdings LLC's taxable year may result in more than 12 months of its taxable income or loss being includable in the holder's taxable income for the year of termination. KKR Financial Holdings LLC would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if KKR Financial Holdings LLC were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject KKR Financial Holdings LLC to, any tax legislation enacted before the termination. In the event that we become aware of a termination, we will attempt to enter into a closing agreement with the IRS to minimize any such penalties.

Information Returns

        We have agreed to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible, which describes your allocable share of KKR Financial Holdings LLC's income, gain, loss, deduction and credit for its preceding taxable year. In preparing this information, KKR Financial Holdings LLC will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction, including the monthly convention described above under "—Allocation of Profits and Losses". Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which KKR Financial Holdings LLC holds an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction's tax compliance requirements.

        It is possible that we may engage in transactions that subject KKR Financial Holdings LLC and, potentially, the holders of the shares to other information reporting requirements with respect to an investment in KKR Financial Holdings LLC. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Nominee Reporting

        Persons who hold our shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

Taxable Year

        A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest of KKR Financial Holdings LLC changes to a group of holders with a different tax year and KKR Financial Holdings LLC has not been forced to change its tax year during the preceding two year period, it would be required to change its tax year to the tax year of that group of holders. We may request permission from the IRS to adopt a tax year end of December 31.

Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. If this election were made, KKR Financial Holdings LLC would calculate, with certain adjustments, taxable income at the limited liability company level and would report that taxable income to holders of shares on IRS Schedules K-1. Such an election would reduce the number of items that must be separately stated on IRS Schedules K-1 that are issued to the holders of the shares, and these IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent KKR Financial Holdings LLC from suffering a "technical termination" (which would close its taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of its total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, KKR Financial Holdings LLC, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. However, in calculating the taxable income of KKR Financial Holdings LLC, the electing large partnership rules would disallow 70% of KKR Financial Holdings LLC's miscellaneous itemized deductions. Furthermore, KKR Financial Holdings LLC would be treated as a "disqualified organization" for purposes of the tax on excess inclusion income. As a result, KKR Financial Holdings LLC would be subject to tax at the highest corporate rate on any excess inclusion income, including the excess inclusion income attributable to KKR Financial Corp.'s ownership of residual interests in REMICs. See "—Material U.S. Federal Income Tax

Considerations Relating to Investments in REITs—Taxation of a REIT." KKR Financial Holdings LLC will review the large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the large partnership procedures.

Treatment of Amounts Withheld

        If KKR Financial Holdings LLC is required to withhold any U.S. tax on distributions made to any holder of shares, it will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

        Adjustments in tax liability with respect to KKR Financial Holdings LLC items generally will be made at the LLC level in a partnership proceeding rather than in separate proceedings with each holder. KKR Financial Advisors LLC will represent KKR Financial Holdings LLC as its "tax matters partner" during any audit and in any dispute with the IRS. If KKR Financial Advisors LLC ceases to own shares or ceases to be our manager, our Board of Directors may designate a replacement tax matters partner. Each holder will be informed of the commencement of an audit of KKR Financial Holdings LLC. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

Non-U.S. Holders

        A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of KKR Financial Holdings LLC's gross income from dividends, interest (other than interest that constitutes "portfolio interest" within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from hedging transactions may also be subject to U.S. federal withholding taxes. We expect that most of the interest income of KKR Financial Holdings LLC will constitute "portfolio interest" that is not subject to the 30% withholding tax. We also expect KKR Financial Holdings LLC will earn significant dividend income that will be subject to the 30% withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

        Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

        While it is expected that KKR Financial Holdings LLC's method of operation will not result in KKR Financial Holdings LLC generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of KKR Financial Holdings LLC's income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if KKR Financial Corp., or any REIT subsidiary in which we invest in the future, recognizes gain from the disposition of a United States real property interest, such gain will be treated as income that is effectively connected with a U.S. trade or business. Although we do not expect KKR Financial Corp. to generate material amounts of gain from the disposition of United States real property interests, other REITs in which KKR Financial Holdings LLC invests in the future may generate gain from dispositions of United States real property interests. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because an investment of KKR Financial Holdings LLC in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of KKR Financial Holdings LLC's income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of KKR Financial Holdings LLC's effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder's allocable share of KKR Financial Holdings LLC's effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder's U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person's U.S. federal income tax liability for the taxable year. Finally, if KKR Financial Holdings LLC is engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange.

        In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of the shares of KKR Financial Holdings LLC, as well as the effects of state, local and non-U.S. tax laws.

Tax Shelter Regulations

        In certain circumstances, a holder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (a "reportable transaction") in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). In addition, an investment in KKR Financial Holdings LLC may be considered a "reportable transaction" if, for example, KKR Financial Holdings LLC recognizes certain significant losses in the future. You should consult your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by KKR Financial Holdings LLC.

Certain State, Local and Non-U.S. Tax Matters

        Holders of shares, as well as KKR Financial Holdings LLC itself (and various vehicles in which it invests), may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

Backup Withholding

        KKR Financial Holdings LLC will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Material U.S. Federal Income Tax Considerations Relating to Investments in REITs

General

        After the conversion transaction, KKR Financial Holdings LLC will own all of the common stock of KKR Financial Corp. In addition, KKR Financial Holdings LLC may own shares of other REITs. In light of those investments and the complexity of the REIT rules, certain aspects of such rules are discussed below.

REIT Qualification of KKR Financial Corp. After the Conversion Transaction

        As a condition to the completion of the merger, Hunton & Williams will deliver an opinion to KKR Financial Corp. to the effect that KKR Financial Corp. qualified to be taxed as a REIT under the Code for its taxable years ended December 31, 2004 through December 31, 2006, and that its current and proposed method of operations (taking into account the consequences of the merger and the conversion transaction) will enable KKR Financial Corp. to continue qualify as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter. This opinion will not be binding on the IRS or the courts. The opinion of Hunton & Williams will rely on customary representations made by KKR Financial Corp. about factual matters relating to the organization and operation of KKR Financial Corp. In addition, Hunton & Williams' opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly with retroactive effect. Moreover, KKR Financial Corp.'s qualification and taxation as a REIT depends upon its ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. See "—Taxation of a REIT" below. Hunton & Williams will not review KKR Financial Corp.'s compliance with those tests on a continuing basis. Accordingly, no assurance can be given that KKR Financial Corp.'s actual results of operations for any particular taxable year will satisfy such requirements.

Taxation of a REIT

        Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes its income to its shareholders. To qualify as a REIT, an entity is required meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its shares. In summary form, these technical requirements include the following:

  •
  a REIT must have at least 100 shareholders (the "100 shareholder rule");

  •
  no more than 50% in value of the REIT's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts certain entities) during the last half of any calendar year (the "5/50 test");

  •
  a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders (the "90% distribution requirement");

  •
  75% of a REIT's gross income must be from rents from real property real property, interest on mortgages and certain real estate related income (the "75% gross income test"), and 95% of the REIT's gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends;

  •
  at least 75% of the value of a REIT's total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock or other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities;

  •
  the amount of securities of a single issuer, other than a taxable REIT subsidiary, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the vote or value of such issuer's outstanding securities;

  •
  a REIT is subject to limits on its ability to receive rent or interest that is dependent upon income or profits;

  •
  a REIT generally cannot directly receive any substantial income from managing properties or performing other services; and

  •
  a REIT is subject to a 100% prohibited transaction tax on the sale of inventory or property held for sale to customers in the ordinary course of business.

        To ensure that KKR Financial Corp. will continue to satisfy the 100 shareholder rule after the merger, KKR Financial Corp. will privately place newly issued preferred shares of KKR Financial Corp. to approximately 125 unaffiliated stockholders. In order to preserve the REIT status of KKR Financial Corp., the LLC agreement generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of the shares, whichever is more restrictive. This restriction will apply only during such time as KKR Financial Corp. intends to qualify as a REIT for U.S. federal income tax purposes.

        In connection with the conversion transaction, KKR Financial Corp. intends to distribute certain non-real estate assets to KKR Financial Holdings LLC, including the equity and debt of certain foreign CDO issuers. KKR Financial Corp. will recognize gain, but not loss, on the distribution of any asset to KKR Financial Holdings LLC in an amount equal to difference between KKR Financial Corp.'s adjusted tax basis in the asset and the fair market value of the asset on the date of distribution. The gain recognized by KKR Financial Corp. on its distribution of non-real estate assets will generally not be qualifying income for purposes of the 75% gross income test. Accordingly, KKR Financial Corp.'s ability to distribute non-real estate assets to KKR Financial Holdings LLC will be limited by the 75% gross income test, and KKR Financial Corp. will make such distributions only to the extent consistent with its continued compliance with that test.

        In addition, KKR Financial Corp.'s ability to liquidate its mortgage assets will be limited by the 100% prohibited transaction tax on the sale of inventory or property held for sale to customers in the ordinary course of business. The liquidation of all or a significant portion of KKR Financial Corp.'s mortgage assets could be subject to the 100% prohibited transaction tax. As a result, KKR Financial Corp. intends to limit its disposition of mortgage assets to avoid the 100% prohibited transaction tax.

        A portion of a REIT's income from a residual interest in a REMIC or a taxable mortgage pool arrangement may be treated as "excess inclusion income." KKR Financial Corp. currently holds a small number of REMIC residual interests. Recently issued IRS guidance indicates that excess inclusion income will be allocated among a REIT's shareholders in proportion to its dividends paid. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to U.S. shareholders, (ii) would be subject to tax as UBTI in the hands of most tax-exempt shareholders, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate of 30.0%, without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. If at any time a "disqualified organization," as defined in Section 860E(e)(5) of the Code, is a record holder of the shares,

KKR Financial Holdings LLC would be subject to tax at the highest corporate tax rate on any excess inclusion income allocable to such disqualified organization.

        KKR Financial Corp. and any other REIT in which we invest will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A "prohibited transaction" is a sale of inventory or property held for sale to customers in the ordinary course of business. We generally do not anticipate that any REIT in which we invest, including KKR Financial Corp., will generate significant amounts of income from prohibited transactions.

        If KKR Financial Corp. or another REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, it would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions would be taxable as dividend income and, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends. Unless entitled to relief under specific statutory provisions, such REIT will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances our REIT subsidiary would be entitled to this statutory relief.

Taxation of Holders of REIT Shares

        After the conversion transaction, you will be allocated a portion of the income that KKR Financial Holdings LLC realizes with respect to its ownership of the common stock of KKR Financial Corp. and shares of any other REIT in which it invests. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.

        U.S. Holders of REIT Shares.    Distributions made by a REIT to its taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on dividend income for taxpayers taxed at individual rates. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to a shareholder to the extent that they do not exceed the shareholder's adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the shareholders to the extent of earnings and profits, even though no cash will be distributed by the REIT. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT. A U.S. shareholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the shareholder.

        A shareholder's gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in the hands of the shareholder. In general, however, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain.

        Tax-Exempt Holders of REIT Shares.    Unless the REIT is a "pension-held REIT," distributions by a REIT to a shareholder that is a tax-exempt entity generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming the shares are not debt-financed or used in an unrelated business of such holder. Although tax-exempt holders of shares of KKR Financial Holdings LLC may not derive significant UBTI as a result of distributions with respect to REIT shares, such holders will recognize a significant amount of UBTI as a result of indebtedness incurred by KKR Financial Holdings LLC with respect to its assets. See "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of KKR Financial Holdings LLC—Unrelated Business Taxable Income." Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

        Taxation of Non-U.S. Holders of REIT Shares.    Dividends from a REIT that are not attributable to gains from the sale of "United States real property interests" would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. shareholders.

        Dividends that are attributable to gains from the sale of "United States real property interests" (as defined for U.S. federal income tax purposes) would be subject under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") to withholding tax at rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. shareholders). For these purposes, dividends paid are first considered attributable to gains from the sale of United States real property interests, if any. The term "United States real property interest" does not include mortgage loans or mortgage-backed securities. As result, we do not anticipate that KKR Financial Corp. will generate material amounts of gain that would be subject to FIRPTA.

        If at least 50% of the assets a REIT holds are United States real property interests, gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. We believe it is unlikely that gains from the sale of KKR Financial Corp. common stock will be subject to the FIRPTA tax. It is possible, however, KKR Financial Holdings LLC may hold stock in another REIT that exceeds the 50% threshold. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was "domestically controlled." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons.

        You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which KKR Financial Holdings LLC invests.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, or reporting persons, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These reporting persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filings made with the SEC and representations made by the reporting persons, we believe that during 2006, all Section 16(a) filing requirements applicable to the reporting persons were filed on a timely basis, except that on July 7, 2006 we filed a late statement of change in beneficial ownership on Form 4 on behalf of Glenn Hubbard reporting the receipt of 3,275 shares of restricted common stock. The late statement of change in beneficial ownership was filed one business day later than as required by Section 16(a) of the Exchange Act.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee of KKR Financial Corp.'s board of directors reviews KKR Financial Corp.'s financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the three Audit Committee members satisfies the definition of independent director as established in the NYSE listing standards and applicable SEC regulations. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The board of directors has determined that Mr. Kari meets the SEC's criteria for Audit Committee financial experts. The Audit Committee has reviewed the audited consolidated financial statements of KKR Financial Corp. and discussed such statements with management. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380). The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence. Based on its review of the written disclosures and the letter regarding Deloitte & Touche LLP's independence and its discussions with Deloitte & Touche LLP, the Audit Committee has determined that Deloitte & Touche LLP's provision to KKR Financial Corp. of various non-audit services for the year 2006 is compatible with maintaining its independence. Based on the review and discussions noted above, the Audit Committee recommended to KKR Financial Corp.'s board of directors that KKR Financial Corp.'s audited consolidated financial statements be included in KKR Financial Corp.'s annual report, and be filed with the SEC. The Audit Committee also appointed Deloitte & Touche LLP to serve as KKR Financial Corp.'s independent registered public accounting firm for the year 2007.

        This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement/prospectus into any filing under the Securities Act or the Exchange Act, except to the extent that KKR Financial Corp. specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

Audit Committee Ross J. Kari, Chairman Tracy L. Collins R. Glenn Hubbard

Principal Accountant Fees and Services

        The aggregate fees and expenses billed by Deloitte & Touche LLP for professional services rendered for the years ended December 31, 2005 and December 31, 2006 are set forth below.

	2006	2005
Audit Fees	$883,980	$1,227,070
Audit-Related Fees	19,500	48,911
Tax Fees	96,513	74,947
All Other Fees	62,500	165,000

Total Fees	$1,062,493	$1,515,928

        Audit Fees were for the audits of our annual consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, and other services rendered for comfort letters, consents, and other assistance with our equity offerings.

        Audit-Related Fees include advising us on accounting and treatment of securitizations under Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and advising us on accounting and documentation for hedging and derivatives under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

        Tax Fees were for services rendered related to tax compliance and reporting.

        Other Fees include due diligence services for loan file review prior to the acquisition of residential mortgage loans and for advisory services relating to organization formation and structuring.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

        The Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm to ensure that the work does not compromise its independence in performing audit services. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may revise the list of general pre-approved services from time to time. Unless a service to be provided by the independent registered public accounting firm falls within a pre-approved type of service, specific pre-approval by the Audit Committee will be required. Any proposed services falling within a pre-approved type of service but exceeding pre-approved fee levels for that type of service will also require specific pre-approval by the Audit Committee. The Audit Committee delegates pre-approval authority to its chair and may delegate pre-approval authority to one or more of its other members. The chair and any other member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services provided by Deloitte & Touche LLP in 2006 were pre-approved by the Audit Committee.

 ADDITIONAL PROPOSALS FOR THE ANNUAL MEETING

PROPOSAL TWO:
ELECTION OF DIRECTORS

        Our board of directors has nominated the current directors, Messrs. Hazen, Fanlo, Aldinger, deRegt, Finigan, Hubbard, Kari, Licht, Nuttall and Strothotte and Ms. Collins and McAneny, to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualify. The stockholders have the right to annually elect all twelve director nominees to the our board of directors. If the conversion transaction is consummated, the directors of KKR Financial Corp. immediately before the merger will be the directors of KKR Financial Holdings LLC immediately after the merger.

        The Nominating and Corporate Governance Committee knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person as director as the Nominating and Corporate Governance Committee may recommend in the place of such nominee. In accordance withour Bylaws, directors are elected by a plurality of the votes cast at the annual meeting. This means that the twelve nominees receiving the highest number of votes will be elected.

Name	Age
Paul M. Hazen	65
Saturnino S. Fanlo	46
William F. Aldinger	59
Tracy L. Collins	43
Kenneth M. deRegt	51
Vincent Paul Finigan	60
R. Glenn Hubbard	48
Ross J. Kari	48
Ely L. Licht	59
Deborah H. McAneny	47
Scott C. Nuttall	34
Willy R. Strothotte	63

        For biographical information for the nominees for director, see "Our Board of Directors" on page 84.

        Our board of directors unanimously recommends that you vote "FOR" the twelve nominees listed above. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement/prospectus will be voted for such nominees.

 PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2006. The Audit Committee has selected and appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2007. Our board of directors, upon the recommendation of the Audit Committee, is asking our stockholders to ratify such appointment. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from the stockholders.

        Our board of directors unanimously recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement/prospectus will be voted "FOR" such ratification.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our board of directors is committed to establishing and maintaining corporate governance practices which reflect high standards of ethics and integrity. Toward that end, we have established a Nominating and Corporate Governance Committee and adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities. The Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines are available on our website located at http://www.kkrkfn.com under the caption "Investor Relations—Corporate Governance—Committees and Charters" and "Investor Relations—Corporate Governance—Corporate Governance Guidelines", respectively. They are also available in print by writing to KKR Financial Corp., Attn: Investor Relations, 555 California Street, 50th Floor, San Francisco, California 94104. Any modifications to the Corporate Governance Guidelines will be reflected on our website.

Code of Business Conduct and Ethics

        Our board of directors has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees (should we in the future have any employees) and to the officers, directors and employees of the Manager, when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  1.
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  2.
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  3.
  compliance with applicable governmental laws, rules and regulations;

  4.
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  5.
  accountability for adherence to the code.

        Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our board of directors or the Audit Committee and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics is available on our website located at http://www.kkrkfn.com under the caption "Investor Relations—Corporate Governance—Code of Business Conduct and Ethics" and is also available in print to any stockholder on request in writing to KKR Financial Corp., Attn: Investor Relations, 555 California Street, 50th Floor, San Francisco, CA 94104. Any modifications to the Code of Business Conduct and Ethics will be reflected on our website.

Director Independence

  Director Independence

        Our board of directors is comprised of a majority of independent directors. In order for a director to be considered "independent," our board of directors must affirmatively determine that the director satisfies the criteria for independence established by Section 303A of the NYSE Listed Company Manual. Our board of directors has determined that the following directors, comprising a majority of our directors, are independent members: Tracy L. Collins, Kenneth M. deRegt, Vincent Paul Finigan, R. Glenn Hubbard, Ross J. Kari, Deborah H. McAneny and Willy R. Strothotte. Our independent directors meet regularly in executive sessions without the presence of our corporate officers. During

June 2006, William F. Aldinger accepted a position with Capmark. Capmark is controlled by an investor group that includes KKR, an affiliate of the Manager, and KKR Financial Corp. has also made an equity investment in Capmark. See "Relationships With KKR; Other Relationships and Related Transactions" on page 98. Therefore, the board of directors determined that Mr. Aldinger was no longer independent for purposes of the NYSE listing standards and, effective June 2006, Mr. Aldinger resigned from our Audit Committee and Compensation Committee. Furthermore, during February 2007, Ely L. Licht accepted a position with Capmark. Therefore, the board of directors determined that Mr. Licht was no longer independent for purposes of the NYSE listing standards and, effective February 2007, Mr. Licht resigned from our Affiliated Transactions Committee (of which he was the chair) and our Audit Committee and Nominating and Corporate Governance Committee. In addition, Patrick Cowell, who served as one of our directors during 2006, resigned from the board of directors effective January 31, 2007. Our board of directors had previously determined that each of Mr. Aldinger and Mr. Licht, until they accepted positions with Capmark, and Mr. Cowell, until his resignation, were independent directors for purposes of the NYSE listing standards and, in the case of Mr. Aldinger and Mr. Licht, for purposes of the SEC independence standards for audit committee members.

  Board Committee Independence

        All of our committees, except for the Executive Committee, consist solely of independent directors as consistent with the applicable NYSE rules and SEC regulations. Please refer to "Meetings and Committees of the Board of Directors—Committees of the Board" on page 86 for more information on our board of directors committees.

Communications with the Board of Directors

        Stockholders who wish to communicate with a member or members of our board of directors may do so by addressing their correspondence to such member or members in care of KKR Financial Corp. Attn: Investor Relations, 555 California Street, 50th Floor, San Francisco, California 94104. KKR Financial Corp. will forward all such correspondences to the member or members of the board of directors to whom such correspondence was addressed.

        The Audit Committee of our board of directors has established procedures for employees, stockholders and others to report openly, confidentially or anonymously concerns regarding our compliance with legal and regulatory requirements or concerns regarding our accounting, internal accounting controls or auditing matters. Reports may be made orally or in writing to the chairman of the Audit Committee: Ross Kari c/o Safeco Corporation, 4333 Brooklyn Ave NE, Seattle, WA 98185, telephone (206) 545-5920. In addition, reports can also be made directly to management by contacting our General Counsel in writing or in person at 555 California Street, 50th Floor, San Francisco, California 94104, telephone (415) 315-3620.

Director Attendance at Annual Meeting

        Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy. We expect all of our directors to attend the annual meeting. All of our then directors attended the 2006 annual meeting.

Certifications

        On July 27, 2006, we submitted to the NYSE a certification signed by our Chief Executive Officer that he was not aware of any violation by us of the NYSE corporate governance listing standards. Furthermore, certifications of our Chief Executive Officer and Chief Financial Officer have been included as Exhibit 31 in our annual report.

LEGAL MATTERS

        The validity of the shares representing limited liability company interests in KKR Financial Holdings LLC to be issued to KKR Financial Corp. stockholders pursuant to the merger will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain U.S. federal income tax and 1940 Act matters will be passed upon by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

        The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this proxy statement/prospectus by reference from KKR Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to KKR Financial Corp. in a timely manner.

        Proposals submitted for inclusion in KKR Financial Corp.'s proxy statement for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must be received on or before December 5, 2007. Under KKR Financial Corp.'s Bylaws, stockholder proposals for consideration at the 2008 annual meeting, but not for inclusion in the proxy statement, must be received by the Corporate Secretary, 555 California Street, 50th Floor, San Francisco, California 94104, no later than 5:00 p.m., Eastern Time, December 5, 2007 but no earlier than November 5, 2007. If the date of the 2008 annual meeting is changed by more than 30 days from the date of the previous year's annual meeting, May 3, 2007, then the deadline for submitting such proposals shall be the later of 120 days before the meeting date or the tenth day following the day on which public announcement of the meeting date is first made. In the event our board of directors increases the number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by us. Notice of such proposals must also comply with the provisions of Section 11 of Article II of KKR Financial Corp.'s Bylaws.

OTHER MATTERS

        Our Board knows of no matter to be presented at the annual meeting other than those set forth in the notice of meeting and described in this proxy statement/prospectus. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

        We have filed our annual report with the SEC. You may obtain, free of charge, a copy of our annual report by writing to KKR Financial Corp., Attn: Investor Relations, 555 California Street, 50th Floor, San Francisco, CA 94104. You also may obtain our annual report over the Internet on our website, http://www.kkrkfn.com, or at the SEC's website, http://www.sec.gov.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        KKR Financial Corp. files annual, quarterly and special reports, proxy statements and other Information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, proxy statements and other information at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further Information about the SEC Public Reference Room. The SEC also maintains a website that contains these reports and other documents at http://www.sec.gov.

        KKR Financial Holdings LLC has filed a registration statement on Form S-4 to register with the SEC the shares representing interests that KKR Financial Corp. stockholders will receive in connection with the merger if the merger is completed. This proxy statement/prospectus is part of the registration statement of KKR Financial Holdings LLC on Form S-4 and is a prospectus of KKR Financial Holdings LLC and a proxy statement of KKR Financial Corp. for its annual meeting.

        This proxy statement/prospectus incorporates important business and financial information about KKR Financial Corp. from documents filed with the SEC that are not included in or delivered with this' proxy statement/prospectus. The SEC permits us to "incorporate by reference" important information by referring you to another document filed separately with the SEC. This means that the information Incorporated by reference is deemed to be part of this proxy statement/prospectus, unless superseded by information contained directly in this proxy statement/prospectus or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later.

        Specifically, this proxy statement/prospectus incorporates by reference the documents set forth below, all or which have been previously filed with the SEC.

KKR Financial Corp. SEC Filings (File No. 142542)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2006

        In addition, we also incorporate by reference into this proxy statement/prospectus additional information that KKR Financial Corp. may file with the SEC Under Sections 13(a), 13(c), 14 and 155(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the annual meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Notwithstanding the foregoing, we do not incorporate by reference any document or portion of any document that is deemed to have been "furnished" but not to have been "filed" with the SEC.

        You may not have some of the documents incorporated by reference, but you can obtain any of them through the SEC as described above or from us at no cost by directing a written or oral request to us at KKR Financial Corp., 555 California Street, 50th Floor, San Francisco, California 94104, Attention: Investor Relations, or by telephone at 415-315-3620, or email at kfninfo@kkr.com, or at our website at http://www.kkrkfn.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 9, 2007, among KKR Financial Corp., a Maryland corporation (the "Corporation"), KKR Financial Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Corporation (the "LLC"), and KKR Financial Merger Corp., a Maryland corporation and wholly-owned subsidiary of the LLC (the "Merger Corp.").

RECITALS

        WHEREAS, the Corporation has adopted an overall restructuring plan (the "Conversion Transaction") to cause the Corporation to become a subsidiary of the LLC and to undertake certain related transactions; and

        WHEREAS, the Conversion Transaction contemplates, among other things, the merger of the Merger Corp. with and into the Corporation (the "Merger"), with the stockholders of the Corporation having their shares of common stock converted into the right to receive shares representing limited liability company interests in the LLC, all pursuant to this Agreement; and

        WHEREAS, for federal income tax purposes it is intended that the Merger (as hereinafter defined) qualify as a tax-deferred contribution of the common stock of the Corporation to the LLC within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, the Board of Directors of the Corporation, the Board of Directors of the LLC and the Board of Directors of the Merger Corp. each has determined that the Merger is advisable and in the best interests of each such corporation or limited liability company, as the case may be, and its stockholders or members, as the case may be, and have approved the Merger on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME; EFFECTS OF MERGER

        1.1    The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) and in accordance with the Maryland General Corporation Law (the "MGCL"), the Merger Corp. shall be merged with and into the Corporation and the separate corporate existence of the Merger Corp. shall thereupon cease and the Corporation shall be the surviving entity of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and the separate existence of the Corporation will continue unaffected by the Merger.

        1.2    The Closing.    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at such time, date and place as the parties may agree but in no event prior to the satisfaction or waiver, where permitted, of the conditions set forth in Section 3.1 hereof. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

        1.3    Effective Time.    Subject to the terms and conditions of this Agreement, following the Closing, the parties hereto shall, at such time as they deem advisable, cause (i) articles of merger (the "Articles of Merger") to be executed and filed with the State Department of Assessments and Taxation of

Maryland and make all other filings or recordings required by Maryland law in connection with the Merger. The Merger shall become effective upon the acceptance of the Articles of Merger for record by the State Department of Assessments and Taxation of Maryland or at such other time as the Corporation and the Merger Corp. shall agree and specify in the Articles of Merger in accordance with the MGCL (the "Effective Time").

        1.4    Effects of Merger.    The Merger shall have the effects specified in the MGCL and this Agreement.

ARTICLE II
EFFECT ON CAPITAL STOCK

        2.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any further action on the part of the Corporation, the LLC or the Merger Corp. or their respective stockholders or holders of shares, as the case may be, the following shall occur:

          (a)   Each share of common stock, par value $0.01 per share, of the Corporation ("Corporation Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued and fully paid share representing a limited liability company interest in the LLC ("LLC Share").

          (b)   Except as provided in Section 2.1(d), all shares of Corporation Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist. At the Effective Time, each certificate ("Certificate") representing shares of Corporation Common Stock immediately prior to the Effective Time shall thereafter only represent the right to receive (i) the consideration payable in respect of such shares under Section 2.1(a), and (ii) an amount equal to any dividend or other distribution pursuant to Section 2.3(c).

          (c)   Each LLC Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the LLC or the holder of such shares, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (d)   Each share of common stock of the Merger Corp. issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate representing ownership of shares of the common stock of the Merger Corp. shall represent ownership of such shares of capital stock of the Surviving Corporation.

        2.2    Amended and Restated 2004 Stock Incentive Plan.

          (a)   At the Effective Time, each option granted by the Corporation to purchase shares of Corporation Common Stock (each, a "Corporation Option") pursuant to the Amended and Restated 2004 Stock Incentive Plan which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation Common Stock and shall be converted automatically into an option to purchase LLC Shares, and the LLC shall assume each such Corporation Option (hereinafter, "Assumed Option") subject to the terms of the Amended and Restated 2004 Stock Incentive Plan and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that (i) the number of LLC Shares purchasable upon exercise of such Assumed Option shall be equal to the number of shares of Corporation Common Stock that were purchasable under such Corporation Option immediately prior to the Effective Time and (ii) the per share exercise price under such Assumed Option shall be the per share exercise price under the Corporation Option to which the Assumed Option relates.

          (b)   At the Effective Time, all Share Restrictions (as hereinafter defined), including all repurchase and forfeiture rights held by the Corporation, with respect to each share of Restricted Stock (as hereinafter defined) shall be and hereby are assigned to the LLC, and the LLC Shares issued upon the conversion of the shares of Restricted Stock in the Merger shall continue to be unvested and subject to the same Share Restrictions which applied to such shares of Restricted Stock immediately prior to the Effective Time. The LLC Certificates representing the LLC Shares issued upon the conversion of the shares of Restricted Stock shall accordingly be marked with appropriate legends noting such Share Restrictions. The Corporation shall take all actions necessary to ensure that, from and after the Effective Time, the LLC (or its assignee) shall be entitled to exercise the rights held by the Corporation immediately prior to the Effective Time with respect to all Share Restrictions. For purposes of this Agreement, (i) a share of "Restricted Stock" means each outstanding share of Corporation Common Stock issued under the Amended and Restated 2004 Stock Incentive Plan or otherwise which is subject to any Share Restrictions and (ii) "Share Restrictions" means all repurchase, cancellation, forfeiture, vesting and other conditions or restrictions applicable to a share of Restricted Stock.

        2.3    Surrender of Certificates.

          (a)   As of the Effective Time, the LLC shall deposit, or shall cause to be deposited, with American Sock Transfer & Trust Company, the transfer agent and registrar for the LLC Shares and the exchange agent for purposes of the Merger (the "Exchange Agent"), for the benefit of holders of Certificates, certificates representing LLC Shares ("LLC Certificates"), in an amount sufficient to effect the exchange of all Certificates for LLC Shares pursuant to Section 2.1(a). In addition, the LLC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Certificates, as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.3(c).

          (b)   As soon as reasonably practicable after the Effective Time, the LLC shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Corporation may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for LLC Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Certificate so surrendered shall forthwith be cancelled, and the holder of such Certificate shall be entitled to receive in exchange therefor (A) an LLC Certificate representing the number of LLC Shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 2.1(a) and (B) the payment of any dividends and other distributions that such holder has the right to receive pursuant to Section 2.3(c). No interest shall be paid or accrued on any Merger consideration or on unpaid dividends and distributions payable to holders of Certificates. In the event of a surrender of a Certificate representing shares of Corporation Common Stock in exchange for an LLC Certificate representing LLC Shares in the name of a person other than the person in whose name such shares of Corporation Common Stock are registered, the LLC Certificate representing LLC Shares may be issued to such a transferee for such transferee if the Certificate representing such securities is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or the Corporation to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

          (c)   No dividends or other distributions declared by the LLC in respect of LLC Shares, the record date for which is at or after the Effective Time, shall be paid by the Exchange Agent to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, the Exchange Agent shall release to the holder an LLC Certificate representing LLC Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the previously reserved amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such LLC Shares that had been held by the Exchange Agent for the benefit of such holder, and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such LLC Shares with a record date after the Effective Time but with a payment date subsequent to surrender.

          (d)   At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Corporation, they shall be canceled and exchanged for LLC Shares in book-entry form in accordance with the procedures set forth in this Article II.

          (e)   No fractional LLC Shares shall be issued pursuant hereto.

          (f)    Any former stockholders of the Corporation who have not complied with this Article II within one year after the Effective Time shall thereafter look only to the LLC for release of (A) their previously reserved LLC Shares deliverable in respect of each share of Corporation Common Stock such stockholder holds as determined pursuant to this Agreement and (B) dividends paid or other distributions on the LLC Shares for the benefit of such holders, without any interest thereon.

          (g)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the LLC, the posting by such person of a bond in such reasonable amount as the LLC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the LLC Certificate deliverable pursuant to this Agreement.

          (h)   None of the Corporation, the LLC, the Merger Corp., the Exchange Agent or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

ARTICLE III
CONDITIONS

        3.1    Conditions as to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, of the following conditions at or prior to the Closing Date:

          (a)   This Agreement shall have been duly adopted by the requisite vote of the stockholders and holders of shares of the Corporation, the LLC and the Merger Corp., as applicable.

          (b)   The Corporation shall have received from its special counsel, Hunton & Williams LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that (i) the Merger qualifies as a tax-deferred contribution of Corporation Common Stock to the LLC under Section 721 of the Code, (ii) the LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation, and (iii) the Corporation qualified to be taxed as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 2004 through December 31, 2006, and its current and proposed method of operations (taking into the account the consequences of the Merger and the Conversion Transaction) will enable the Corporation to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter.

          (c)   The Corporation shall have received from its special counsel, Hunton & Williams LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that, after the Merger, the LLC will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

          (d)   The limited liability company agreement of the LLC shall have been amended and restated in the form reasonably satisfactory to each of the parties hereto.

          (e)   The directors and officers of the Corporation immediately before the Merger will be the directors and officers, respectively, of the LLC after the Merger.

          (f)    The LLC Shares issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (g)   The Registration Statement on Form S-4 (the "Form S-4") to be filed with the Securities and Exchange Commission by the LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.

          (h)   No order, injunction or decree has been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Merger or any of the transactions related thereto, shall be in effect.

          (i)    The Corporation and the LLC shall have received all governmental approvals and third party consents to the Merger and other transactions described in the Form S-4, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation, the LLC and their subsidiaries taken as a whole.

ARTICLE IV
TERMINATION

        4.1    Termination of Agreement.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Corporation, by either (i) the mutual written consent of the Board of Directors of the Corporation, the Board of Directors of the LLC and the Board of Directors of the Merger Corp., or (ii) the Board of Directors of the Corporation in its sole discretion.

        4.2    Effect of Termination and Abandonment.    In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IV, this Agreement shall forthwith become null and void and have no effect and no party hereto (or any of its directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE V
GENERAL PROVISIONS

        5.1    No Appraisal Rights.    The holders of shares of Corporation Common Stock are not entitled under applicable law to dissenters' or appraisal rights as a result of the Merger or the Conversion Transaction.

        5.2    Entire Agreement.    This Agreement, the Exhibits hereto and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        5.3    Amendment.    This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation, but after such stockholder approval, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        5.4    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        5.5    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

        5.6    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        5.7    Incorporation.    All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        5.8    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.9    Waiver of Conditions.    The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

        5.10    No Third-Party Beneficiaries.    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

KKR Financial Corp., a Maryland corporation
By:	/s/ DAVID A. NETJES David A. Netjes
Its:	Chief Operating Officer
KKR Financial Holdings LLC, a Delaware limited liability company
By:	/s/ DAVID A. NETJES David A. Netjes
Its:	Chief Operating Officer
KKR Financial Merger Corp., a Maryland corporation
By:	/s/ DAVID A. NETJES David A. Netjes
Its:	Chief Operating Officer

Annex B
Table of Contents

B-i

B-ii

B-iii

B-iv

B-v

B-vi

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
KKR FINANCIAL HOLDINGS LLC
Dated as of    •    , 2007

        This AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") shall be effective as of the     •    day of    •    , 2007 and is entered into by KKR Financial Advisors LLC, a Delaware limited liability company (the "Manager"), together with KKR Financial Corp., a Maryland corporation ("KKR Financial Corp."), any other Persons who are or hereafter become Members in KKR Financial Holdings LLC or parties hereto as provided herein. The Members hereby agree to the amendment and restatement of the Operating Agreement, dated as of January 17, 2007 (the "Original Agreement"), as set forth herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 1.10 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

ARTICLE 1
THE COMPANY

        Section 1.1    Formation.    The Company was formed as a limited liability company under and pursuant to the provisions of the Act by the execution, delivery and filing of the Certificate of Formation with the Office of the Secretary of State of Delaware and upon the terms and conditions set forth in the Original Agreement. Simultaneously with the effectiveness of the Original Agreement and the formation of the Company, KKR Financial Corp. was admitted as a Member of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate of Formation and this Agreement.

        Section 1.2    Name.    The name of the Company shall continue to be KKR Financial Holdings LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company at any time and from time to time, which name change shall be effective upon the filing of a certificate of amendment of the Certificate of Formation with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement. The Company shall notify the Members of such name change in the next regular communication to the Members.

        Section 1.3    Purpose; Powers; Prior Authorization of Actions Valid.

          (a)   The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Board of Directors may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii).

          (b)   The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article 6 hereof.

          (c)   Notwithstanding anything in this Agreement to the contrary, any actions and things (including the entering into and performance of any agreements or other documents) properly authorized, in the name and on behalf of the Company, by the Board of Directors as constituted at the time of any such authorization, whether prior to the date of this Agreement (including under the Original Agreement) or under and in accordance with this Agreement (or the Original Agreement), were, are and shall continue to be valid and duly authorized, and the Company shall continue to have the power and authority to take and do all such actions and things (including to enter into and perform all such agreements or other documents), whether or not such actions or things have already been taken or done (or such agreements or other documents entered into and/or performed), and regardless of whether the composition of the Board of Directors has changed, whether the Original Agreement or this Agreement has been amended or otherwise prior to the actual taking or doing of any such actions or things (including the entering into or performance of any such documents) by the Company.

        Section 1.4    Power of Attorney.    Each Member hereby constitutes and appoints each of the Chief Executive Officer, the President and the Secretary and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

          (a)   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices;

    (i)
    all certificates, documents and other instruments (including the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

    (ii)
    all certificates, documents and other instruments that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

    (iii)
    all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

    (iv)
    all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 2 or 20;

    (v)
    all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 2.1; and

    (vi)
    all certificates, documents and other instruments (including merger agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company.

          (b)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article 16 or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any class or series of Shares required to take any action, the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, may exercise the power of attorney made in this Section 1.4 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such class or series of Shares, as applicable.

        Nothing contained in this Section 1.4 shall be construed as authorizing the Chief Executive Officer, President or Secretary, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article 18 or as may be otherwise expressly provided for in this Agreement.

        The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member's Shares and shall extend to such Member's heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, taken in good faith under such power of attorney in accordance with this Section 1.4. Each Member shall execute and deliver to the Chief Executive Officer, President or Secretary, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

        Section 1.5    Principal Place of Business; Registered Office; Registered Agent.    The principal executive offices of the Company are at 555 California Street, 50th Floor, San Francisco, CA 94104. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

        Section 1.6    Term.    The term of the Company commenced on the date the Certificate of Formation was filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up of the Company is completed following a Dissolution Event, as provided in Article 20 and the Certificate of Formation is cancelled as provided in the Act.

        Section 1.7    Filings.

          (a)   The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of limited liability entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing any officers of the Company as an "authorized person" of the Company within the meaning of the Act to prepare, execute and file such amendments to the Certificate of Formation and such other certificates, documents, instruments and publications as may be permitted or required by law, including, without limitation, action to reflect:

    (i)
    a change in the Company name; or

    (ii)
    a correction of false or erroneous statements in the Certificate of Formation or any other certificate to accurately represent the information contained therein.

          (b)   Upon the dissolution and completion of the winding up of the Company in accordance with Article 20, the Board of Directors or the Liquidator shall cause to promptly be executed, delivered and filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdiction in which the Board of Directors or the Liquidator deems such filing necessary or advisable.

        Section 1.8    Title to Property.    All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. Title to any or all of the Company Property may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.

        Section 1.9    Payments of Individual Obligations.    The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Sold or encumbered for, or in payment of, any individual obligation of any Member.

        Section 1.10    Definitions.    For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

    (i)
    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

    (ii)
    unless the context otherwise requires, any reference to an "Article," "Section" or an "Exhibit" refers to an Article, Section or an Exhibit, as the case may be, of this Agreement; and

    (iii)
    the words "herein," "hereinafter," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

        "Act" means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

        "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

    (i)
    credit to such Capital Account any amounts which such Member is actually obligated or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

    (ii)
    debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

        The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner, member or trustee of such Person. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners or Persons exercising similar authority with respect to such Person.

        "Agreement" has the meaning set forth in the introductory paragraph hereof.

        "Applicable Listing Rules" means the applicable rules, if any, of the principal National Securities Exchange on which the Shares are listed or quoted, as the case may be.

        "Associate" has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

        "Beneficial Ownership" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "Board" or "Board of Directors" means the Board of Directors referred to in Article 6.

        "Business Combination" means:

    (i)
    any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or (B) any other Person (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

    (ii)
    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member of any property or assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than 10% of the Net Investment Value as of such date; or

    (iii)
    the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than 10% of the Net Investment Value as of such date; or

    (iv)
    any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliates or Associates; or

    (v)
    any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly or indirectly, of increasing the proportionate share of (A) Outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

    (vi)
    any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

        "Capital Account" means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulation, the following provisions:

    (i)
    to each Member's Capital Account there shall be credited (A) such Member's Capital Contributions and (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 4.3 or 4.4;

    (ii)
    to each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement (net of any liabilities relating to such Property), and (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 4.3 or 4.4;

    (iii)
    in the event Shares are Sold in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Sold Shares; and

    (iv)
    in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

        The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Manager may make such modification; provided, that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 20 upon the dissolution of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). When the Company's property is revalued, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 4.2 if there were a taxable disposition of such property for its fair market value (as determined by the Manager, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

        "Capital Contributions" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) net of any liabilities relating to such Property contributed to the Company with respect to the Shares of the Company held or subscribed for by such Member.

        "Cash Available for Distribution" means, for any period, the amount determined by the Board of Directors in its sole discretion.

        "Certificate" means a certificate representing Shares substantially in the form attached hereto as Exhibit A.

        "Certificate of Cancellation" means a certificate of cancellation of the Certificate of Formation filed in accordance with 6 Del. C. § 18-203.

        "Certificate of Formation" means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware pursuant to the Act on January 17, 2007, as originally executed and amended, modified, supplemented or restated from time to time.

        "Charitable Beneficiary" means one or more beneficiaries of the Trust as determined pursuant to Section 3.2(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        "Charitable Trust" means any trust provided for in Section 3.2(a).

        "Chief Executive Officer" means the Chief Executive Officer of the Company, including any interim Chief Executive Officer of the Company, with such powers and duties as are set forth in Section 7.4.

        "Chief Financial Officer" means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company, with such powers and duties as are set forth in Section 7.7.

        "Chief Investment Officer" means the Chief Investment Officer of the Company, including any interim Chief Investment Officer of the Company, with such powers and duties as are set forth in Section 7.6.

        "Chief Operating Officer" means the Chief Operating Officer of the Company, including any interim Chief Operating Officer of the Company, with such powers and duties as are set forth in Section 7.5.

        "Closing Price" on any date shall mean the Fair Market Value for such Shares.

        "Code" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

        "Commission" means the U.S. Securities and Exchange Commission or any successor thereto.

        "Common Shares" means any Shares that are not Preferred Shares.

        "Company" means KKR Financial Holdings LLC, the Delaware limited liability company formed pursuant to the Original Agreement and the Certificate of Formation, and continued pursuant to this Agreement.

        "Company Minimum Gain" has the same meaning as the term "partnership minimum gain" in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

        "Constructive Ownership" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        "Continuing Director" means (i) any Director of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

        "Controlling Person" means a Person who has discretionary authority or control with respect to the assets of the Company or who provided investment advice for a fee (direct or indirect) with respect to such assets, and any affiliate of such Person.

        "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided, that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

        "DGCL" means the Delaware General Corporation Law, 8 Del. C. §§ 101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

        "Director" means a member of the Board of Directors.

        "Disinterested Director" means a Director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

        "Dissolution Event" has the meaning set forth in Section 20.1.

        "Distributable Amount" has the meaning set forth in Section 5.2.

        "Effective Date" means January 17, 2007, being the date of the filing of the Certificate of Formation.

        "Excepted Holder" means a Person for whom an Excepted Holder Limit is created by this Agreement or by the Board of Directors pursuant to Section 3.1(g).

        "Excepted Holder Limit" means, provided that the affected Excepted Holder agrees to comply with the requirements established by this Agreement or by the Board of Directors pursuant to Section 3.1(h) and subject to adjustment pursuant to Section 3.1(h), the percentage limit established for an Excepted Holder by this Agreement or by the Board of Directors pursuant to Section 3.1(h).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date:

    (i)
    in the case of any equity securities, on any date, the last reported sale price for such equity securities, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such equity securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such equity securities are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such equity securities are listed or admitted to trading or, if such equity securities are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the principal automated quotation system that may then be in use or, if such equity securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such equity securities selected by the Board of Directors; or

    (ii)
    in the event that no trading price is available for such equity securities or in the case of any other Property, the fair market value of such equity securities or such Property as of such date as determined in good faith by the Board of Directors.

        "Fiscal Quarter" means the Company's fiscal quarter for purposes of its reporting obligations under the Exchange Act.

        "Fiscal Year" means the Company's fiscal year for purposes of its reporting obligations under the Exchange Act.

        "Future Investments" means contractual commitments to invest represented by definitive agreements.

        "GAAP" means generally accepted accounting principles in effect in the United States, consistently applied.

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for U.S. federal income tax purposes, except as follows:

    (i)
    the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager; provided that the initial Gross Asset Value of the common stock of KKR Financial Corp. treated as contributed to the Company for federal income tax purposes pursuant to the merger of KKR Financial Merger Corp., a Maryland corporation, with and into KKR Financial Corp. pursuant to the Merger Agreement will be the Fair Market Value of such common stock as of the merger;

    (ii)
    the Gross Asset Values of all Company assets may be adjusted by the Manager to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the Manager as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; or (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than as a result of a termination of the Company under Section 708(b)(1)(B) of the Code); provided, that an adjustment described in clauses (A) and (B) of this subparagraph (ii) shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

    (iii)
    the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution, as determined by the Manager; and

    (iv)
    the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses"; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

        "Independent Director" means a Director who (i) (a) is not an officer or employee of the Company, or an officer, Director or employee of any Subsidiary of the Company, (b) was not appointed as a Director pursuant to the terms of the Management Agreement, and (c) for so long as the Management Agreement is in effect, is not affiliated with the Manager or any of its Affiliates, and (ii) who satisfies the independence requirements under the Applicable Listing Rules as determined by the Board of Directors.

        "Initial Board" has the meaning set forth in Section 6.1.

        "Initial Director" has the meaning set forth in Section 6.1.

        "Interested Member" means any Person (other than the Manager, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

    (i)
    is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the then Outstanding Shares and who did not become the Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

    (ii)
    is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

        "Liquidation Period" has the meaning set forth in Section 20.7.

        "Liquidator" means a Person appointed by the Board of Directors to oversee the winding up of the Company, or a liquidating trustee.

        "Losses" has the meaning set forth in the definition of "Profits" and "Losses" below.

        "Management Agreement" means the Management Agreement, dated as of the date hereof, as may be amended from time to time, entered into by and among the Company, KKR Financial Corp. and the Manager.

        "Manager" has the meaning set forth in the introductory paragraph hereof.

        "Market Price" means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.

        "Market Value" means, as of any date, the product of (1) the average number of Shares issued and Outstanding, other than treasury Shares, during the last fifteen Business Days of the most recently completed Fiscal Quarter as of such date multiplied by (2) the volume weighted average trading price per Share as determined by reference to the relevant securities exchange identified in clause (i) of the definition of Fair Market Value, over such fifteen Business Days.

        "Member" means, as of any date, any holder of Shares, as of such date.

        "Member Loan" means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

        "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

        "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

        "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of February 9, 2007, by and among the Company, KKR Financial Corp. and KKR Financial Merger Corp., a Maryland corporation.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

        "Net Investment Value" means, as of any date, the sum of:

    (i)
    the Market Value as of such date; plus

    (ii)
    the amount of any borrowings (other than intercompany borrowings) of the Company and its Subsidiaries (but not including borrowings on behalf of any Subsidiary of such Subsidiaries) as of such date; plus

    (iii)
    the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors as of such date; provided, that such Future Investments have not been outstanding for more than two consecutive full Fiscal Quarters as of such date; less

    (iv)
    the aggregate amount held by the Company and its Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of such Subsidiaries) as of such date.

        "Net Long Term Capital Gain" has the meaning set forth in Section 1222(7) of the Code.

        "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1).

        "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.704-2(b)(3).

        "NYSE" means the New York Stock Exchange or any successor thereto.

        "Original Agreement" has the meaning set forth in the introductory paragraph hereof.

        "Outstanding" means, as of any date, with respect to any security theretofore issued by the Company, except:

    (i)
    such securities as represented by certificates or electronic positions evidencing such securities that have been canceled or delivered for cancellation; and

    (ii)
    such security as represented by certificates or electronic positions that have been exchanged for or in lieu of which other securities have been executed and delivered pursuant to Section 2.6.

        "Owner" has the meaning ascribed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

        "Percentage Interest" means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of Shares held by such Member on such date relative to the aggregate number of Shares then Outstanding as of such date.

        "Person" shall mean an individual, limited liability company, partnership (whether general or limited), estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association (including any group, organization, co-tenancy, plan, board, council or committee), private foundation within the meaning of Section 509(a) of the Code, joint stock company, estate, corporation, government (including a county, state, country or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign, and, solely for purposes of Article 3, also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

        "Preferred Shares" means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to shares Profits or Losses or items thereof, (ii) the right to share in Company distributions, and/or (iii) rights upon dissolution or liquidation of the Company.

        "Profits" and "Losses" mean, for each Taxable Year, an amount equal to the Company's taxable income or loss for such Taxable Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

    (i)
    any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

    (ii)
    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

    (iii)
    in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

    (iv)
    gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes (or would be recognized for U.S. federal income tax purposes if the adjusted tax basis differed from the amount realized in connection with such disposition) shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

    (v)
    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

    (vi)
    notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.3 or 4.4 shall not be taken into account in computing Profits or Losses.

        The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

        "Prohibited Owner" means, with respect to any purported Transfer, any Person who, but for the provisions of Section 3.1(a), would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 3.1(a)(i), and if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have owned.

        "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

        "Record Date" means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

        "Register" has the meaning set forth in Section 2.5(a).

        "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

        "Regulatory Allocations" has the meaning set forth in Section 4.4.

        "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

        "Repurchase Date" has the meaning set forth in Section 2.3.

        "Restriction Termination Date" means the first day after the Effective Date on which the Company determines pursuant to Section 3.6 that it is no longer in the best interests of KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein are no longer required in order for KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to qualify as a REIT.

        "Rules and Regulations" means the rules and regulations promulgated under the Exchange Act or the Securities Act.

        "Sale" means, any voluntary or involuntary sale, transfer, pledge or hypothecation or other disposition. The terms "Sell" or "Sold" shall have the correlative meanings.

        "Secretary" means the Secretary of the Company, with such powers and duties as set forth in Section 7.11.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Share Designation" has the meaning set forth in Section 2.1(b).

        "Share Ownership Limit" means 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of the Company excluding any outstanding Shares not treated as outstanding for U.S. federal income tax purposes.

        "Shares" means a share issued by the Company that evidences the ownership interest of a Member in the Company and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

        "Subsidiary" means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the Outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

        "Tax Matters Member" has the meaning set forth in Section 17.4(a).

        "Taxable Year" means (i) the period commencing on the Effective Date and ending on December 31, 2007, (ii) any subsequent twelve month period commencing on January 1 and ending on December 31, (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4 or (iv) such other taxable year required by Section 706 of the Code or that is selected by the Manager that complies with Section 706 of the Code.

        "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive distributions on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        "Transfer Agent" means, with respect to the Shares, American Stock Transfer & Trust Company, or any successor thereto.

        "Trustee" means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

        "Withheld Amount" means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

ARTICLE 2
CLASSES AND ISSUANCE OF SHARES

        Section 2.1 Authorization to Issue Shares.

        (a)   The Company, and the Board of Directors on behalf of the Company, may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

        (b)   Notwithstanding anything set forth in this Agreement, (i) at the Effective Time (as defined in the Merger Agreement), by virtue of the Merger (as defined in the Merger Agreement) and without any further action on the part of any Person, each share of common stock, par value $0.01 per share, of KKR Financial Corp. issued and outstanding immediately prior to the Effective Time ("Corporation Shares") shall be converted into the right to receive one common share, the Company automatically assumes all rights and obligations of KKR Financial Corp. under the Amended and Restated 2004 Stock Incentive Plan, (the "2004 Plan"), and each option granted by KKR Financial Corp. to purchase Corporation Shares pursuant to the 2004 Plan which is outstanding and unexercised immediately prior to the Effective Time shall automatically be converted into an option to purchase Shares in accordance with the Merger Agreement and shall be subject to all restrictions as set forth in the 2004 Plan and all Restricted Stock (as defined in the Merger Agreement) shall be converted into Shares and subject to the Share Restrictions (as defined in the Merger Agreement) in accordance with the Merger Agreement and as set forth in the 2004 Plan, and shall be marked with appropriate legends as set forth in the Merger Agreement, and the Company may amend the terms of the 2004 Plan at any time in accordance with the terms thereof without any other vote, act or approval of any Member hereunder or under the Act, (ii) the Company, and the appropriate officers of the Company on behalf of the Company, are hereby authorized and directed to perform the Company's obligations under the Merger Agreement, including the issuance of certificates to such holders of Corporation Shares reflecting the valid issuance of such common shares and (iii) KKR Financial Corp. shall remain and be deemed a Member for all purposes of this Agreement until any Person becomes a Record Holder as described in clause (i) above and, upon such event, the interest of KKR Financial Corp. shall be canceled and retired in accordance with the Merger Agreement. By acceptance of the Common Shares in the merger contemplated by the Merger Agreement, each Person who receives Common Shares pursuant to the Merger Agreement (including any nominee holder or an agent or representative acquiring such Common Shares for the account of another Person) (i) shall automatically be admitted to the Company as a Member with respect to the Common Shares so received upon the recording of such issuance and admission in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so issued, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company and their authorized officers and attorneys-in-fact, as specified herein, and (v) makes the consents and waivers contained in this Agreement. In addition to the Common Shares Outstanding on the date hereof, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), pursuant to the 2004

Plan, as amended from time to time, or as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a "Share Designation"), including (i) the right to share Company Profits and Losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or period during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

        (c)   The Company is authorized to issue up to 250,000,000 Common Shares, and 50,000,000 Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article 2 shall be validly issued; fully paid and nonassessable Shares in the Company.

        (d)   The aggregate number of Shares that are authorized (or the authorized number of any class of Shares) may be increased from time to time by an amendment to this Agreement upon the adoption of a resolution by the Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of at least a majority of the Shares then Outstanding present in person or represented by proxy at a meeting of the Members.

        (e)   Except as may otherwise be specified in a Share Designation, each Share shall entitle the holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally. The Board of Directors may reclassify any unissued Common Shares from time to time in one or more classes or series. The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series.

        (f)    The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article 2. The terms of any Share Designation adopted hereunder may amend the provisions of this Agreement or any other Share Designation.

        Section 2.2    Certificates.    Upon the Company's issuance of Shares to any Person, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder's name and number and type of Shares.

        Section 2.3    Repurchase of Shares by the Company.

        (a)   The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and Outstanding Shares; provided, however, that the Company shall not purchase or redeem any Shares for cash or other property if any such purchase or redemption would be inconsistent with the requirements of Section 18-607 or Section 18-804 of the Act.

        (b)   In the event the Board of Directors determines that the Company shall make an offer to repurchase any number of issued and Outstanding Shares, the Board of Directors shall deliver to the Transfer Agent notice of such offer to repurchase indicating the repurchase price and the date of repurchase (the "Repurchase Date") and shall cause the Transfer Agent to mail a copy of such notice to the Members at least 30 days prior to the Repurchase Date. Any Shares tendered and repurchased by the Company, in accordance with this Section 2.3, shall be deemed to be authorized and issued, but not Outstanding and, subject to Section 2.1, may subsequently be Sold for due consideration.

        Section 2.4    Record Holders.    The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

        Section 2.5    Registration and Sale of Shares.

        (a)   The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares (the "Register"). The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering the Shares and transfers of the Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case Common Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 21.1.

        (b)   The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

        (c)   By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall automatically be admitted to the Company as a Member with respect to the Shares so transferred to such transferee upon the recording of such transfer and admission in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company and their authorized officers and attorneys-in-fact, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

        (d)   Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

        Section 2.6    Mutilated, Lost, Destroyed or Stolen Certificates.    Each Record Holder of Shares shall promptly notify the Company of any mutilation, loss or destruction of any Certificate of which such holder is the record holder. The Company may, in its discretion, cause the Transfer Agent to issue a new Certificate in place of any Certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon surrender of the mutilated Certificate or, in the case of loss, theft or destruction of the Certificate, upon satisfactory proof of such loss, theft or destruction, and the Board of Directors may, in its discretion, require the Record Holder of the Shares evidenced by the lost, stolen or destroyed Certificate, or its, his or her legal representative, to give the Transfer Agent a bond sufficient to indemnify the Transfer Agent against any claim made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such new Certificate.

ARTICLE 3
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

        Section 3.1    Ownership of Shares.

        (a)   Ownership Limitations. During the period commencing on the Effective Date and prior to the Restriction Termination Date:

          (i)    Basic Restrictions.

            (1)   No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

            (2)   Except as provided in Section 3.1(g) hereof, no Person shall Beneficially Own Shares to the extent that such Ownership of Shares would result in KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to fail to qualify as a REIT.

          (ii)   Transfer in Trust/Transfer Void Ab Initio.

               Subject to Section 3.3, if any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 3.1(a)(i)(1) or (2),

              (A)  then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 3.1(a)(i)(1) or (2) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 3.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares, or

              (B)  if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 3.1(a)(i)(1) or (2), then, to the fullest extent permitted by law, the Transfer of that number of Shares that otherwise would cause any Person to violate Section 3.1(a)(i)(1) or (2) shall be void ab initio and the intended transferee shall acquire no rights in such Shares.

        (b)   Remedies for Breach. If the Board of Directors of the Company or any duly authorized committee thereof or other designees if permitted by the Act and this Agreement shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 3.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 3.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the Act and this Agreement shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 3.1(a) shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be, to the fullest extent permitted by law, void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

        (c)   Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 3.1(a)(i) or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 3.1(a)(ii) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on KKR Financial Corp.'s or any other Company Subsidiary's status as a REIT.

        (d)   Owners Required to Provide Information. From the Effective Date and prior to the Restriction Termination Date:

  (i)
  Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain KKR Financial Corp.'s or any other Company subsidiary's status as a REIT) in value of the outstanding Shares, within thirty days after the end of each Taxable Year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such

    Beneficial Ownership on KKR Financial Corp.'s or any other Company Subsidiary's status as a REIT and to ensure compliance with the Share Ownership Limit; and

  (ii)
  Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Record Holder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine KKR Financial Corp.'s or any other Company Subsidiary's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Share Ownership Limit.

        (e)   Remedies Not Limited. Nothing contained in this Section 3.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to, subject to Section 3.6, protect the Company and the interests of its Members in preserving KKR Financial Corp.'s or any other Company Subsidiary's status as a REIT.

        (f)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 3, including any definition contained in Section 1.10 relating to this Article 3, the Board of Directors shall have the power to determine the application of the provisions of this Article 3 with respect to any situation based on the facts known to it.

        (g)   Exceptions.

  (i)
  The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Share Ownership Limit and/or the restriction contained in Section 3.1(a)(i)(2), and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT to lose its status as a REIT.

  (ii)
  Prior to granting any exception pursuant to Section 3.1(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to ensure KKR Financial Corp.'s or any other Company Subsidiary's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

  (iii)
  Subject to Section 3.1(a)(i)(2) an underwriter or placement agent that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the restrictions contained in Section 3.1(a)(i) will not be violated following the distribution by such underwriter or placement agent of such Shares.

          (h)   Change in Share Ownership Limit and Excepted Holder Limit. The Board of Directors may from time to time increase or decrease the Share Ownership Limit; provided, however, that a decreased Share Ownership Limit will not be effective for any Person whose percentage ownership of Shares is in excess of such decreased Share Ownership Limit until such time as such Person's percentage of Shares equals or falls below the decreased Share Ownership Limit, but until such time as such Person's percentage of Shares falls below such decreased Share Ownership Limit, any further acquisition of Shares will be in violation of the Share Ownership Limit and; provided further, that the new Share Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Shares.

  (i)
  Legend. Each Certificate shall bear substantially the following legend:

      "The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Company's Operating Agreement (i) no Person may Beneficially Own or Constructively Own Shares of any class or series of Shares of the Company in excess of 9.8% in value or in number, whichever is more restrictive, of the Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); and (ii) no Person may Beneficially Own Shares that would result in KKR Financial Corp. or any other subsidiary of the Company that has elected to be taxed as a "real estate investment trust" (a "REIT") pursuant to section 856 of the Code being "closely held" under Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code") or would otherwise cause any such entity to fail to qualify as a REIT. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership in (i) or (ii) above are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. If, notwithstanding the foregoing sentence, a Transfer to the Charitable Trust is not effective for any reason to prevent a violation of the restrictions on Transfer and ownership in (i) or (ii) above, then the attempted Transfer of that number of Shares that otherwise would cause any Person to violate such restrictions shall be void ab initio. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the Operating Agreement of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office."

Instead of the foregoing legend, the Certificate may state that the Shares are subject to certain restrictions on transferability under this Agreement and that the Company will furnish a copy of this Agreement to a Member on request and without charge.

        Section 3.2 Transfer of Shares in Trust.

        (a)   Ownership in Trust. Upon any purported Transfer or other event described in Section 3.1(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 3.1(a)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 3.2(f).

        (b)   Status of Shares Held by the Trustee. Shares held by the Trustee shall continue to be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions with respect to the Shares held in the Trust and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

        (c)   Dividend and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid to a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid with respect to such Shares by the Prohibited Owner to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distributions so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights (whether arising hereunder or under the Act) with respect to Shares held in the Charitable Trust and, subject to applicable law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (1) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (2) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article 3, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its Share transfer and other Member records, including its Register for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

        (d)   Sale of Shares by Trustee. Within twenty days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 3.1(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.2(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 3.2(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.2(d), such excess shall be paid to the Trustee upon demand.

        (e)   Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of distributions paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3.2(c).

The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Charitable Trust pursuant to Section 3.2(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any distributions held by the Trustee shall be paid to the Charitable Beneficiary.

        (f)    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 3.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 50l(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Section 3.3 NYSE Transactions. Nothing in this Article 3 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other National Securities Exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article 3 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 3.

        Section 3.4 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief to enforce the provisions of this Article 3.

        Section 3.5 Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

        Section 3.6 REIT Qualification. If the Board of Directors determines that it is no longer in the best interests of the Company to continue to have KKR Financial Corp. or any other Subsidiary of the Company qualified as a REIT, the Board of Directors may revoke or otherwise terminate KKR Financial Corp.'s or such other Subsidiary's REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article 3 is no longer required for REIT qualification.

ARTICLE 4
ALLOCATIONS

        Section 4.1 General Application. The rules set forth below in this Article 4 shall apply for the purposes of determining each Member's allocable share of the items of income, gain, loss and expense of the Company comprising Profits or Losses of the Company for each Taxable Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member's Capital Account to reflect the aforementioned general and special allocations. For each Taxable Year, the special allocations in Section 4.3 shall be made immediately prior to the general allocations of Section 4.2.

        Section 4.2    Allocations of Profits and Losses.

        (a)   Allocation of Profit. If the Company has Profits during the Taxable Year, such Profits shall be allocated to the Members in accordance with their Percentage Interests.

        (b)   Allocation of Losses. If the Company has Losses during the Taxable Year, such Losses shall be allocated, subject to the limitations of Section 4.5, to the Members in accordance with their Percentage Interests.

        (c)   Character of Allocations. Allocations to Members of Profits or Losses pursuant to Sections 4.2(a) and 4.2(b) shall consist of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Profits or Losses for such Taxable Year.

        Section 4.3    Special Allocations.    The following special allocations shall be made in the following order:

          (a)   Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g) and (h). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b)   Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Taxable Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c)   Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement.

          (d)   Nonrecourse Deductions. Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Members in the manner elected by the Tax Matters Member in conformity with the provisions of Regulations 1.704-2, and in the absence of such an election, to the Members in proportion to their respective Percentage Interests.

          (e)   Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (f)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        Section 4.4    Ameliorative Allocations.    The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f) and 4.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.1 and 4.2.

        Section 4.5    Loss Limitation.    Losses allocated pursuant to Section 4.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Taxable Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2, the limitation set forth in this Section 4.5 shall be applied on a Member-by-Member basis, and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with their Percentage Interests so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

        Section 4.6    Other Allocation Rules.

        (a)   Profits, Losses, each item thereof and all other items attributable to Shares for any Taxable Year shall, for U.S. federal income tax purposes, be determined on an annual basis and pro rated on a monthly basis and the pro rata portion for each month shall be allocated to those Persons who are Members as of the opening of the NYSE on the first business day of the applicable month; provided, however, that gain or loss on a sale or other disposition of any assets of the Company other than in the ordinary course of business, as determined by the Manager, shall be allocated to the Members as of the opening of the NYSE on the first business day of the month in which such item of gain or loss is recognized for federal income tax purposes. With respect to any Share that was not treated as Outstanding as of the close of the NYSE on the first business day of the applicable month, the first Person who is treated as the Member with respect to such Share will be treated as the Member with respect to such Share for this purpose as of the close of the NYSE on the first business day of the applicable month. The Manager may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the Regulations or rulings promulgated thereunder.

        (b)   The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.

        (c)   Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Member's interests in Company profits are in proportion to their Percentage Interests.

        (d)   To the extent permitted by Regulations Section 1.704-2(h)(3), the Manager shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

        (e)   Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Manager.

        Section 4.7    Tax Allocations: Code Section 704(c).

        (a)   In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Manager in accordance with Regulations Section 1.704-3.

        (b)   In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

        (c)   Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.7 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

        Section 4.8    Percentage Interests.    If the number of outstanding Shares increases or decreases during a taxable year, each Member's Percentage Interest shall be adjusted by the Company effective as of the effective date of each such increase or decrease to a percentage equal to the number of Shares held by such Member divided by the aggregate number of Shares outstanding after giving effect to such increase or decrease. If the Members' Percentage Interests are adjusted pursuant to this Section 4.8, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Company's property is revalued and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Manager, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

ARTICLE 5
DISTRIBUTIONS

        Section 5.1    Distributions to Members.    Except as otherwise provided in Section 5.2 and Article 20, the Board of Directors may, in its sole discretion and at any time, and from time to time, declare and pay distributions with respect to the Shares to the Members, as of any Record Date established by the Board of Directors with respect to such distributions, from Cash Available for Distribution. Subject to any Share Designation, distributions shall be paid to all Members in proportion to their respective Percentage Interests. Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        Section 5.2    Amounts Withheld.    All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 5.2 for all purposes under this Agreement. Notwithstanding any other provision of this Agreement, the Manager is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.

        Section 5.3    Limitations on Distributions.

        (a)   The Company shall pay no distributions to the Members except as provided in this Article 5 and Article 20.

        (b)   The Company, and Board of Directors on behalf of the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

ARTICLE 6 BOARD OF DIRECTORS

        Section 6.1    Initial Board.    The Board of Directors is comprised of the twelve following individuals: Paul M. Hazen, Saturnino S. Fanlo, William F. Aldinger, Tracy Collins, Kenneth M. deRegt, Vincent Paul Finigan, R. Glenn Hubbard, Ross J. Kari, Ely L. Licht, Deborah H. McAneny, Scott C. Nuttall and Willy Strothotte (each, an "Initial Director" and, collectively, the "Initial Board"). Each Initial Director shall hold office until his or her successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6. The Initial Board shall have all of the powers and authorities accorded to the Board of Directors, and each Initial Director shall have all of the powers and authorities accorded the Directors of the Company under the terms of this Agreement.

        Section 6.2    General Powers.    Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each Director of the Company, when acting in such capacity, is a "manager" within the meaning of Section 18-402 of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Agreement; provided, that no Director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the requirements of this Agreement. In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by applicable law, including the Act, the Rules and Regulations, or by this Agreement are required to be exercised or done by the Members including, without limitation, the following:

        (a)   the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

        (b)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

        (c)   the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

        (d)   the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of KKR Financial Corp. or any other Subsidiary of the Company or any or all of the assets of KKR Financial Corp. or any other Subsidiary of the Company or the merger or other combination of KKR Financial Corp. or any other Subsidiary of the Company with or into another Person;

        (e)   the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Affiliates of the Company); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

        (f)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

        (g)   the declaration and payment of distributions of cash or other assets to Members;

        (h)   the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

        (i)    the maintenance of insurance for the benefit of the Company and its Affiliates;

        (j)    the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

        (k)   the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

        (l)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

        (m)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

        (n)   the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

        (o)   the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders); and

        (p)   the execution and delivery of agreements with Affiliates of the Company to render services.

        Section 6.3    Duties of Directors.    Except as provided in this Agreement or otherwise required by the Act, each Director of the Company shall have the same fiduciary duties to the Company and the Members as a director of a corporation incorporated under the DGCL has to such corporation and its stockholders, as if such Directors of the Company were directors of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties intend that the fiduciary duties of the Directors of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of Directors of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no Director of the Company has any duties (fiduciary or otherwise) with respect to any action or inaction of the Manager, and that, to the fullest extent permitted by law, any actions or inactions of the Directors of the Company that cause the Company to act in compliance or in accordance with the Management Agreement shall be deemed consistent and compliant with the fiduciary duties of such Directors and shall not constitute a breach of any duty hereunder or existing in law, in equity or otherwise.

        Section 6.4    Number, Tenure and Qualifications.    As provided by Section 6.1, the Initial Board shall be comprised of twelve Initial Directors and at all times from and after the date hereof, the composition of the Board of Directors shall consist of at least a majority of Independent Directors. Subject to this Section 6.4, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than five nor more than thirteen Directors. However, no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        The term of each Director shall be the period from the effective date of such Director's election until such Director's successor is duly elected or appointed and qualified, or until such Director's earlier death, resignation or removal. Directors need not be residents of the State of Delaware or Members.

        Section 6.5    Election of Directors.    Except as provided in Sections 6.1, 6.4 and 6.8, the Directors shall be elected at the annual meeting of Members. At any meeting of Members duly called and held for the election of Directors at which a quorum is present, Directors shall be elected by a plurality of the votes cast. Each Share may be voted for as many individuals as there are Directors to be elected and for whose election the holders of Shares are entitled to vote.

        Section 6.6    Removal.    Subject to the rights of holders of one or more classes or series of Shares, to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office, at any time, but only for cause and then only by the affirmative vote of the Members holding at least two-thirds of the votes entitled to be cast in the election of Directors. For purposes of this paragraph, "cause" shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

        Section 6.7    Resignations.    Any Director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company to comply with applicable laws, rules and regulations.

        Section 6.8    Vacancies and Newly Created Directorships.    Except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any vacancies on the Board of Directors, including vacancies resulting from any increase in the authorized number of Directors, shall be filled by a majority vote of the remaining Directors then in office, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.

        Section 6.9    Annual and Regular Meetings.    An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Members, no notice other than this provision of this Agreement being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

        Section 6.10    Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

        Section 6.11    Notice for Special Meetings.    Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the Act or this Agreement.

        Section 6.12    Quorum.    A majority of the then total number of Directors in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; and provided further that if, pursuant to the Act or this Agreement, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

        The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

        Section 6.13    Voting.    The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement.

        Section 6.14    Organization.    At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the absence of the Chairman, the Vice Chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board of Directors, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Company, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

        Section 6.15    Telephone Meetings.    Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 6.16    Consent by Directors Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without a vote and without prior notice, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

        Section 6.17    Vacancies.    If for any reason any or all the Directors cease to be Directors, such event shall not dissolve or terminate the Company or affect this Agreement or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

        Section 6.18    Compensation.    Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors, but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

        Section 6.19    Loss of Deposits.    No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or securities have been deposited.

        Section 6.20    Surety Bonds.    Unless required by the Act, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

        Section 6.21    Reliance.    Each Director, officer, employee and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

        Section 6.22    Certain Rights of Directors, Officers, Employees and Agents.    Any Director or officer, employee or agent of the Company may engage in or possess an interest in other profit-seeking or other business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such Persons. If any Director, officer, employee or agent of the Company acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, he, she or it shall not have any duty to communicate or offer such opportunity to the Company, and any such Person shall not be liable to the Company or to the Members for breach of duty (including fiduciary duty) hereunder, at law, in equity or otherwise by reason of the fact that he, she or it pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper or a breach of any duty existing hereunder, at law, in equity or otherwise.

        Section 6.23    Committees.

          (a)   Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees as the Board of Directors may deem appropriate, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

          (b)   Power. The Board of Directors may delegate to committees appointed under Section 6.23 of any of the powers of the Board of Directors, except as prohibited by the Act.

          (c)   Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of such chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          (d)   Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          (e)   Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

          (f)    Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE 7
OFFICERS

        Section 7.1    General.

          (a)   The officers of the Company shall be elected by the Board of Directors, subject to Section 7.1(b) and Article 8. The officers of the Company shall consist of a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election of an officer or agent shall not in and of itself create contract rights between the Company and such officer or agent. The officers of the Company need not be Members or Directors of the Company.

          (b)   For so long as the Management Agreement is in effect, the Manager shall second personnel to serve as the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer and in such other capacities as set forth in the Management Agreement, subject to Section 8.5. The Board of Directors shall elect nominated personnel as officers of the Company in accordance with this Article 7. Upon termination of the Management Agreement, if no replacement manager is retained by the Company to assume the Manager's rights and obligations hereunder, the Nominating and Corporate Governance Committee shall nominate, and the Board of Directors shall elect, the officers of the Company.

        Section 7.2    Removal and Resignation.    Any officer or agent of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

        Section 7.3    Vacancies.    A vacancy in any office may be filled by the Board of Directors for the balance of the term.

        Section 7.4    Chief Executive Officer.    The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by the Act to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 7.5    Chief Operating Officer.    The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

        Section 7.6    Chief Investment Officer.    The Board of Directors may designate a Chief Investment Officer. The Chief Investment Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

        Section 7.7    Chief Financial Officer.    The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

        Section 7.8    Chairman of the Board.    The Board of Directors shall designate a Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside over the meetings of the Board of Directors and of the Members at which he or she shall be present. The Chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by the Board of Directors.

        Section 7.9    President.    In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by the Act to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 7.10    Vice Presidents.    In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

        Section 7.11    Secretary.    The Secretary shall (a) keep the minutes of the proceedings of the Members, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by the Act; (c) be custodian of the limited liability company records and of the seal of the Company, if any; (d) keep a register of the post office address of each Member which shall be furnished to the Secretary by such Member; (e) have general responsibility for oversight of the Share transfer books and other Member records, including the Register; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

        Section 7.12    Treasurer.    The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company.

        The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

        If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

        Section 7.13    Assistant Secretaries and Assistant Treasurers.    The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

        Section 7.14    Salaries.    The salaries and other compensation of the officers shall be fixed from time to time by the Manager and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director.

        Section 7.15    Duties of Officers.    Except as provided in this Agreement (or as required by the Act), each officer of the Company shall have the same fiduciary duties applicable to officers of a corporation incorporated under the DGCL, as if such officers were officers of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of the officers of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no officer of the Company owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager pursuant to the terms of the Management Agreement.

ARTICLE 8
MANAGEMENT

        Section 8.1    Duties of the Manager.    For so long as the Management Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms and conditions of the Management Agreement.

        Section 8.2    Secondment of the Chief Executive Officer and Chief Financial Officer.    Pursuant to the terms of the Management Agreement, the Manager will second to the Company natural Persons to serve as the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

        Section 8.3    Secondment of Additional Officers.    Pursuant to the terms of the Management Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional natural Persons to serve as officers of the Company, upon such terms as the Manager and the Company may mutually agree. Any such natural Persons will have such titles and fulfill such functions as the Manager and the Company may mutually agree.

        Section 8.4    Status of Seconded Officers and Employees.    Any officers or employees of the Manager seconded to the Company pursuant to Section 8.2 and/or 8.3 shall not be employees of the Company; provided, that, except as provided in this Agreement (or as required by the Act), any such seconded officers and employees of the Manager shall have the same fiduciary duties with respect to the Company applicable to officers or similarly situated employees, as the case may be, of a corporation incorporated under the DGCL, as if such officers or employees, as the case may be, were officers or employees, as the case may be, of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of any such seconded officers and employees of the Manager shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers or similarly situated employees, as the case may be, of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by applicable law, no seconded officer or employee of the Manager owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager except in accordance with the terms of the Management Agreement.

        Section 8.5    Removal of Seconded Officers.    The Board of Directors shall have the right to remove any officer of the Company at any time, with or without cause; provided, however, that for so long as the Management Agreement is in effect, the Board of Directors may remove officers of the Company seconded by the Manager only pursuant to the terms of the Management Agreement.

        Section 8.6    Replacement Manager.    In the event that the Management Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the outstanding Shares shall be required to retain such replacement manager.

ARTICLE 9
THE MEMBERS

        Section 9.1    Rights or Powers.    A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes a Record Holder of such Share in accordance with the provisions of this Agreement. A Person may not become a Member without acquiring a Share. Except as otherwise expressly set forth in this Agreement, the Members acting as such shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement, including, without limitation, those rights and powers set forth in Article 16 and, to the extent not inconsistent with this Agreement, in the Act. Members shall not have any right to resign from the Company; provided, that when a transferee of the Shares of a Member becomes a Record Holder of such Shares, as permitted by this Agreement, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred. Members are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion, a sale of all or substantially all of the assets of the Company or the Company's Subsidiaries, or any other similar transaction or event.

        Section 9.2    Annual Meetings of Members.    Beginning in calendar year 2008, an annual meeting of the Members for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

        Section 9.3    Special Meetings of Members.

        (a)   General. The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members. Subject to subsection (b) of this Section 9.3, a special meeting of Members shall also be called by the Secretary of the Company upon the written request of the Members entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

        (b)   Member Requested Special Meetings. (1) Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Members entitled to request a special meeting of Members (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

          (2)   In order for any Member to request a special meeting of Members, one or more written requests for a special meeting of Members signed by Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Company's books, of each Member signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owned by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting Member (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at any time by written revocation delivered to the Secretary.

          (3)   The Secretary shall inform the requesting Member of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company's proxy materials). The Secretary shall not be required to call a special meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 9.3(b), the Secretary on behalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

          (4)   Except as provided in the next sentence, any special meeting of Members shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors, whoever has called the meeting. In the case of any special meeting of Members called by the Secretary upon the request of Members (a "Member Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Member Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Member Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Member Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting of Members, the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of Members or a special meeting of Members. In the case of any Member Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Member Requested Meeting in the event that the requesting Members fail to comply with the provisions of paragraph (3) of this Section 9.3(b).

          (5)   If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting Members who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting Members who have not revoked requests for a special meeting of Members written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

          (6)   The Chairman of the Board of Directors, a Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) ten Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent at least a majority of the Outstanding Shares that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any Member shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        Section 9.4    Place of Meeting.    All meetings of Members shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

        Section 9.5    Notice of Meeting.    Not less than ten nor more than 90 days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting and to each Member not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Member personally or by any other means permitted by applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

        Subject to Section 9.11, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

        Section 9.6    Record Date.    The Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than ten days, before the date on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

        In lieu of fixing a record date, the Board of Directors may provide that the Shares transfer books shall be closed for a stated period but not longer than twenty days. If the Shares transfer books are closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for at least ten days before the date of such meeting.

        If no record date is fixed and the Shares transfer books are not closed for the determination of Members, (a) the record date for the determination of Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Members entitled to receive payment of a distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the distribution or allotment of rights, is adopted.

        When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the Share transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

        Section 9.7    Organization and Conduct.    Every meeting of Members shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Members by the vote of a majority of the votes cast by Members present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the Members, an Assistant Secretary, or in the absence of an Assistant Secretary, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Members shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Members shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 9.8    Quorum.    At any meeting of Members, the presence in person or by proxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

        Section 9.9    Proxies.    At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after eleven months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

        Section 9.10    Voting of Shares by Certain Holders.    Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

        Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of Outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of Outstanding Shares at any given time.

        The Board of Directors may adopt by resolution a procedure by which a Member may certify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member. The resolution shall set forth the class of Members who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Shares transfer books, the time after the record date or closing of the Shares transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the Person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Record Holder the specified Shares in place of the Member who makes the certification.

        Section 9.11    Notice of Member Business and Nominations.

        (a)   Annual Meetings of Members. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of notice by the Member as provided for in this Section 9.11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 9.11(a).

          (2)   For nominations or other business to be properly brought before an annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 9.11, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member's notice shall set forth all information required under this Section 9.11 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member's notice as described above. Such Member's notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the class, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 9.11(a), the name and address of such Member, as they appear on the Register and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by the Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member's notice.

          (3)   Notwithstanding anything in this subsection (a) of this Section 9.11 to the contrary, in the event the Board of Directors increases the number of Directors in accordance with Section 6.4 of this Agreement, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a Member's notice required by this Section 9.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time on the tenth day following the day on which such public announcement is first made by the Company.

          (4)   For purposes of this Section 9.11, "Member Associated Person" of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any

  Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

        (b)   Special Meetings of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Member who is a Record Holder Member both at the time of giving of notice provided for in this Section 9.11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9.11. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board of Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company's notice of meeting, if the Member's notice required by paragraph (2) of this Section 9.11(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Member notice as described above.

        (c)   General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing a nominee for election as a Director or any proposal for other business at a meeting of Members shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 9.11. If a Member fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 9.11.

          (2)   Only such individuals who are nominated in accordance with this Section 9.11 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with this Section 9.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9.11.

          (3)   For purposes of this Section 9.11, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

          (4)   Notwithstanding the foregoing provisions of this Section 9.11, a Member shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.11. Nothing in this Section 9.11 shall be deemed to affect any right of a Member to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company's proxy statement pursuant to Rule l4a-8 (or any successor provision) under the Exchange Act.

        Section 9.12    Procedure for Election of Directors; Voting.    The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member's proxy, and shall state the number of Shares voted.

        Section 9.13    Inspectors of Elections.    The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of Outstanding Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. The inspectors shall have the duties prescribed by the DGCL as if the Company were a Delaware corporation.

        Section 9.14    Waiver of Notice.    Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically required by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 9.15    Remote Communication.    For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

        (a)   participate in a meeting of Members; and

        (b)   to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

        Section 9.16    Member Action Without a Meeting.    On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a unanimous written consent, setting forth the action so taken, shall be signed by all of the Members.

        Section 9.17    Return on Capital Contribution.    Except as otherwise provided in Article 20, no Member shall demand a return on or of its Capital Contributions.

        Section 9.18 Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Agreement.

        Section 9.19    Member Liability.    Except as required by the Act, no Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company except as otherwise specifically provided herein; provided, however, that a Member may be required to repay any distribution made to it in contravention of Section 5.3 or Sections 18-607 or 18-804 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

ARTICLE 10
INVESTMENT POLICIES

        Subject to the provisions of this Agreement, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

ARTICLE 11
SEAL

        Section 11.1    Seal.    The Board of Directors may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company, the year of its formation, and the words "Delaware Limited Liability Company." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 11.2    Affixing Seal.    Whenever the Company is permitted or required to affix its seal to a document, except as otherwise required by applicable law, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the Person authorized to execute the document on behalf of the Company.

ARTICLE 12
CONTRACT, LOANS, CHECKS AND DEPOSITS

        Section 12.1    Contracts.    The Board of Directors, the Executive Committee or another committee of the Board of Directors within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Directors, or the Executive Committee or such other committee and executed by an authorized person.

        Section 12.2    Checks and Drafts.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.

        Section 12.3    Deposits.    All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE 13
INDEMNIFICATION

        Section 13.1    Indemnification and Advances.

        (a)   The Company may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the

Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person's conduct was unlawful.

        The Company may indemnify, to the fullest extent permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        To the extent that a present or former Director, officer or Tax Matters Member of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 13.1(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection therewith.

        Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

        (b)   Any indemnification of a present or former Director, officer, employee, Tax Matters Member or agent of the Company under Section 13.1(a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, Tax Matters Member or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 13.1(a) or pursuant to Section 13.1(c), as the case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee, Tax Matters Member or agent of the Company at the time of such determination, (1) by a majority vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (3) if there are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification, and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 13.1, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, Tax Matters Member, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

        (c)   The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 13.1) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, employees, Tax Matters Members and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Person may have against any other Person.

        (d)   To the fullest extent permitted by law, expenses (including attorneys' fees) incurred by a Director, officer, employee, Tax Matters Member or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 13.1.

        With respect to any Person who is a present or former Director, officer, employee, Tax Matters Member or agent of the Company, any undertaking required by this Section 13.1(d) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Director, officer, employee, Tax Matters Member or agent of the Company does not transfer assets with the intent of avoiding such repayment.

        (e)   The indemnification and advancement provided in this Section 13.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

        (f)    Any notice, request or other communications required or permitted to be given to the Company under this Section 13.1 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary, as the case may be.

        (g)   To the fullest extent permitted by the law of the State of Delaware, each Director, officer, employee, Tax Matters Member and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 13.1 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that the Court of Chancery of the State of Delaware may summarily determine the Company's obligations to advance expenses (including attorneys' fees) under this Section 13.1.

        Section 13.2    Insurance.    The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a Director, officer, partner, the Manager (or manager), Member (or member), employee, Tax Matters Member or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the DGCL (if the Company were a corporation incorporated thereunder) or the Act.

        Section 13.3    Reliance; Limitations in Liability.

        (a)   Each Director of the Company shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person's professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

        (b)   No Director shall be liable to the Company, any Subsidiary of the Company or the Members for monetary damages for any acts or omissions arising from the performance of any of such Director's obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows: (i) for breach of the Director's duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or the Manager otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

        (c)   To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company's compliance with an obligation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

        (d)   Any Director shall not be liable to the Company or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreement for breach of fiduciary duty for the Director's good faith reliance on the provisions of this Agreement.

        (e)   Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

ARTICLE 14
ACCOUNTING YEAR

        The Manager shall have the power, from time to time, to fix the fiscal year of the Company, which shall be the Taxable Year.

ARTICLE 15
TRUST CONVERSION

        Without the approval of any Member, the Board of Directors may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the "Statutory Trust") would hold all Outstanding Shares (or less than all if so provided by the Board of Directors) and the holder of each Share (other than any Shares excluded by the Board of Directors) would receive, in exchange for such Share, a common share of the Statutory Trust which would represent one undivided beneficial interest in the Statutory Trust, and each common share of the Trust would correspond to a pro rata portion of the Shares held by the Statutory Trust; provided, however, that the Board of Directors will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Shares, including altering a Member's allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Board of Directors will also be required to implement the reorganization in such a manner that the reorganization does not have a material adverse effect on the voting or economic rights of Shares.

ARTICLE 16
MEMBER VOTE REQUIRED IN CONNECTION WITH CERTAIN
BUSINESS COMBINATIONS OR TRANSACTIONS

        Section 16.1    Vote Generally Required.    Subject to the provisions of Section 16.2, the Company shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of its Property and assets, (c) unless the Board of Directors shall adopt a resolution, by the affirmative vote of at least a majority of the Board of Directors, approving such action and unless such action shall be approved by the affirmative vote of the holders of a majority of each class of Shares, in each case, Outstanding and entitled to vote thereon, unless such action is as contemplated by Section 6.2(d) or Article 15, in which event no vote by the holders of shares shall be required. The notice of the meeting at which such resolution is to be considered will so state.

        Section 16.2    Vote for Business Combinations.    The affirmative vote of the holders of record of at least 66 2/3% of each class of Shares then Outstanding (excluding Shares Owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

        Section 16.3    Power of Continuing Directors.    The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 16, including, without limitation, (a) whether a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 16.

        Section 16.4    No Effect on Fiduciary Obligations.    Nothing contained in this Article shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by applicable law.

ARTICLE 17
BOOKS AND RECORDS

        Section 17.1    Books and Records; Inspection by Members.

        (a)   The Company, other than as provided in the Management Agreement, shall keep or cause to be kept at its principal executive office appropriate books and records with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Members, books of account and records of Company proceedings, may be kept in electronic or any other form; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

        (b)   The Secretary shall make, at least ten days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members. If the meeting of Members is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

        (c)   Any Member or Owner, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts from the Register, a list of the Members, and its other books and records; provided, that as of the date of the making of the demand inspection of such books and records would not constitute a breach of any confidentiality agreement. In every instance where a Person purports to be an Owner of Shares but who is not the Record Holder as identified on the Register, the demand shall state under oath such Person's status as an Owner of Shares, be accompanied by documentary evidence of Ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person's interest as a Member or Owner of Shares. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the Company at its principal place of business.

        Section 17.2    Reports.

        (a)   As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

        (b)   As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

        Section 17.3    Preparation of Tax Returns.    The Manager shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes. The Manager shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the Taxable Year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from any entity in which the Company or any of its Subsidiaries holds an interest. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

        Section 17.4    Tax Elections.

        (a)   The Manager may, in its sole discretion and without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Sections 754, 734(b) and 743(b) of the Code, or comparable provisions of state, local or foreign law, in connection with Sales of Shares and Company distributions; and (ii) any and all other elections for U.S. federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's U.S. federal, state, local or foreign tax returns; and (y) the election to cause the Company to be treated as an "electing large partnership" within the meaning of Section 775 of the Code.

        (b)   The Manager is specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law. The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct such proceedings. Should the Manager no longer be a Member or no longer be the Manager pursuant to the Management Agreement, then, upon such event, the Board of Directors, without any further consent of the Members being required, may designate a replacement "Tax Matters Member."

        (c)   The Board of Directors, without any further consent of the Members being required, may cause the Company to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes; provided, however, that such action shall be taken only if the Board of Directors first obtains an opinion from a nationally recognized financial advisor to the effect that it expects the market valuation of the Company to be significantly lower as a result of the Company continuing to be treated as a partnership for U.S. federal income tax purposes than if the Company instead elected to be treated as a corporation for U.S. federal income tax purposes.

ARTICLE 18
AMENDMENTS

        This Agreement may be amended only by the affirmative vote of a majority of the Board of Directors; provided, however, that Sections 2.1(d), 2.1(e), 8.6, 16.1, 16.2, 20.1(i), 20.1(ii) and this Article 18 may not be amended without the affirmative vote of Members holding a majority of the Shares present in person or represented by proxy at a meeting of Members. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors is authorized by resolution adopted by the affirmative vote of a majority of the Board of Directors to (x) amend, modify or supplement this Agreement to correct any administrative or ministerial error or omission contained in this Agreement or to clarify, and (y) without limiting the generality of the foregoing provisions of this Article 18, amend, modify or supplement the provisions of Section 6.23 (relating to committees of the Board) from time to time.

ARTICLE 19
RESERVED

ARTICLE 20
DISSOLUTION AND WINDING UP

        Section 20.1    Dissolution Events.    The Company shall dissolve and shall commence winding up upon the first to occur of any of the following (each a "Dissolution Event"):

  (i)
  the Board of Directors adopts a resolution, by the affirmative vote of at least a majority of the Board of Directors, approving the dissolution of the Company and such action has been approved by the affirmative vote of the holders of a majority of the Outstanding Shares and entitled to vote thereon;

  (ii)
  the unanimous vote of the holders of the Outstanding Shares to dissolve the Company;

  (iii)
  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on the business of the Company as then currently operated as determined in accordance with Section 18-802 of the Act; or

  (iv)
  upon the termination of the legal existence of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

        The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

        Section 20.2    Winding Up.    Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided, however, that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 20.2 and the Certificate of Formation has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up of the Company, and shall endeavor to complete the winding up no later than 90 days after the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 20.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

        (a)   First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members under Section 18-601 or 18-604 of the Act;

        (b)   Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distributions under Section 18-601 or 18-604 of the Act; and

        (c)   The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. It is intended that each Common Share receive an identical amount under this provision, and this Agreement shall be construed so as to achieve that result.

        Notwithstanding Section 20.9, no Member or Manager shall receive additional compensation for any services performed pursuant to this Article 20.

        Section 20.3    Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.    In the event the Company is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Code (other than a "liquidation" as the result of termination under Section 708(b)(1)(B) of the Code), distributions shall be made in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Taxable Years, including the Taxable Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 20 may be:

        (a)   Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 20.2; or

        (b)   Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

        Section 20.4    Deemed Contribution and Distribution.    Notwithstanding any other provision of this Article 20, in the event the Company terminates under Section 708(b)(1)(B) of the Code and no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other Liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for interests in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.

        Section 20.5    Rights of Members.    Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager.

        Section 20.6    Notice of Dissolution/Termination.

        (a)   In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 20.1, result in a dissolution of the Company, the Board of Directors shall, within thirty days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).

        (b)   Upon completion of the winding up, including distribution of the Company's assets as provided in this Article 20, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

        Section 20.7    Allocations During Period of Winding Up.    During the period commencing on the first day of the Taxable Year during which a Dissolution Event occurs and ending on the date on which all of the remaining assets of the Company have been distributed to the Members pursuant to Section 20.2 (the "Liquidation Period"), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 4.

        Section 20.8    The Liquidator.

        (a)   Fees. Subject to Section 20.2, the Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 20 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

        (b)   Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.

        Section 20.9    Form of Liquidating Distributions.    For purposes of making distributions required by Section 20.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE 21 MISCELLANEOUS

        Section 21.1    Addresses and Notices.    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his, her or its address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 21.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his, her or its address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 1.5. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

        Section 21.2    Binding Effect.    Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

        Section 21.3    Construction.    It is the intent of the parties hereto that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

        Section 21.4    Time.    In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

        Section 21.5    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        Section 21.6    Severability.    Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 21.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

        Section 21.7    Incorporation by Reference.    Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

        Section 21.8    Variation of Terms.    All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

        Section 21.9    Governing Law and Consent to Jurisdiction/Service of Process.    The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

        Each party hereto and any Person acquiring an Share, from time to time, (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement (subject to Section 13.1) and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

        Section 21.10    Waiver of Jury Trial.    Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        Section 21.11    Counterpart Execution.    This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

        Section 21.12    Specific Performance.    Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

        IN WITNESS WHEREOF, the parties hereto have executed and entered into this Amended and Restated Operating Agreement of the Company as of the day first above set forth.

KKR FINANCIAL CORP.
By:
Name:
Title:
KKR FINANCIAL ADVISORS LLC
By:
Name:
Title:

EXHIBIT A

Certificate Evidencing Shares
in
KKR Financial Holdings LLC

No. [ ]	[ ] Shares

        In accordance with the Amended and Restated Limited Liability Company Agreement of KKR Financial Holdings LLC, as amended, supplemented or restated from time to time (the "Company Agreement"), KKR Financial Holdings LLC, a Delaware limited liability company (the "Company"), hereby certifies that [            ] (the "Holder") is the registered owner of [            ] Shares in the Company (the "Shares") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Shares are set forth in, and this Certificate and the Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 555 California Street, 50th Floor, San Francisco, California 94104 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AGREEMENT. THE AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

        This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

A-1

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Countersigned and Registered by:	KKR Financial Holdings LLC
By:
as Transfer Agent and Registrar	Name:
Title:

A-2

Reverse of Certificate
ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—	as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

        Additional abbreviations, though not in the above list, may also be used.

A-3

ASSIGNMENT OF SHARES
in
KKR FINANCIAL HOLDINGS LLC

        FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto

        (Please print or typewrite name and address of Assignee)

        (Please insert Social Security or other identifying number of Assignee)

        [                        ] Shares evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of KKR Financial Holdings LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)
(Signature)

No transfer of the Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Shares to be transferred is surrendered for registration of transfer.

A-4

 Annex C

KKR FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

I.     ORGANIZATION

  There shall be constituted a standing committee of the board of directors (the "Board") of KKR Financial Corp. (the "Company") to be known as the audit committee (the "Audit Committee").

II.    COMPOSITION AND SELECTION

  The Audit Committee shall be comprised of three or more directors, each of whom shall meet the independence requirements of the New York Stock Exchange for Audit Committee members.

  All members of the Audit Committee shall be financially literate, as determined by the Board. At least one member of the Audit Committee shall be an "audit committee financial expert," as determined by the Board in accordance with Securities and Exchange Commission rules. No member of the Audit Committee may serve on the audit committees of more than three public companies.

  The members of the Audit Committee shall be appointed by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, at the Board's annual meeting and may be removed by the Board. Each member of the Audit Committee shall serve for one year or until his or her successors is duly elected and qualified. The full Board shall elect a Chairman of the Audit Committee, and if a Chairman is not elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee.

III.  STATEMENT OF PURPOSE

  The primary function of the Audit Committee shall be to (A) represent and assist the Board in discharging its oversight responsibilities relating to: (1) the reliability and integrity of the Company's financial statements, accounting policies, and financial reporting and disclosure practices; (2) the internal control systems of the Company and its subsidiaries; (3) the Company's compliance with legal and regulatory requirements; (4) the independent auditor's qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company's internal audit function and (B) prepare an Audit Committee report as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, management, and the independent auditor. To effectively perform his or her role, each Audit Committee member will be responsible for obtaining an understanding of the responsibilities of Audit Committee membership as outlined in this Charter as well as of the Company's business, operations, and risks.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

  Among its specific duties and responsibilities, the Audit Committee shall:

  Financial Statements and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor: (a) accounting policies and financial reporting issues and judgments that may be viewed as critical; and (b) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements;

  2.
  Consider and approve, when appropriate, any significant changes in the Company's accounting and auditing policies, and review with the Company's independent auditor, the internal audit department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented;

  3.
  Meet to review and discuss with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the results of the independent auditor's reviews of the annual audited and quarterly unaudited financial statements;

  4.
  Review and discuss: (a) the adequacy and effectiveness of the Company's internal controls, including any significant changes or deficiencies in internal controls reported to the Audit Committee by the independent auditor or management and any special audit steps adopted in light of control deficiencies; and (b) the adequacy and effectiveness of the Company's disclosure controls and procedures;

  5.
  Review and discuss with management its policies and practices regarding: (a) earnings press releases; and (b) financial information and earnings guidance given to analysts and ratings agencies;

  6.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, and any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

  Oversight of the Company's Relationship with the Independent Auditor

  7.
  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention, oversight and, where appropriate, replacement of the independent auditor, who is responsible to the Board and the Audit Committee, and who shall be appropriately compensated, as determined by the Audit Committee, in its capacity as a committee of the Board, with funding provided by the Company. In this regard, the Audit Committee shall have the sole authority to appoint, and shall appoint and retain, (subject to ratification by the Company's shareholders) and terminate, when appropriate, the independent auditor;

  8.
  Obtain and review a formal written report by the independent auditor, at least annually, describing: (a) the independent auditor's internal quality-control procedures; and (b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years in respect of one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues;

  9.
  Consider, at least annually, the independence of the independent auditor, including whether the independent auditor's performance of permissible non-audit services is compatible with independence, and obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company and any other relationships that may adversely affect the independence of the independent auditor;

  10.
  Approve in advance or establish pre-approval policies for all auditing services and permitted non-audit services, other than "prohibited non-auditing services" (specified below), to be performed for the Company by its independent auditor. Any such pre-approval policies shall be detailed as to the particular service, shall require that the Committee be informed of each service so approved, and shall not include a delegation to management of the Company of the Committee's responsibilities pursuant to U.S. federal securities laws. The Committee may also delegate authority to grant pre-approvals of audit and permitted non-audit services to one or more of its members, provided that any such pre-approval shall be presented to the full Committee at its next scheduled meeting. The Committee shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

    The following shall be "prohibited non-auditing services": (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

  11.
  Review and discuss with the independent auditor: (a) the audit planning and procedures, including the scope, fees, staffing and timing of the audit; (b) the results of the audit exam, including any problems or difficulties encountered in the course of the audit work and management's response, and any management letters; and (c) any reports of the independent auditor with respect to any interim period;

  12.
  Review with the Company's internal auditors and the independent auditor the coordination of their audit efforts to provide for completeness of coverage, reduction of redundant efforts and effective use of audit resources;

  13.
  Establish hiring policies for employees and former employees of the independent auditor;

  Oversight of the Company's Internal Audit Function

  14.
  Establish an internal audit program for the Company and review and approve changes thereto;

  15.
  Review and discuss with the senior internal audit executive the results of the internal audit program, including the internal audit department's responsibilities, budget and staffing;

  Compliance Oversight Responsibilities

  16.
  Receive reports from management, the Company's senior internal auditing executive, the General Counsel, the independent auditor and such other persons as they may deem appropriate regarding compliance with the Company's investment policies and applicable REIT requirements, SEC requirements and other legal and regulatory requirements;

  17.
  Review any material pending legal proceedings involving the Company and other contingent liabilities;

  18.
  Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  Other Matters

  19.
  Review and discuss the Company's investment guidelines and policies which govern the process by which risk assessment and risk management of the Company is undertaken; and

  20.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, annually review the Audit Committee's performance, and determine, in its capacity as a committee of the Board, appropriate funding, to be paid by the Company, for the ordinary expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

V.     MEETINGS

  The Audit Committee shall meet at least four times a year, which meetings shall include meeting separately, at least quarterly, with the Company's Chief Financial Officer, General Counsel and such other senior management as it deems necessary, internal auditor and independent auditor. The Chairman or a majority of the members of the Audit Committee may call meetings of the Audit Committee upon reasonable notice to all members of the Audit Committee. The Audit Committee shall report to the Board at least four times a year with respect to its activities.

VI.   OUTSIDE ADVISORS

  In the course of fulfilling its duties, the Audit Committee shall have, to the extent it deems necessary, the authority to retain outside legal, accounting or other advisors, who shall be appropriately compensated, as determined by the Audit Committee, in its capacity as a committee of the Board, with funding provided by the Company.

VII. SAFE HARBOR STATEMENT

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of Management and the independent auditors, and not the duty of the Audit Committee, to plan and conduct audits, and to determine that the Company's financial statements are complete, accurate and in accordance with GAAP. Neither is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the independent auditors, or to assure the Company's compliance with applicable laws and regulations.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The LLC agreement provides that a director of KKR Financial Holdings LLC will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with KKR Financial Holdings LLC, including breach of fiduciary duty, except as follows: (i) for any breach of the director's duty of loyalty to KKR Financial Holdings LLC or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The LLC agreement provides that KKR Financial Holdings LLC will indemnify its directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KKR Financial Holdings LLC) by reason of the fact that the person is or was a director, officer, employee or agent of KKR Financial Holdings LLC, or is or was serving at the request of KKR Financial Holdings LLC as a director, officer, employee or agent of another company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of KKR Financial Holdings LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on behalf of KKR Financial Holdings LLC in furtherance of the interests of KKR Financial Holdings LLC in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of KKR Financial Holdings LLC.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

Exhibit Number	Description
2†	Agreement and Plan of Merger dated February 9, 2007, by and among KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp. is included as Annex A to the proxy statement/prospectus that is part of this Registration Statement.
3.1††	Form of LLC Agreement included as Annex B to the proxy statement/prospectus that is a part of this Registration Statement and is incorporated herein by reference.
3.2
Form of Articles of Amendment, dated June 23, 2005 (incorporated by reference to Exhibit 3.3 of KKR Financial Corp.'s Registration Statement on Form S-11, as amended June 9, 2005 and as further amended on June 21, 2005.)
5.1*	Form of Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being issued
8.1	Form of Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1
Management Agreement, dated as of August 12, 2004, between KKR Financial Corp. and KKR Financial Advisors LLC (incorporated by reference to Exhibit 10.1 of KKR Financial Corp.'s Registration Statement on Form S-11, originally filed on April 15, 2005.)
10.2	Form of Amended and Restated Management Agreement
10.3	Amended and Restated 2004 Stock Incentive Plan
10.4	Form of Nonqualified Stock Option Agreement
10.5	Form of Restricted Stock Award Agreement
10.6	Form of Restricted Stock Award Agreement for Non-Employee Directors
10.7
Indenture, dated as of March 30, 2005, by and among KKR Financial CLO 2005-1, Ltd., KKR Financial 2005-1, Corp. and JPMorgan Chase Bank, National Association (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 9, 2005.)
10.8
License Agreement, dated as of August 12, 2004, between KKR Financial Corp. and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.9	Form of Amended and Restated License Agreement between KKR Financial Corp. and Kohlberg Kravis Roberts & Co. L.P.
10.10
Letter Agreement, dated August 12, 2004, between KKR Financial Corp. and KKR Financial Advisors LLC (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.11
Credit Agreement dated as of June 16, 2005, among KKR Financial Corp., KKR TRS Holdings, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.12
First Amendment to Credit Agreement, dated as of June 17, 2005, among KKR Financial Corp., KKR TRS Holdings, Inc., the Existing Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.13
Collateral Management Agreement, dated as of March 30, 2005, between KKR Financial CLO 2005-1, Ltd. and KKR Financial Advisors II, LLC (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005, 2005.)
10.14
Fee Waiver Letter, dated April 15, 2005, between KKR Financial CLO 2005-1, Ltd., KKR Financial Advisors II, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, originally filed April 15, 2005.)
10.15
Credit Agreement, dated as of June 23, 2006 and amended September 15, 2006, between KKR Financial Corp., KKR TRS Holdings, Inc. as the Borrowers, and Bank of America, N.A., as Administrative Agent and Swingline Lender and Banc of America Securities LLC, as sole Lead Arranger and Sole Book Manager and Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as Syndication Agents (incorporated by reference to KKR Financial Corp.'s Form 10-Q, originally filed August 2, 2006.)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of KKR Financial Corp.'s Registration Statement on Form S-11, originally filed on April 15, 2005.)
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Richards, Layton & Finger, P.A. (included within Exhibit 5.1 hereto)
23.3	Consent of Hunton & Williams LLP (included within Exhibit 8.1 hereto)
24.1	Powers of Attorney
99.1*	Form of Proxy Card

*
Filed herewith. All other exhibits which are not incorporated by reference and which were not previously filed are to be filed by amendment.
†
Previously filed on February 9, 2007.
††
Previously filed on March 15, 2007.

(b)
Financial Statement Schedules

Financial statement schedules are incorporated herein by reference to page F-1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

ITEM 22.    UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   The undersigned registrant hereby undertakes as follows:

          (1)   that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

          (2)   that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (f)    The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 27, 2007.

KKR FINANCIAL HOLDINGS LLC
By:	/s/ SATURNINO S. FANLO Saturnino S. Fanlo Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed below by the following persons on behalf of KKR Financial Holdings LLC and in the capacities on March 27, 2007.

Signature	Title

/s/ SATURNINO S. FANLO Saturnino S. Fanlo	Director and Chief Executive Officer (Principal Executive Officer)
/s/ DAVID A. NETJES David A. Netjes	Chief Operating Officer
/s/ JEFFREY B. VAN HORN Jeffrey B. Van Horn	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
2†	Agreement and Plan of Merger dated February 9, 2007, by and among KKR Financial Corp., KKR Financial Holdings LLC and KKR Financial Merger Corp. is included as Annex A to the proxy statement/prospectus that is part of this Registration Statement.
3.1††	Form of LLC Agreement included as Annex B to the proxy statement/prospectus that is a part of this Registration Statement and is incorporated herein by reference.
3.2
Form of Articles of Amendment, dated June 23, 2005 (incorporated by reference to Exhibit 3.3 of KKR Financial Corp.'s Registration Statement on Form S-11, as amended June 9, 2005 and as further amended on June 21, 2005.)
5.1*	Form of Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being issued
8.1	Form of Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters
10.1
Management Agreement, dated as of August 12, 2004, between KKR Financial Corp. and KKR Financial Advisors LLC (incorporated by reference to Exhibit 10.1 of KKR Financial Corp.'s Registration Statement on Form S-11, originally filed on April 15, 2005.)
10.2	Form of Amended and Restated Management Agreement
10.3	Amended and Restated 2004 Stock Incentive Plan
10.4	Form of Nonqualified Stock Option Agreement
10.5	Form of Restricted Stock Award Agreement
10.6	Form of Restricted Stock Award Agreement for Non-Employee Directors
10.7
Indenture, dated as of March 30, 2005, by and among KKR Financial CLO 2005-1, Ltd., KKR Financial 2005-1, Corp. and JPMorgan Chase Bank, National Association (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 9, 2005.)
10.8
License Agreement, dated as of August 12, 2004, between KKR Financial Corp. and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.9	Form of Amended and Restated License Agreement between KKR Financial Corp. and Kohlberg Kravis Roberts & Co. L.P.
10.10
Letter Agreement, dated August 12, 2004, between KKR Financial Corp. and KKR Financial Advisors LLC (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.11
Credit Agreement dated as of June 16, 2005, among KKR Financial Corp., KKR TRS Holdings, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)
10.12
First Amendment to Credit Agreement, dated as of June 17, 2005, among KKR Financial Corp., KKR TRS Holdings, Inc., the Existing Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005.)

10.13
Collateral Management Agreement, dated as of March 30, 2005, between KKR Financial CLO 2005-1, Ltd. and KKR Financial Advisors II, LLC (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, as amended on June 21, 2005, 2005.)
10.14
Fee Waiver Letter, dated April 15, 2005, between KKR Financial CLO 2005-1, Ltd., KKR Financial Advisors II, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to KKR Financial Corp.'s Registration Statement on Form S-11, originally filed April 15, 2005.)
10.15
Credit Agreement, dated as of June 23, 2006 and amended September 15, 2006, between KKR Financial Corp., KKR TRS Holdings, Inc. as the Borrowers, and Bank of America, N.A., as Administrative Agent and Swingline Lender and Banc of America Securities LLC, as sole Lead Arranger and Sole Book Manager and Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as Syndication Agents (incorporated by reference to KKR Financial Corp.'s Form 10-Q, originally filed August 2, 2006.)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of KKR Financial Corp.'s Registration Statement on Form S-11, originally filed on April 15, 2005.)
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Richards, Layton & Finger, P.A. (included within Exhibit 5.1 hereto)
23.3	Consent of Hunton & Williams LLP (included within Exhibit 8.1 hereto)
24.1	Powers of Attorney
99.1*	Form of Proxy Card

*
Filed herewith. All other exhibits which are not incorporated by reference and which were not previously filed are to be filed by amendment.
†
Previously filed on February 9, 2007.
†
Previously filed on March 15, 2007.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ADDITIONAL INFORMATION
VOTING
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE CONVERSION TRANSACTION
SUMMARY
SELECTED HISTORICAL FINANCIAL DATA
SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
RISK FACTORS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
VOTING AND PROXIES; INFORMATION ABOUT THE ANNUAL MEETING
OUR BUSINESS AFTER THE CONVERSION TRANSACTION
STRUCTURE OF KKR FINANCIAL HOLDINGS LLC FOLLOWING THE CONVERSION TRANSACTION
BACKGROUND OF THE CONVERSION TRANSACTION AND THE MERGER
OUR REASONS FOR THE CONVERSION TRANSACTION AND THE MERGER
INTERESTS OF CERTAIN PERSONS IN THE CONVERSION TRANSACTION
TERMS OF THE MERGER
OTHER RESTRUCTURING TRANSACTIONS
DIVIDEND AND DISTRIBUTION POLICY
UNAUDITED PRO FORMA BALANCE SHEET INFORMATION
OUR OFFICERS, OUR MANAGER AND THE MANAGEMENT AGREEMENT
OUR BOARD OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH OUR MANAGER
AFFILIATED TRANSACTIONS POLICY OF OUR MANAGER AND OUR AFFILIATED TRANSACTIONS COMMITTEE
DESCRIPTION OF SHARES OF KKR FINANCIAL HOLDINGS LLC
COMPARISON OF RIGHTS OF STOCKHOLDERS OF KKR FINANCIAL CORP. AND HOLDERS OF SHARES OF KKR FINANCIAL HOLDINGS LLC
LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE MATTERS
ADDITIONAL PROPOSALS FOR THE ANNUAL MEETING PROPOSAL TWO: ELECTION OF DIRECTORS
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
LEGAL MATTERS
EXPERTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
AGREEMENT AND PLAN OF MERGER
Annex B Table of Contents
ARTICLE 1 THE COMPANY
ARTICLE 2 CLASSES AND ISSUANCE OF SHARES
ARTICLE 3 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
ARTICLE 4 ALLOCATIONS
ARTICLE 5 DISTRIBUTIONS
ARTICLE 6 BOARD OF DIRECTORS
ARTICLE 7 OFFICERS
ARTICLE 8 MANAGEMENT
ARTICLE 9 THE MEMBERS
ARTICLE 10 INVESTMENT POLICIES
ARTICLE 11 SEAL
ARTICLE 12 CONTRACT, LOANS, CHECKS AND DEPOSITS
ARTICLE 13 INDEMNIFICATION
ARTICLE 14 ACCOUNTING YEAR
ARTICLE 15 TRUST CONVERSION
ARTICLE 16 MEMBER VOTE REQUIRED IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS
ARTICLE 17 BOOKS AND RECORDS
ARTICLE 18 AMENDMENTS
ARTICLE 19 RESERVED
ARTICLE 20 DISSOLUTION AND WINDING UP
ARTICLE 21 MISCELLANEOUS
EXHIBIT A
Reverse of Certificate ABBREVIATIONS
ASSIGNMENT OF SHARES in KKR FINANCIAL HOLDINGS LLC
  Annex C
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX